                                  SCHEDULE 14A
                                   (RULE 14a)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                   SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )



Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION
                                        ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SCOTT TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      SAME
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                            SCOTT TECHNOLOGIES, INC.
                        5875 LANDERBROOK DRIVE, SUITE 250
                          MAYFIELD HEIGHTS, OHIO 44124

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 15, 1998

To the Stockholders of Scott Technologies, Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of the holders of Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), and the holders of Class B Common Stock, par value $.10 per share (the "Class B Common Stock"), of Scott Technologies, Inc. (the "Corporation") will be held at the Corporation's executive offices at 5875 Landerbrook Drive, Mayfield Heights, Ohio, on December 15, 1998, at 1:00 p.m. local time, to consider and approve the following proposals (each, a "Proposal"):

         1. to amend Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation (the "Charter") to eliminate the Corporation's dual class capital structure and to provide, instead, for a single, new class of common stock designated as "Common Stock," par value $.10 per share (the "New Common Stock"), consisting of 36,000,000 shares of New Common Stock authorized for issuance, with each share entitled to one vote, thereby effecting the reclassification and conversion of each share of Class A Common Stock and each share of Class B Common Stock as and into one share of New Common Stock (such actions hereinafter sometimes referred to as the "Restructuring Plan"), and to restate the Charter to reflect the foregoing amendments;

         2. to amend Article Sixth of the Charter (the "Substantial Stockholder Provision") to eliminate the voting limitations imposed generally upon any stockholder who beneficially owns more than 20% of the outstanding voting shares of any class of stock (a "Substantial Stockholder") and make certain conforming changes, and to restate the Charter to reflect the foregoing amendments;

         3. to amend Section 2 of Article 2 of the Corporation's Amended and Restated Bylaws (the "Bylaws") to lengthen the notice period before a stockholders' meeting for the nomination of directors by stockholders;

         4. to amend Article Fourth of the Charter to eliminate certain unnecessary provisions regarding previously outstanding shares of preference stock and the terms of convertible and redeemable stock, and to restate the Charter to reflect the foregoing amendments; and

         5. to amend the Scott Technologies, Inc. Key Employees' Stock Option Plan (the "Option Plan") to increase the number of shares authorized for issuance under the Option Plan from 1,500,000 shares to 3,000,000 shares and to revise certain other provisions of the Option Plan.

The complete text of the Charter, restated to reflect the amendments to be adopted pursuant to the Charter amendment Proposals, is set forth in Appendix A to the accompanying Proxy Statement. The complete text of Section 2(c) of
Article 2 of the Bylaws, reflecting the amendment to be adopted pursuant to the Bylaws amendment Proposal, is set forth in Appendix B to the accompanying Proxy Statement.

         Holders of shares of Class A Common Stock and holders of shares of Class B Common Stock of record at the close of business on October 30, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

         Approval of Proposal 1 (the Restructuring Plan) requires the affirmative vote of a majority of the votes of the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, and the affirmative vote of a majority of the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common Stock, each voting as a separate class. Approval of each of Proposals 2 (elimination of the Substantial Stockholder Provision) and 4 (elimination of unnecessary provisions regarding preference, convertible and redeemable stock) requires the affirmative vote of a majority of the votes of the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Approval of each of Proposals 3 (lengthening of the notice period for stockholder nomination of directors in the Bylaws) and 5 (amendments of the Option Plan) requires the affirmative vote of a majority of the votes of the holders of the shares of Class A Common Stock and Class B Common Stock, present in person or represented by proxy at the Special Meeting, voting together as a single class. THE ADOPTION OF PROPOSAL 2 (ELIMINATION OF THE SUBSTANTIAL STOCKHOLDER PROVISION) IS CONDITIONAL UPON THE ADOPTION OF PROPOSAL 1 (THE RESTRUCTURING PLAN). ACCORDINGLY, IF THE STOCKHOLDERS DO NOT APPROVE PROPOSAL 1, THE SUBSTANTIAL STOCKHOLDER PROVISION WILL NOT BE ELIMINATED, EVEN IF THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2.

         The Board of Directors (the "Board") has unanimously approved the Proposals (except that N. Colin Lind recused himself from Board action on Proposal 2 because he serves on the Board as the designee of Richard C. Blum & Associates, L.P., a Substantial Stockholder as defined in the Substantial Stockholder Provision). The Board urges you to vote your shares FOR each of the Proposals, regardless of the number of shares you hold. Richard C. Blum & Associates, L.P., which can vote 8.9% of the shares of Class A Common Stock and 23.7% of the shares of Class B Common Stock as of the Record Date, has indicated that it intends to vote in favor of all of the Proposals.

                                   By Order of the Board of Directors


                                   Glen W. Lindemann
                                   President and Chief Executive Officer

Mayfield Heights, Ohio
November 10, 1998


YOUR VOTE IS IMPORTANT. A FAILURE TO VOTE WILL HAVE THE EFFECT OF A VOTE AGAINST PROPOSALS 1, 2 AND 4. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                            SCOTT TECHNOLOGIES, INC.
                        5875 LANDERBROOK DRIVE, SUITE 250
                          MAYFIELD HEIGHTS, OHIO 44124

               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 15, 1998
                           MAILED ON NOVEMBER 10, 1998


                                TABLE OF CONTENTS


                                                                                                      PAGE


VOTING RIGHTS............................................................................................2

BACKGROUND AND SUMMARY OF PROPOSALS TO AMEND THE CHARTER TO
         ELIMINATE THE CORPORATION'S DUAL CLASS CAPITAL STRUCTURE
         AND THE SUBSTANTIAL STOCKHOLDER PROVISION.......................................................4
         The Restructuring Plan..........................................................................5
         The Substantial Stockholder Provision...........................................................7
         The Stockholders' Rights Plan...................................................................8
         Summary of Anti-Takeover Provisions That Will Remain in the Charter and Bylaws.................10

PROPOSAL 1 -- PROPOSAL TO ADOPT THE  RESTRUCTURING PLAN.................................................13
         Description of the Restructuring Plan..........................................................13
         Comparison of Capital Stock Before and After the Restructuring Plan Is Effective...............14
         Ownership of Certain Beneficial Owners of Common Stock Before and After the
             Restructuring Plan Is Effective............................................................14
         Reasons for and Advantages and Possible Disadvantages of the Restructuring Plan................18
         Impact of the Restructuring Plan on the Nasdaq Listing and the Corporation's
             Operations and Capitalization..............................................................19
         Federal Income Tax Consequences................................................................20
         Investment Banker's Opinion....................................................................21
         Surrender of Stock Certificates Not Required...................................................23

PROPOSAL 2 -- PROPOSAL TO ELIMINATE THE
              SUBSTANTIAL STOCKHOLDER PROVISION.........................................................23

PROPOSAL 3 -- PROPOSAL TO LENGTHEN THE ADVANCE NOTICE PERIOD
              FOR THE NOMINATION OF DIRECTORS BY STOCKHOLDERS...........................................26

PROPOSAL 4 -- PROPOSAL TO ELIMINATE CERTAIN UNNECESSARY
              PREFERENCE, CONVERTIBLE AND REDEEMABLE STOCK PROVISIONS...................................27

PROPOSAL 5 -- PROPOSAL TO AMEND THE SCOTT TECHNOLOGIES, INC.
              KEY EMPLOYEES' STOCK OPTION PLAN..........................................................28
         The Proposed Amendments........................................................................28
         Summary of the Option Plan.....................................................................29


EXECUTIVE AND DIRECTOR COMPENSATION.....................................................................35
         Executive Compensation.........................................................................35
         Compensation of Directors......................................................................37
         Retirement Plans...............................................................................38
         Employment and Severance Agreements............................................................40

RECENT DEVELOPMENTS.....................................................................................44

CERTAIN DEADLINES FOR 1999 ANNUAL MEETING...............................................................45

OTHER MATTERS...........................................................................................45


                                                APPENDICES

Appendix A:       Amended and Restated Certificate of Incorporation (marked to show changes)
Appendix B:       Amended and Restated Article 2 of the Bylaws (marked to show changes)
Appendix C:       Summary of the Rights Plan
Appendix D:       Investment Banker's Opinion
Appendix E:       Amended and Restated Scott Technologies, Inc. Key Employees' Stock Option Plan
                  (marked to show changes)

                            SCOTT TECHNOLOGIES, INC.
                        5875 LANDERBROOK DRIVE, SUITE 250
                          MAYFIELD HEIGHTS, OHIO 44124

               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 15, 1998
                           MAILED ON NOVEMBER 10, 1998


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scott Technologies, Inc. (the "Corporation") to be used at a Special Meeting of the holders of shares of Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), and the holders of shares of Class B Common Stock, par value $.10 per share (the "Class B Common Stock"), of the Corporation to be held on December 15, 1998 and any adjournment thereof. The time and place of the Special Meeting are stated in the Notice of Special Meeting of Stockholders which accompanies this Proxy Statement. The purpose of the Special Meeting is to consider and approve five proposals (each, sometimes hereinafter referred to as "Proposal") which provide for certain amendments to the Corporation's Amended and Restated Certificate of Incorporation (the "Charter"), the Corporation's Amended and Restated Bylaws (the "Bylaws") and the Corporation's Key Employee Stock Option Plan (the "Option Plan").

         The Board of Directors (the "Board") has fixed the close of business on October 30, 1998 as the record date (the "Record Date") for determining the stockholders of the Corporation entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

         The expense of soliciting proxy/voting instruction cards ("proxies"), including the costs of preparing, assembling and mailing the Notice, Proxy Statement and proxy, will be borne by the Corporation. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or telegraph. The Corporation may pay persons holding shares for others their expenses in sending the proxy material to their principals, and solicitation of proxies may also be made on behalf of the Board by Morrow & Company for a fee of $7,500 plus reasonable expenses.

         The Proposals to be considered at the Special Meeting are the following:

         Proposal 1 -- the amendment of Article Fourth of the Charter to eliminate the Corporation's dual class capital structure and to provide, instead, for a single, new class of common stock designated as "Common Stock," par value $.10 per share (the "New Common Stock"), consisting of 36,000,000 shares of New Common Stock authorized for issuance, with each share entitled to one vote, thereby effecting the reclassification and conversion of each share of Class A Common Stock and each share of Class B Common Stock as and into one share of New Common Stock (such actions hereinafter sometimes referred to as the "Restructuring Plan"), and to restate the Charter to reflect the foregoing amendments;

         Proposal 2 -- the amendment of Article Sixth of the Charter (the "Substantial Stockholder Provision") to eliminate the voting limitations imposed generally upon any stockholder who beneficially owns more than 20% of the outstanding voting shares of any class of stock (a "Substantial Stockholder") and make certain conforming changes, and to restate the Charter to reflect the foregoing amendments;

         Proposal 3 -- the amendment of Section 2 of Article 2 of the Bylaws to lengthen the notice period before a stockholders' meeting for the nomination of directors by stockholders;

         Proposal 4 -- the amendment of Article Fourth of the Charter to eliminate certain unnecessary provisions regarding previously outstanding shares of preference stock and the terms of convertible and redeemable stock, and to restate the Charter to reflect the foregoing amendments; and

         Proposal 5 -- the amendment of the Option Plan to increase the number of shares authorized for issuance under the Option Plan from 1,500,000 shares to 3,000,000 shares and to revise certain other provisions of the Option Plan.

         If any other matters properly come before the Special Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law (the "DGCL") provides that, unless otherwise stated in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise. A stockholder who has given a proxy may revoke it at any time before it is voted by delivering to any of the persons named as proxies, or to the Corporation addressed to the Secretary, an instrument revoking the proxy, by appearing at the Special Meeting and voting in person, or by executing a later-dated proxy which is timely delivered before or at the Special Meeting.


                                  VOTING RIGHTS

         Only stockholders as of the Record Date are entitled to notice of and to vote at the Special Meeting. The proxy will also serve to instruct the trustees of the Scott Technologies, Inc. Stock Ownership Trust and Plan (the "ESOP"), the Scott Technologies, Inc. 401(k) Savings Plan for Salaried Employees, the Scott Technologies, Inc. 401(k) Savings Plan for Hourly Employees and the Scott Technologies, Inc. 401(k) Savings Plan for Bargaining Unit Employees on how to vote any shares of the Corporation's common stock held by the plans. The number of shares printed on the proxy accompanying this Proxy Statement includes, when applicable, shares allocated to the participant in any such plan.

         As of the Record Date, the Corporation had outstanding 13,321,065 shares of Class A Common Stock and 4,549,822 shares of Class B Common Stock. Except as discussed below, on each matter to be presented, the holders of issued and outstanding shares of Class A Common Stock are entitled to 1/20 of one vote for each share held by them. Except as discussed below, on each matter to be presented, the holders of issued and out standing shares of Class B Common Stock are entitled to one vote for each share held by them.

         Section (c)(1) of Article Sixth of the Charter, the Substantial Stockholder Provision, places limitations on the ability of a person coming within the definition of a Substantial Stockholder (other than any employee stock ownership or similar plan of the Corporation or a trustee with respect thereto) to vote shares of the Corporation's voting stock beneficially owned by that person. A Substantial Stockholder is defined as any beneficial owner of more than a "threshold percentage" -- generally 20% -- of the outstanding shares of any class of voting stock of the Corporation. If a stockholder's percentage of shares of a class of voting stock of the Corporation increases above the threshold applicable to it as a result of purchases, redemptions or other acquisitions of shares of the class by the Corporation or decreases below the threshold applicable to it as a result of an issuance of shares of a class by the Corporation or a reduction in beneficial ownership by the stockholder, then the stockholder's threshold percentage is adjusted to equal the percentage of outstanding shares of the class held immediately after such event, but never below 20%. A Substantial Stockholder is entitled to 1/20 of one vote for each share of Class A Common Stock beneficially owned and one vote for each share of Class B Common Stock beneficially owned up to the Substantial Stockholder's threshold percentage of each class, and 1/100 of such vote for each share beneficially owned in excess of such threshold percentage for each class. Thus, a Substantial Stockholder beneficially owning shares in excess of the applicable threshold percentage would be entitled to 1/2000 of one vote for each such share of Class A Common Stock and 1/100 of one vote for each such share of Class B Common Stock. In addition, a Substantial Stockholder may exercise a maximum percentage of the voting power of each class equal to his threshold percentage for that class plus 5%. The excess shares beneficially owned above the threshold percentage plus 5% cannot be voted by the Substantial Stockholder. The aggregate voting power of a Substantial Stockholder, so limited, is allocated proportionately among the record holders of the shares beneficially owned by the Substantial Stockholder.

         As of the Record Date, Richard C. Blum & Associates, L.P. ("Blum L.P.") and the members of the group reporting on Schedule 13D with Blum L.P. (collectively referred to herein as "Blum") were a Substantial Stockholder as a result of their beneficial ownership of shares of Class B Common Stock in excess of the applicable threshold percentage, 20.7% as of the Record Date. As of the Record Date, Blum beneficially owned 1,503,333 shares of Class B Common Stock.
N. Colin Lind, a managing director of Blum L.P., serves on the Board as a designee of Blum L.P. The Corporation expects to enter into an agreement with Blum L.P. relating to Mr. Lind or, if he is not available, Jeffrey W. Ubben, another managing director of Blum L.P., serving as a director on the Board for as long as Blum beneficially owns a specified percentage of the Corporation's voting power.

         As a result of the application of the Substantial Stockholder Provision, Blum is entitled to vote at the Special Meeting 947,934 shares of Class B Common Stock, or 23.7% of the Class B Common Stock, rather than the 1,503,333 shares of Class B Common Stock, or 33.0% of the Class B Common Stock, that Blum beneficially owned as of the Record Date. Each record holder of shares beneficially owned by Blum will be entitled to a proportionate number of votes equal to the number of shares held of record by such person multiplied by a fraction, the numerator of which is 947,934 and the denominator of which is 1,503,333.

         Blum's reduced voting power reduces the aggregate number of votes that the holders of outstanding shares of Class B Common Stock may vote as of the Record Date from 4,549,822 votes, if there were no Substantial Stockholder, to 3,994,423 votes. As of the Record Date, an aggregate of 666,053 votes are entitled to be cast by the holders of shares of Class A Common Stock. The total number of votes of both classes of the Corporation's stock entitled to be cast as of the Record Date is 4,660,476.

         The holders of a majority of the votes entitled to be cast as of the Record Date must be present in person or represented by proxy in order to constitute a quorum for the holding of the Special Meeting. In addition, a majority of the holders of the outstanding shares of each of Class A Common Stock and Class B Common Stock must be present in person or represented by proxy as of the Record Date with respect to Proposal 1 (the Restructuring Plan) to constitute a quorum entitled to vote on that Proposal. Approval of Proposal 1 (the Restructuring Plan) requires the affirmative vote of a majority of the votes of the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, and the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common Stock, each voting as a separate class. The affirmative vote of a majority of the votes of the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, is required for the approval of Proposal 2 (elimination of the Substantial Stockholder Provision) and Proposal 4 (elimination of unnecessary provisions regarding preference, convertible and redeemable stock). The adoption of Proposal 2 is conditional upon the approval of Proposal 1. Accordingly, if the stockholders do not approve Proposal 1, the Substantial Stockholder Provision will not be eliminated, even if the stockholders vote in favor of Proposal 2. The affirmative vote of a majority of the votes of the holders of Class A Common Stock and Class B Common Stock, present in person or represented by proxy, voting together as a single class, is required for the approval of Proposal 3 (lengthening of the notice period for stockholder nomination of directors in the Bylaws) and Proposal 5 (amendments to the Option Plan).

         No appraisal or dissenters' rights are available under the DGCL or the Charter to stockholders who vote against the amendments to the Charter because these amendments were approved by the affirmative vote of two-thirds of the Board, and all of the members of the Board acting on the amendments were then and are now continuing directors. A "continuing director" is a person who was a director on July 18, 1983 or who was thereafter elected by the stockholders or appointed by the Board prior to the date a person became a Substantial Stockholder, or who was designated before his initial election or appointment as a director as a continuing director by a majority of the whole Board, provided a majority of the whole Board consisted of continuing directors, or by a majority of the continuing directors, if a majority of the whole Board did not consist of continuing directors.

         Shares entitled to vote represented by proxies which are properly executed and returned before the Special Meeting will be voted at the Special Meeting as directed therein. If no vote is specified therein, the shares will be voted "FOR" the adoption of each of the Proposals. Shares represented by proxies which are marked "ABSTAIN" will be considered to be in person or represented by proxy at the Special Meeting for quorum purposes and, accordingly, will have the effect of a negative vote because approval of the Proposals requires the affirmative vote of either a majority of the votes of the holders of outstanding shares or a majority of the votes of the holders present in person or represented by proxies. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will have the effect of a vote "AGAINST" Proposals 1, 2 and 4, each of which requires the affirmative vote of a majority of the votes of the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, but will have no effect on the outcome of Proposals 3 and 5.



            BACKGROUND AND SUMMARY OF PROPOSALS TO AMEND THE CHARTER
         TO ELIMINATE THE CORPORATION'S DUAL CLASS CAPITAL STRUCTURE AND
                      THE SUBSTANTIAL STOCKHOLDER PROVISION

         In 1983, the Corporation reorganized from an Ohio company into a Delaware company. In connection with that reorganization, the Corporation's stockholders approved the Charter, containing several differences from the Corporation's old Ohio certificate of incorporation, including the provisions of Article Fourth, which provides for two classes of common stock (the "dual class capital structure"), and Article Sixth, which, among other things, restrict the voting power of a Substantial Stockholder.

         At that time, the Corporation was controlled by its founder and then-Chairman of the Board of Directors, President and Chief Executive Officer, Harry E. Figgie, Jr. As explained in the 1983 proxy statement, the dual class capital structure with disparate voting rights was designed to enable the directors and officers of the Corporation and Harry E. Figgie, Jr., his family and affiliates, through their ownership of the higher voting stock (the Class B Common Stock), to maintain sufficient voting power to elect all of the directors of the Corporation, cause the Corporation to merge or prevent it from being acquired, and cause or prevent other significant actions. The terms of the Class A Common Stock were designed to make such shares an attractive financial investment that could be used by the Corporation to raise capital in the public markets or as consideration for acquisitions of businesses or assets, without significantly reducing the voting power of the holders of Class B Common Stock, including Mr. Figgie.

         In May 1994, Mr. Figgie retired from the Corporation, and since then he has not been an officer or a director of the Corporation. In May 1998, Mr. Figgie and the members of his family sold their shares of Class A Common Stock and Class B Common Stock to Blum. Also in May 1998, the Board appointed N. Colin Lind as a director of the Corporation. Mr. Lind is the designee of Blum L.P.

         The Board has evaluated the Charter and Bylaws in light of the Corporation's current ownership structure and the current practices of other publicly-held companies. Based upon this evaluation, the Board unanimously determined that it is in the best interests of the Corporation's stockholders to eliminate the dual class capital structure, eliminate the Substantial Stockholder Provision and approve the other Proposals described in this Proxy Statement. (N. Colin Lind recused himself from Board action on the Substantial Stockholder Provision because he is the Board designee of Blum L.P., a Substantial Stockholder of the Corporation.) In conjunction with consideration of these matters, the Board also considered and conditionally approved a Stock-holders' Rights Plan (the "Rights Plan"). Final adoption by the Board of the Rights Plan is conditional upon stockholder approval of the Restructuring Plan and the elimination of the Substantial Stockholder Provision.

         This Proxy Statement describes the provisions of the Charter and Bylaws that the Board is proposing to amend and the anti-takeover provisions that the Board has determined to retain. The proposed amendments to the Charter are reflected in the text of the Charter that is set forth in Appendix A to this Proxy Statement (the "Restated Charter"). The proposed amendments to Article 2 of the Bylaws are reflected in the text of Article 2 of the Bylaws that is set forth in Appendix B hereto. A summary of the Rights Plan is set forth in Appendix C hereto.

THE RESTRUCTURING PLAN

         The Restructuring Plan will eliminate the Corporation's dual class capital structure through the amendment of the Charter to provide for one class of common stock designated as "Common Stock," par value $.10 per share (the New Common Stock), and the reclassification and conversion of each outstanding share and each share held in treasury of Class A Common Stock and each outstanding share and each share held in treasury of Class B Common Stock as and into one share of New Common Stock. The conversion ratio of one share of New Common Stock for one share of Class B Common Stock will decrease the relative voting power of the holders of Class B Common Stock, but will provide the holders of Class B Common Stock with a premium of 3.1% over the average market price of a share of Class B Common Stock over the last five years, based upon the average market price of a share of Class A Common Stock over the last five years. Implementation of the Restructuring Plan will increase the voting power of the holders of Class A Common Stock.

         Article Fourth of the Charter authorizes the issuance of two classes of common stock, identified as Special Common Stock or Class A Common Stock and Common Stock or Class B Common Stock, having the following terms:

         Dividend Rights. Cash dividends on shares of Class A Common Stock must be declared and paid at the same time as cash dividends are declared and paid on shares of Class B Common Stock and must be paid in an amount per share at least equal to the amount of the dividend per share declared and paid on shares of Class B Common Stock.

         Voting Rights. Holders of shares of Class A Common Stock have 1/20 of one vote for each share, and holders of shares of Class B Common Stock have one vote for each share. The holders of shares of

         Class A Common Stock and Class B Common Stock vote together as a single class on the election of directors and for all other purposes except as otherwise provided by the DGCL.

         Rights Upon Liquidation. The rights of the holders of shares of Class A Common Stock and of Class B Common Stock are the same in the event of the liquidation, dissolution or winding up of the Corporation.

All other rights, powers and limitations with respect to the shares of Class A Common Stock and Class B Common Stock are the same.

         In October 1996, the Board considered the possibility of eliminating the Corporation's dual class capital structure. Several of the Corporation's major holders of Class B Common Stock had expressed significant support for a single class capital structure, but others observed that such a restructuring should be implemented only as part of the Corporation's overall reassessment of its corporate strategy. In October 1996, the Board considered several alternative methods for establishing a single class capital structure: an amendment to the Charter to provide conversion rights to holders of Class B Common Stock; an offer to exchange shares of Class B Common Stock for shares of Class A Common Stock; and a restructuring through a Charter amendment that would result in one new class of common stock. It decided not to make any changes in its capital structure at that time, however, because of its ongoing reassessment of the Corporation's corporate strategy.

         At a meeting in May 1998, the Board concluded that it was an appropriate time to re-evaluate a simplification of the Corporation's dual class capital structure. The Corporation had completed an evaluation of strategic options, determined that the Corporation and its stockholders would be best served by the implementation of a growth strategy as an independent company and obtained stockholder approval of the change in the Corporation's name from Figgie International Inc. to Scott Technologies, Inc., in view of the Corporation's strategic focus to rebuild the Corporation's business around its Scott Aviation division. (Consistent with this strategy, the Corporation announced on October 22, 1998 that it intends to divest its subsidiary, Interstate Electronics Corporation.) The Board, therefore, authorized management to retain an investment banking firm to study the elimination of the dual class capital structure.

         In July 1998, the Board reviewed the three alternative methods for establishing a single class capital structure considered by the Board in October 1996. In addition, the Board asked management to study and report on other possible amendments to the Corporation's anti-takeover protections contained in the Charter and Bylaws. On July 23, 1998, the Corporation issued a press release announcing that the Corporation had retained the investment banking firm of Duff & Phelps, LLC ("Duff & Phelps") to assist in the examination of a possible restructuring and, if the Board decided to proceed with a restructuring plan, to provide a fairness opinion as to the fairness of the transaction, from a financial standpoint, to the holders of Class A Common Stock and the holders of Class B Common Stock.

         Since that time, Duff & Phelps has studied the benefits and drawbacks of eliminating the Corporation's dual class capital structure and made recommendations as to an appropriate range for a conversion ratio of the Class A Common Stock and the Class B Common Stock into a new class of common stock. In addition, the Corporation has prepared an analysis of the impact of a single class capital structure on the Corporation's anti-takeover protection, and provided an analysis of other Charter or Bylaws amendments or other actions that the Board could consider in updating the Corporation's anti-takeover strategy.

         On September 8, 1998, the Board discussed the anti-takeover provisions of the Charter and Bylaws and determined that the elimination of the Corporation's dual class capital structure would not adversely affect the Corporation's anti-takeover protection. In addition, it considered the elimination of the Substantial Stockholder Provision, the adoption of a stockholders' rights plan and the continued appropriateness of the other anti-takeover provisions of the Charter and Bylaws. The Board determined that it would not propose to eliminate any of the other anti-takeover provisions because of the supermajority vote required for their amendment, the Board's ability to waive the provisions, or the continued appropriateness of the provisions.

         On September 23, 1998, the Board considered and unanimously approved all of the Proposals now being presented for stockholder approval (except that N. Colin Lind recused himself from the Board action on Proposal 2 because he is the Board designee of Blum L.P., a Substantial Stockholder). Representatives of Duff & Phelps formally presented their analyses on the change to one class of common stock. (For a discussion of Duff & Phelps' analyses, see "Investment Banker's Opinion" under the heading, "PROPOSAL 1 -- PROPOSAL TO ADOPT THE RESTRUCTURING PLAN.") In addition, the Board considered and condition ally approved the Rights Plan.

         The Board took into account Duff & Phelps' presentation in determining to adopt the Restructuring Plan. The Restructuring Plan provides for the reclassification and conversion of each share of Class A Common Stock and each share of Class B Common Stock as and into one share of New Common Stock. Duff & Phelps orally advised the Board at the September 23 meeting that the one-for-one conversion ratio would be fair to both the holders of Class A Common Stock and the holders of Class B Common Stock, from a financial standpoint, and agreed to deliver to the Board their written opinion to that effect dated as of the date of this Proxy Statement. Duff & Phelps' written opinion is set forth in Appendix D hereto.

         The Board is not proposing the Restructuring Plan in response to any actual or potential takeover offer with respect to the Corporation. The Board does not know of any such takeover offer.

THE SUBSTANTIAL STOCKHOLDER PROVISION

         Article Sixth of the Charter limits the voting rights of a Substantial Stockholder to its threshold percentage, generally 20%, plus a specified additional amount. The Substantial Stockholder Provision, like the Corporation's dual class capital structure, was adopted in 1983 at a time when the Figgie family controlled the Corporation. The Corporation explained in the 1983 proxy statement that the purpose of the Substantial Stockholder Provision was "to complete the protections for the corporation and its stockholders by ensuring that, even if the acquiror does not intend a second-stage transaction with the corporation, the acquiror will not be in a position to take control of the corporation since its voting power, except in certain circumstances, will be limited to 15% of the total voting power of a particular class regardless of the number of shares which it owns." (As originally adopted, the Substantial Stockholder Provision generally limited the voting rights of holders of 10% of a class of common stock and provided that the Substantial Stockholder could not cast more than 15% of the votes of the class. The 10% threshold percentage was increased to the current 20%, with a maximum vote of 25%, in 1992. )

         The Board recommends eliminating the Substantial Stockholder Provision. Although the Substantial Stockholder Provision is an extremely effective anti-takeover provision, and the DGCL has no provision that is comparable to it, it is the Board's view that the Substantial Stockholder Provision was more appropriate for the Corporation when the Corporation was a family-controlled business. The Board believes that, under the present circumstances, a more appropriate mechanism for preserving its role in considering and acting upon any proposed change in control is the Rights Plan, as discussed below.

         The elimination of the Substantial Stockholder Provision is conditioned upon the approval of the Restructuring Plan. Accordingly, if the stockholders do not approve the Restructuring Plan, the Substantial Stockholder Provision will not be eliminated, even if the stockholders vote in favor of eliminating the Substantial Stockholder Provision.

THE STOCKHOLDERS' RIGHTS PLAN

         In conjunction with its consideration of the Restructuring Plan (Proposal 1) and the elimination of the Substantial Stockholder Provision (Proposal 2) at its September 23, 1998 meeting, the Board considered and conditionally approved the Rights Plan. The Board's final approval of the Rights Plan, however, is contingent upon the stockholders' approval of the Restructuring Plan and the elimination of the Substantial Stockholder Provision and will not be final until the Restructuring Plan becomes effective. Although stockholder approval of the Rights Plan is not required, the conditional adoption of the Rights Plan by the Board should be taken into account by the stockholders when considering Proposals 1 and 2. The following discussion is not a complete description of the Rights Plan. A "Summary of the Rights Plan" is set forth in Appendix C hereto.

         The Board conditionally approved the Rights Plan because it believes that the Rights Plan would provide more flexible anti-takeover protection than the protections afforded by the Corporation's dual class capital structure and the Substantial Stockholder Provision that the Rights Plan would replace. The Rights Plan is designed to deter coercive takeover tactics and to encourage any third party interested in acquiring the Corporation to negotiate first with the Board. In this regard, the Rights Plan, like the Substantial Stockholder Provision, provides protection to current management and directors by deterring takeover attempts that management and the Board do not approve. Directors and officers will continue to be bound by their fiduciary duties under Delaware law to consider fully any takeover bid, however.

         Unlike most stockholders' rights plans which have terms of ten years, the Rights Plan has a term of five years which the Board can renew for additional five-year terms if, prior to the expiration of the rights, it submits such renewal to a vote of the stockholders and a majority of the holders of the New Common Stock present in person or represented by proxy do not vote against such a renewal. Upon each five-year renewal of the term of the Rights Plan, if any, the Board will examine the adequacy of the price required to exercise the rights (the "Purchase Price") and, if deemed to be appropriate by the Board, amend the Purchase Price.

         Under the Rights Plan, otherwise known as a "poison pill," the Board will, after the Restructuring Plan is effective, declare a dividend to all holders of New Common Stock of one "right" for each share of New Common Stock then outstanding. Each right will initially entitle its registered holder to purchase from the Corporation 1/100 of one share of a new series of preference stock of the Corporation (which is intended to be the economic equivalent of the New Common Stock) at an initial price of $35.00 (the "Purchase Price"). The rights will be evidenced by, and will not be separate from, the certificates for the New Common Stock, and will not be exercisable or separately transferable until the "Distribution Date," that is, the earlier of (i) ten business days following a determination by the Board that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of New Common Stock (the "Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of New Common Stock. Until the Distribution Date, (i) the rights will be evidenced by the certificates for shares of New Common Stock, (ii) certificates for shares of New Common Stock issued after the date the rights are declared will contain a notation incorporating the Rights Plan by reference and (iii) the surrender for transfer of any certificates for shares of New Common

Stock outstanding will also constitute the transfer of the rights associated with the shares of New Common Stock represented by such certificates.

         Under the Rights Plan, shares of common stock continuously owned by a holder of more than 5% of the Corporation's outstanding shares of Class A Common Stock or Class B Common Stock as of September 23, 1998 will be excluded from future calculations of such holder's beneficial ownership for the purpose of determining whether such person has crossed the "Acquiring Person" threshold (but not for any other purposes), provided that, prior to final adoption of the Rights Plan, such person certifies to the Corporation such person's ownership as of September 23, 1998 and enters into an agreement with the Corporation in which such person agrees, among other things, not to enter into a proxy contest with the Corporation or seek to acquire control of the Corporation or be a member of a group intending to do one of those things. Blum L.P. and certain affiliates of Blum L.P. have entered into such a standstill agreement with the Corporation, which will enable it to acquire beneficial ownership of up to 30% of the outstanding shares of New Common Stock before it is considered to be an Acquiring Person, based upon the number of shares of Class A Common Stock and Class B Common Stock outstanding on the Record Date. As of September 23, 1998, six additional persons have reported beneficial ownership of more than 5% of the shares of Class A Common Stock or Class B Common Stock. (See "PROPOSAL 1 -- PROPOSAL TO ADOPT THE RESTRUCTURING PLAN -- Ownership of Principal Stockholders Before and After the Restructuring Plan Is Effective.") These persons and any others that beneficially owned more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock as of September 23, 1998 may enter into standstill agreements with the Corporation if they want the shares that they owned as of September 23, 1998 to be excluded from the calculation of share ownership for purposes of the Acquiring Person threshold. If these persons enter into standstill agreements with the Corporation, their beneficial ownership of shares of New Common Stock as and into which such persons' shares of Class A Common Stock or Class B Common Stock are reclassified and converted will be excluded for the purpose of determining whether such persons are Acquiring Persons.

         The Rights Plan contains "flip-in," "flip-over" and "exchange" provisions. Under the "flip-in" provision, ten business days after the acquisition by a third party of 15% of the outstanding shares of the New Common Stock (the "Triggering Event"), the holder of a right (other than the person causing the Triggering Event, all of whose rights will be deemed to be null and void) will have the right to receive, upon exercise of the right at the Purchase Price, New Common Stock (or, if there are insufficient shares of New Common Stock, cash or other securities) having a value equal to two times the Purchase Price. Under the "flip-over" provision, if, after a Triggering Event, the Corporation merges with or sells 50% or more of its assets to another person (the "Acquiror"), the holder of a right (other than the person causing the Triggering Event, all of whose rights will be deemed to be null and void) will be entitled to exercise the right at the Purchase Price to purchase common stock or other assets of the Acquiror having a value equal to two times the Purchase Price. In lieu of requiring payment of the Purchase Price upon exercise of the rights, the holders of the rights can be permitted to simply exchange the rights for shares of New Common Stock or other assets of the Corporation, in the event of a "flip-in," or common stock or other assets of the Acquiror, in the event of a "flip-over," in either case having a value equal to the Purchase Price.

         The Rights Plan provides that the Board can redeem the rights in whole, but not in part, for an amount equal to $.001 per right at any time prior to ten days following the Stock Acquisition Date. Such ten-day redemption period can be extended by the Board so long as the rights are still redeemable. This gives the Board the flexibility to consider and approve a transaction that is in the best interests of the Corporation and its stockholders. In addition, the Rights Plan provides that the rights will expire automatically, without payment of a redemption amount, upon the acquisition of the Corporation pursuant to a tender offer or an exchange offer for all of the outstanding shares of New Common Stock at a price or for consideration and on terms determined by a majority of the Board, after receiving advice from one or more nationally recognized investment banking firms, to be in the best interests of the Corporation and its stockholders.

         Other than certain provisions relating to the principal economic terms of the rights, any of the provisions of the Rights Plan can be amended by the Board at any time until a Distribution Date has occurred. After the Distribution Date, the provisions of the Rights Agreement can be amended by the Board in order to cure any ambiguity, make changes that do not adversely affect the interests of holders of rights (excluding the interests of any Acquiring Person), or shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption can be made at such time as the rights are not redeemable.

SUMMARY OF ANTI-TAKEOVER PROVISIONS THAT WILL REMAIN IN THE CHARTER AND BYLAWS

         The Board has determined that the Corporation's dual class capital structure and the Substantial Stockholder Provision are not essential elements of the Corporation's overall anti-takeover strategy, having taken into account the contingent adoption of the Rights Plan and continuing effect of various anti-takeover provisions of the Charter and Bylaws. The following discussion summarizes the anti-takeover provisions that will remain in the Charter and Bylaws.

         1. Supermajority Vote for Transactions with Related Parties -- Section(b)(1) of Article Sixth of the Charter. This provision requires the holders of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote, voting together as a single class (the "eligible votes"), to approve by the affirmative vote of 80% of the votes they are entitled to cast, a merger with, a transfer of all or substantially all of the assets to and certain other transactions with any related company or affiliate or associated person thereof (collectively, the "Related Person"), provided a stockholder vote on the transaction would be required under Ohio law. Ohio law requires stockholder approval of a merger with, or a transfer of all or substantially all of the assets to, any person. In addition, Ohio law requires stockholder approval of business combinations and certain transactions with holders of 10% or more of the voting power of a company's shares, except under certain circumstances. Section (b)(1) of Article Sixth of the Charter was designed to ensure that a Related Person cannot determine the result of a stockholder vote on a merger or other corporate transaction without offering to the minority stockholders terms sufficient to induce 80% of the eligible votes to approve the transactions. An amendment of this provision would require approval of 80% of the eligible votes.

         2. Minimum Price and Prohibited Transactions -- Section (b)(2) of Article Sixth of the Charter. The minimum price provision requires a Related Person which receives the requisite approval to complete a transaction with the Corporation to pay a stockholder who does not affirmatively vote for the transaction a price per share equal to not less than the highest price per share paid by the Related Person (or, if the Related Person did not buy shares of the same class held by the stockholder, the highest market price of the shares of the class held by the stockholder on any day on which the Related Person did purchase shares), plus the excess of such price over the lower of the market price per share immediately prior to the purchases of such stock by the Related Person or the lowest price per share paid by the Related Person (or, if the Related Person did not buy shares of the same class held by the stockholder, the lowest market price on any day on which the Related Person did purchase shares). The prohibited transaction provision prohibits a merger with, transfer of assets to and certain other transactions with a Related Person which, after becoming a Related Person: (a) acquired shares from the Corporation, except upon conversion or pursuant to a dividend or stock split; (b) received loans or other financial assistance from the Corporation; (c) was responsible for any material change in the Corporation's business, equity capital structure or dividend practices; or (d) was responsible for any change in the Charter or Bylaws or membership of the Board or committees thereof.

         These provisions were designed to ensure that any takeover offer will be presented first to the Board so that it may negotiate the best possible terms in the interests of the Corporation and all of its stockholders. The prohibited transaction provision is intended to prohibit a Related Person from engaging in activities with, or relating to, the Corporation which could adversely affect the fairness of the price paid to the stockholders in a transaction between the Related Person and the Corporation. These provisions do not apply to a transaction that a majority of the whole Board (the number of directors if there were no vacancy) approves by a two-thirds vote, provided a majority of the directors acting on such matter consists of continuing directors. An amendment of these provisions would require the affirmative vote of 95% of the eligible votes.

         3. Board Evaluation of a Proposed Transaction -- Section (b) of Article Sixth of the Charter. This provision permits the Board to take into account the following factors when evaluating whether a merger, a sale of substantially all of the assets and certain other transactions are in the best interests of the Corporation: (a) the best interests of all stockholders, taking into account the consideration being offered not only in relation to the current market price but also in relation to the Board's estimate of the future value of the Corporation as an independent entity; and (b) such other factors as it determines to be relevant, including the social, legal, and economic effects of the transaction on the employees, suppliers, customers and business of the Corporation.

         This provision is intended to provide the Board the flexibility to consider any appropriate factors in evaluating a transaction. An amendment of this provision would require the affirmative vote of 80% of the eligible votes, unless two-thirds of the whole Board approve the amendment and a majority of the directors acting on the amendment consists of continuing directors.

         4. Appraisal Rights -- Section (d) of Article Sixth of the Charter. This provision provides appraisal rights for holders of the Corporation's voting shares in connection with stockholder votes on any amendments to the Charter, mergers, consolidations and sales of all or substantially all of the assets of the Corporation, unless two-thirds of the whole Board approve the amendment or the transaction and a majority of the directors acting on the matter consists of continuing directors. This provision is designed to ensure fair treatment of minority stockholders in a second-stage merger or other transaction. An amendment of this provision would require the affirmative vote of 80% of the eligible votes, unless two-thirds of the whole Board approve the amendment and a majority of the directors acting on the amendment consists of continuing directors.

         5. Blank-Check Preference Stock -- Division I of Article Fourth of the Charter. This provision provides for "blank-check" preference stock, which enables the Board to issue preference stock and establish the terms of such preference stock, including convertible or redeemable preference stock, without the need for stockholder approval. "Blank-check" preference stock gives the Board broad discretion to establish voting, dividend, conversion and other rights for the stock if and when it is eventually issued. Such broad authority provides flexibility to the Board to raise additional capital or to issue the stock in connection with the implementation of certain defenses, such as the Rights Plan. (See "-- The Stockholders' Rights Plan.") An amendment of this provision requires the affirmative vote of a majority of the eligible votes.

         6. Limitation on Action by Written Consent -- Article Fifth of the Charter. Article Fifth provides that stockholders may act by written consent only if such consent is unanimous, unless the action has been recommended to the stockholders by two-thirds of the whole Board and a majority of the directors making the recommendation consists of continuing directors. This provision is intended to preclude a person other than the Board from avoiding the delay related to the holding of a meeting of stockholders by obtaining the consent of a majority of the votes of the stockholders. An amendment of this provision would require the affirmative vote of 80% of the eligible votes, unless two-thirds of the whole Board approve the amendment and a majority of the directors acting on the amendment consists of continuing directors.

         7. Limitation on Right to Call Special Meeting -- Section 1(b) of
         Article I of the Bylaws. Section 1(b) of Article I of the Bylaws prohibits a stockholder from calling a special meeting. The DGCL does not provide stockholders with the right to call a special meeting unless such right is otherwise provided by the company. An amendment of this provision would require the affirmative vote of 80% of the eligible votes, unless two-thirds of the whole Board approve the amendment and a majority of the directors acting on the amendment consists of continuing directors.

         8. Board Structure -- Sections 2(a) and (b) and Section 3 of Article II of the Bylaws. Sections 2(a) and (b) and Section 3 of Article II of the Bylaws provide for a classified Board consisting of not less than five nor more than 11 directors divided into three classes, each of which must be as nearly equal to one-third of the total number of directors as possible and one of which is elected each year to a three-year term.
         Section 3 of Article II of the Bylaws also provides that directors may only be removed for cause, and describes procedures for and the effects of resignations from the Board and the effects of vacancies on the Board. These provisions make it more difficult for a raider to seize control of the Corporation immediately, because only one of the three classes of directors stands for election in any one year and directors may only be removed for cause. An amendment of this provision would require the affirmative vote of 80% of the eligible votes, unless two-thirds of the whole Board approve the amendment and a majority of the directors acting on the amendment consists of continuing directors.

         9. Stockholder Nomination of Directors -- Section 2(c) of Article II of the Bylaws. The Board is proposing to amend this provision to lengthen the period before a stockholders' meeting by which a stockholder must notify the Corporation of the stockholder's intent to nominate an individual for election to the Board. See "PROPOSAL 3 -- PROPOSAL TO LENGTHEN THE NOTICE PERIOD FOR THE NOMINATION OF DIRECTORS BY STOCKHOLDERS."

         10. Provisions Requiring A Supermajority Vote for Amendment -- Article Eighth of the Charter. Article Eighth of the Charter provides that 80% of the eligible votes of the Corporation must approve any amendment to the provisions of the Charter described above in items 3, 4 and 6, Article Eighth itself and the provisions of the Bylaws described above in items 7, 8 and 9. This provision makes more difficult the repeal or amendment of the Corporation's anti-takeover provisions. The supermajority vote is not required, however, if two-thirds of the whole Board approve the amendment and a majority of the directors acting on the amendment consists of continuing directors.

                                   PROPOSAL 1

                    PROPOSAL TO ADOPT THE RESTRUCTURING PLAN

DESCRIPTION OF THE RESTRUCTURING PLAN

         On September 23, 1998, the Board unanimously approved the Restructuring Plan, which consists of the following components:

         Amendments to Article Fourth. Article Fourth will be amended to eliminate provisions relating to Class A Common Stock and Class B Common Stock, to provide for a single class of New Common Stock designated as "Common Stock" and to provide for the reclassification and conversion of each share of Class A Common Stock and each share of Class B Common Stock as and into one share of New Common Stock. Currently, the Charter provides for two classes of common stock, the Class A Common Stock and the Class B Common Stock, and authorizes the issuance of 18,000,000 shares of each. The number of authorized shares of New Common Stock will be 36,000,000. The amended and restated Article Fourth is included in the Restated Charter, which is set forth in Appendix A hereto. As of the Record Date, the Corporation had outstanding 13,321,065 shares of Class A Common Stock and 4,549,822 shares of Class B Common Stock. Given the one-for-one conversion ratio in the Restructuring Plan, there will be no increase in the total number of shares of common stock outstanding due to the Restructuring Plan.

         Filing the Restated Charter. The Restated Charter (reflecting all amendments adopted pursuant to stockholder action at the Special Meeting) will be filed with the Secretary of State of the State of Delaware on the day of the Special Meeting or as soon thereafter as practicable. The Restructuring Plan will become effective at the close of business (5:00 p.m. EST) on the date of such filing (the "Effective Date").

         Conversion Ratio and Reclassification and Conversion of Shares. As of the Effective Date, each outstanding share or share held in treasury of Class A Common Stock and each outstanding share or share held in treasury of Class B Common Stock will be reclassified as and converted into one share of New Common Stock. For all purposes, certificates representing shares of Class A Common Stock and Class B Common Stock will be deemed to be certificates representing shares of New Common Stock.

         Nasdaq National Market Listing. The New Common Stock will be listed on the Nasdaq National Market under the symbol "SCTT." The Nasdaq National Market listing of Class A Common Stock and Class B Common Stock as SCTTA and SCTTB, respectively, will be eliminated upon listing of the New Common Stock.

         Conditions to Implementation of the Restructuring Plan. Implementation of the Restructuring Plan requires the affirmative vote of a majority of the votes of holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, and the affirmative vote of a majority of the votes of the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class.

COMPARISON OF CAPITAL STOCK BEFORE AND AFTER THE RESTRUCTURING PLAN IS EFFECTIVE

         The existing rights, powers and limitations of Class A Common Stock and Class B Common Stock are set forth in Article Fourth of the Charter. The rights, powers and limitations of the New Common Stock that will be issued pursuant to the Restructuring Plan will be set forth in the amended and restated Article Fourth of the Restated Charter. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, the Restated Charter set forth in Appendix A hereto:

         Dividend Rights. Cash dividends on shares of Class A Common Stock must be declared and paid at the same time as cash dividends are declared and paid on shares of Class B Common Stock and must be paid in an amount per share at least equal to the amount of the dividend per share declared and paid on shares of Class B Common Stock. Between 1989 and 1994 (when the Corporation stopped paying dividends), the Corporation paid dividends in the same amounts on the shares of Class A Common Stock and Class B Common Stock. Prior to 1989, cash dividends paid to the holders of Class A Common Stock were in amounts that were higher than the cash dividends paid to the holders of Class B Common Stock. Cash dividends will be paid on shares of New Common Stock if, when and as declared by the Board out of funds legally available therefor.

         Voting Rights. Holders of shares of Class A Common Stock have 1/20 of one vote for each share, and holders of shares of Class B Common Stock have one vote for each share. Holders of shares of Class A Common Stock and Class B Common Stock vote together as a single class on the election of directors and for all other purposes, except as otherwise provided by the DGCL. As amended pursuant to the Restructuring Plan, Article Fourth will provide for one vote for each share of New Common Stock. This change will increase the voting power of each of the holders of shares of Class A Common Stock, will decrease the relative voting power of each of the holders of shares of Class B Common Stock and the voting power of the Class B Common Stock as a class, and will eliminate the rights of the holders of shares of Class A Common Stock and Class B Common Stock to separate class votes, such as the separate class votes required with respect to the Restructuring Plan.

         Rights Upon Liquidation. The rights of the holders of shares of Class A Common Stock and shares of Class B Common Stock are the same in the event of the liquidation, dissolution or winding up of the Corporation. These rights will not be affected by the Restructuring Plan. Each stockholder's proportionate equity interest in the Corporation will be unchanged.

         Authorized Number of Shares. Article Fourth currently authorizes 18,000,000 shares of Class A Common Stock and 18,000,000 shares of Class B Common Stock. The Restated Charter will authorize 36,000,000 shares of New Common Stock.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF COMMON STOCK BEFORE AND AFTER THE RESTRUCTURING PLAN IS EFFECTIVE

         The following table sets forth information, as of October 26, 1998 (excepted as specified below) and on an as-adjusted basis to give effect to the Restructuring Plan, with respect to persons that are known to the Corporation to be the beneficial owners of 5% or more of the Class A Common Stock or Class B Common Stock. For purposes of this table, and as used elsewhere in this Proxy Statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, a share or the power to dispose of, or to direct the disposition of, a share or has the right to acquire beneficial ownership of a share within 60 days. Any stockholder named in this table which enters into a standstill agreement with the Corporation prior to the Board's final adoption of the Rights Plan will agree, among other things, not to enter into a proxy contest with the Corporation or seek to acquire control of the Corporation or be a member of a group intending to do one of those things, in exchange for the Corporation's agreement to retain in the Rights Plan a provision which excludes the shares beneficially owned by the stockholder as of September 23, 1998 from future calculations of such person's beneficial ownership for the purpose of deter-mining whether such person has crossed the "Acquiring Person" threshold in the Rights Plan. As of the date of this Proxy Statement, Blum is the only stockholder that has entered into such an agreement. In all other respects, except as otherwise indicated, the Corporation believes that each beneficial owner listed below exercises sole voting and dispositive power over its shares.



                                             CURRENT BENEFICIAL OWNERSHIP                       IMPACT OF
                                                AND TOTAL VOTING POWER                      RESTRUCTURING PLAN
                                     ------------------------------------------------     ----------------------
                                                                                          AMOUNT OF
                                                                                          BENEFICIAL         PERCENT OF
                                                                           PERCENT OF     OWNERSHIP          NEW COMMON
                                        AMOUNT OF                             TOTAL         OF NEW            STOCK AND
        NAME AND ADDRESS OF             BENEFICIAL           PERCENT OF       VOTING        COMMON              VOTING
        BENEFICIAL OWNER                OWNERSHIP             CLASS(1)       POWER(2)       STOCK              POWER(3)
-------------------------------------  ------------          ----------    ----------      ---------          ----------
CLASS A COMMON STOCK

NewSouth Capital Management, Inc.
1000 Ridgeway Loop Road, Suite 233
Memphis, TN  38120                     1,660,388(4)             12.5%           1.8%      1,660,388               9.3%

Reich & Tang Asset Management, L.P.
600 Fifth Avenue
New York, NY  10020                    1,657,000(5)             12.4%           1.8%      1,657,000               9.3%

Richard C. Blum & Associates, L.P.
909 Montgomery Street, Suite 400
San Francisco, CA  94133               1,184,213(6)              8.9%           1.3%      1,184,213               6.6%

J.O. Hambro & Partners Limited
10 Park Place
London SW1A 1LP England                  848,200(7)              6.4%            .1%        848,200               4.7%




CLASS B COMMON STOCK

Richard C. Blum & Associates, L.P.
909 Montgomery Street, Suite 400
San Francisco, CA  94133               1,503,333(6)             33.0% (8)      32.3%(8)   1,503,333               8.4%

Wilmington Trust Corporation
1100 North Market Street
Wilmington, DE  19890                    876,282(9)             19.3%          18.8%        876,282               4.9%

Mentor Partners L.P.
500 Park Avenue
New York, NY  10022                      433,300(10)             9.5%           9.3%        433,300               2.4%

The Goldman Sachs Group, L.P.            337,388(11)             7.4%           7.2%        337,388               1.9%
85 Broad Street
New York, NY  10004

------------------

(1)      Based upon the number of shares outstanding as of the Record Date.

(2) Based upon the total voting power of shares outstanding as of the Record Date as adjusted by the Substantial Stockholder Provision.

(3) Based upon the number of shares of New Common Stock into which the shares of Class A Common Stock and Class B Common Stock outstanding on the Record Date would be reclassified as and converted into as of the Effective Date.

(4) This amount, as reflected in a report on Schedule 13G dated February 12, 1998 and as of December 31, 1997, consists of 1,542,888 shares as to which the reporting person claims sole voting power; 117,500 shares as to which the reporting person claims shared voting power; and 1,660,388 shares as to which the reporting person claims sole dispositive power. The reporting person does not claim any shared dispositive power.

(5) This amount, as reflected in a report on Schedule 13G dated February 12, 1998 and as of February 12, 1998, consists of 1,657,000 shares as to which the reporting person claims shared voting and dispositive power. The reporting person does not claim any sole voting or dispositive power.

(6) Blum L.P. is the general partner of three limited partnerships and has shared investment and voting discretion over five investment advisory accounts that own these shares. Such partnerships and investment accounts have shared voting and dispositive power over the shares and reported their ownership as a group on a report on Schedule 13D.

(7) This amount, as reflected in a report on Schedule 13G dated May 18, 1998 and as of May 6, 1998, filed by J.O. Hambro Capital Management ("Hambro"), Christopher Harwood Bernard Mills, J.O. Hambro & Company Limited and J.O. Hambro Asset Management Limited, as a group, consists of 848,200 shares as to which the reporting persons claim shared voting and dispositive power. The reporting persons do not claim any sole voting or dispositive power. The Schedule 13G reports that, pursuant to agreement, Hambro and Christopher Harwood Bernard Mills have the shared right to transfer or vote the shares owned by two investment trust companies. In addition, pursuant to agreement, Hambro Partners has the right to transfer shares owned by an investment company which is managed by an investment manager that has the right to transfer and vote the shares. The investment company and investment manager also filed as part of the group.

(8) As a result of the Substantial Stockholder Provision, Blum's voting power is limited to 23.7% of the outstanding shares of Class B Stock that can be voted.

(9) This amount, as reflected in a report on Schedule 13G dated February 6, 1998 and as of December 31, 1997, filed by Wilmington Trust Corporation ("WT Corporation") and its wholly-owned subsidiary, Wilmington Trust Company ("WT Company"), consists of 244,622 shares as to which WT Corporation and WT Company claim sole voting and dispositive power and 631,577 shares as to which WT Corporation and WT Company claim shared voting and dispositive power.

(10) This amount, as reflected in a report on Schedule 13D/A dated December 28, 1995 and as of December 27, 1995, consists of 433,300 shares as to which the reporting person claims sole voting and dispositive power. The reporting person does not claim any shared voting or dispositive power.

(11) This amount, as reflected in a report on Amendment No. 1 to Schedule 13G dated February 14, 1998 and as of December 31, 1997, filed by The Goldman Sachs Group, L.P., and its wholly-owned subsidiary, Goldman Sachs & Co., consists of 337,388 shares as to which the reporting persons claim shared voting and dispositive power. Goldman Sachs Trust on behalf of Goldman Sachs Small Cap Value Fund, whose ownership is also reflected on the Schedule 13G, claims shared voting and dispositive power. The reporting persons do not claim any sole voting or dispositive power.

         The following table sets forth information, as of October 26, 1998 (except as specified below) and on an as-adjusted basis to give effect to the Restructuring Plan, with respect to the beneficial ownership of shares of Class A Common Stock and Class B Common Stock of each director and each current and former executive officer named (the "Named Executive Officers") by the Corporation in the Summary Compensation Table included in this Proxy Statement and, by the directors and current executive officers of the Corporation, as a group, based upon information furnished to the Corporation by such persons. Except as otherwise indicated, the Corporation believes that each beneficial owner listed below exercises sole voting and dispositive power.


                                                        AMOUNT OF BENEFICIAL
                                                          OWNERSHIP AS OF                                       IMPACT OF
                                                         OCTOBER 26, 1998(1)                                RESTRUCTURING PLAN
                                   --------------------------------------------------------------         ----------------------
                                                                                                          AMOUNT OF
                                                                                                          BENEFICIAL     PERCENT-
                                                                                                           OWNERSHIP      AGE OF
                                                      PERCENT-                           PERCENT-           OF NEW         NEW
NAME OF BENEFICIAL                    CLASS A         AGE OF             CLASS B          AGE OF            COMMON        COMMON
OWNER                              COMMON STOCK        CLASS          COMMON STOCK        CLASS             STOCK(2)      STOCK
-------------------------          ------------       ---------       ------------        -------          ---------     -------


Robert P. Collins .......                0               *                  300              *                  300        *

N. Colin Lind ...........        1,184,213(3)            8.9%         1,503,333(3)          33.0%         2,687,546       15.0%

Glen W. Lindemann .......           85,579(4)(5)         *                1,374(4)           *               86,953        *

Frank N. Linsalata ......            5,000               *                    0              *                5,000        *

F. Rush McKnight ........            1,315(6)            *                6,580(6)           *                7,895        *

Harrison Nesbit, II .....               53(7)            *                  562(7)                              615        *

John P. Reilly ..........          320,582(8)            2.4%               237              *              320,819        1.8%

William J. Sickman ......           38,136(4)(9)         *                  851(4)           *               38,987        *

Steven L. Siemborski ....          111,482(4)(10)        *                  483(4)           *              111,965        *

All Current Directors and
  Executive Officers as a
  Group (10 persons) ....        1,647,875(3)(4)         12.4%        1,513,237(3)(4)       33.3%         3,161,112       17.7%

------------------
*  Less than 1.0%.

(1) The shares shown include 454,001 shares of Class A Common Stock with respect to which certain current and former executive officers have a right to acquire beneficial ownership within 60 days.

(2) Based upon the number of shares of New Common Stock into which the shares of Class A Common Stock and Class B Common Stock outstanding on the Record Date would be reclassified as and converted into as of the Effective Date.

(3) Mr. Lind disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares as to which he has shared voting and dispositive power. The shares are owned by three limited partnerships of which Blum L.P. is the general partner and by five investment advisory accounts for which Blum L.P. has investment and voting discretion. Mr. Lind is an officer and limited partner of Blum L.P. and a director of the general partner of Blum L.P. See also note 6 to the preceding table.

(4) These amounts include shares of Class A Common Stock and Class B Common Stock held by the ESOP which are subject to certain pass-through voting and tendering rights. Participants in this plan are entitled to instruct the trustee of the plan (the "Trustee"), on a confidential basis, on how to vote and how to respond to a tender or exchange offer for shares allocated to their accounts. Under the trust agreement, shares for which no instructions are received can be voted or tendered by the Trustee. The numbers of shares of Class A Common Stock and Class B Common Stock held by the ESOP which have been allocated to the directors and Named Executive Officers and the current directors and executive officers as a group as of June 30, 1998 are as follows: Mr. Lindemann-- 1,378 shares of Class A Common Stock and 1,374 shares of Class B Common Stock; Mr. Sickman -- 929 shares of Class A Common Stock and 851 shares of Class B Common Stock; Mr. Siemborski-- 644 shares of Class A Common Stock and 483 shares of Class B Common Stock; and all current directors and executive officers as a group-- 2,951 shares of Class A Common Stock and 2,708 shares of Class B Common Stock.

(5) This amount includes 74,001 shares that may be acquired beneficially within 60 days by exercising stock options.

(6) These amounts do not include 75 shares of Class A Common Stock and 75 shares of Class B Common Stock owned by Mr. McKnight's wife.

(7) These amounts do not include 248 shares of Class A Common Stock and 2 shares of Class B Common Stock owned by Mr. Nesbit's wife.

(8) This amount includes 300,000 shares that may be acquired beneficially within 60 days by exercising a stock option.

(9) This amount includes 32,000 shares that may be acquired beneficially within 60 days by exercising stock options.

(10) This amount includes 48,000 shares that may be acquired beneficially within 60 days by exercising stock options. On March 9, 1998, Mr. Siemborski was granted an option to purchase 23,000 shares. Upon Mr. Siemborski's resignation from the Corporation on March 31, 1998, the Stock Option Committee approved the immediate vesting of all option grants and extended the period the options can be exercised to March 31, 1999.


         The Board named Robert P. Collins as Chairman of the Board, effective November 3, 1998. Mr. Collins succeeded John P. Reilly, who has served on the Board since 1995 and had held the position of nonemployee Chairman of the Board since 1997. Mr. Reilly continues to serve as a member of the Board. On November 5, 1998, the Board granted to Mr. Collins an option to purchase 186,335 shares of Class A Common Stock at an exercise price of $14.4375. See "RECENT DEVELOPMENTS." The Corporation expects to enter into an employment agreement with Mr. Collins in the near future. See "EXECUTIVE AND DIRECTOR COMPENSATION -- Employment and Severance Agreements."

REASONS FOR AND ADVANTAGES AND POSSIBLE DISADVANTAGES OF THE RESTRUCTURING PLAN

         The Corporation adopted its dual class capital structure in 1983. In view of the fact that the Corporation is no longer a family-controlled business, and having considered the analyses and recommendations of Duff & Phelps, the Board has determined that the benefits of the elimination of the dual class capital structure far outweigh any disadvantages that might result from such action.

         The elimination of the Corporation's dual class capital structure will simplify the Corporation's capital structure, thereby providing greater flexibility and efficiency in raising capital and issuing additional stock if, when and to the extent desired by the Corporation. It also conforms the Corporation's capital structure with that of most other publicly held corporations, which the Board believes may generate more extensive analyst coverage and investor interest. Among publicly held companies, there has been a trend away from dual class capital structures, consistent with policies of the major exchanges and Nasdaq in favor of one-share, one-vote common stock capitalization. In addition, the single class capital structure will reduce the administrative costs associated with the dual classes of common stock, will simplify the Corporation's voting procedures and will provide more liquidity to the holders of shares of Class B Common Stock and, to a lesser extent, Class A Common Stock.

         In establishing the one-for-one conversion ratio for both the Class A Common Stock and the Class B Common Stock, the Board took into account Duff & Phelps' analyses of the conversion ratios in other reclassifications and in acquisitions. The Board decided to use a one-for-one conversion ratio in the Restructuring Plan because most of the conversion ratios analyzed by Duff & Phelps were one-for-one, notwithstanding the fact that the higher voting stock generally traded at an average price higher than the average price of the lower voting stock, and a one-for-one conversion ratio is simpler to implement than a different conversion ratio. Since the Corporation announced on October 7, 1998 that it had filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") relating to a proposal to reclassify and convert each outstanding share of common stock into one share of a new class of common stock, the differences between the daily market price of shares of Class A Common Stock and Class B Common Stock have been reduced considerably. With respect to the holders of Class B Common Stock, the conversion ratio of one share of New Common Stock for one share of Class B Common stock will provide the holders of Class B Common Stock with a premium of 3.1% over the average market price of a share of Class B Common Stock over the last five years, in recognition of the decrease in the relative voting power of the Class B Common Stock. With respect to the holders of Class A Common Stock, implementation of the Restructuring Plan will increase their voting power from 1/20 of one vote for each share to one vote for each share.

         The Restructuring Plan will eliminate the anti-takeover protection that the dual class capital structure provides to the Corporation. Nevertheless, the Board believes that the Corporation's other anti-takeover protections and the Rights Plan will provide appropriate protection for the Corporation and all of its stockholders. In addition, implementation of the Restructuring Plan may delay a transaction that would be accounted for under the pooling-of-interests method of accounting. The Corporation is not currently contemplating any such transaction.

         The Restructuring Plan may also have disadvantages for the holders of shares of Class A Common Stock and Class B Common Stock. With respect to the holders of shares of Class B Common Stock, the Restructuring Plan will reduce their voting power as a group because the holders of Class A Common Stock will obtain shares of New Common Stock which will entitle the holders to one vote per share. In addition, the conversion ratio in the Restructuring Plan for the conversion of a share of Class B Common Stock into one share of New Common Stock is the same conversion ratio as that applicable to a share of Class A Common Stock, despite the fact that the relative voting power of each of the holders of shares of Class B Common Stock will be reduced. Nevertheless, based upon the fact that the average market price of a share of Class B Common Stock for the five years ended July 31, 1998 was 3.1% lower than the average market price of a share of Class A Common Stock for the same period, the one-for-one conversion ratio will in fact provide the holders of shares of Class B Common Stock with a slight premium in recognition of the decrease in their voting power.

IMPACT OF THE RESTRUCTURING PLAN ON THE NASDAQ LISTING AND THE CORPORATION'S OPERATIONS AND CAPITALIZATION

         The shares of Class A Common Stock and the shares of Class B Common Stock are both quoted on the Nasdaq National Market. After the implementation of the Restructuring Plan, the shares of New Common Stock will be quoted on the Nasdaq National Market.

         The Corporation expects that the Restructuring Plan will have no impact on operations. In addition, the Restructuring Plan involves no increase in the total number of shares of common stock authorized in the Charter. The Corporation currently has no plans to effect a secondary offering of shares of New Common Stock following implementation of the Restructuring Plan. However, the Restated Charter will provide for sufficient authorized shares of New Common Stock such that the Board could effect such a secondary offering without seeking additional stockholder approval for such action.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of certain of the federal income tax consequences of the Restructuring Plan. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the United States Department of the Treasury Regulations promulgated thereunder and rulings and court decisions as of the date hereof, all of which are subject to change, possibly retroactively.

         The discussion is included for general information purposes only. No rulings from the Internal Revenue Service with respect to the tax consequences of the Restructuring Plan to the Corporation's stockholders or to the Corporation will be sought.

         The reclassification and conversion by the Corporation of the Class A Common Stock and Class B Common Stock as and into New Common Stock will be treated as a tax-free exchange under Section 1036 of the Code and as a tax-free recapitalization under Section 368(a)(1)(E) of the Code. As a result of such treatment, the following tax consequences will apply:

            (i) No gain or loss will be recognized for federal income tax purposes by the Corporation's stockholders upon the reclassification and conversion of their shares of Class A Common Stock and Class B Common Stock as and into New Common Stock.

           (ii) The basis for the shares reclassified as and converted into shares of New Common Stock will be the same as the aggregate basis of the Class A Common Stock and Class B Common Stock held by a stockholder before the Restructuring Plan became effective.

          (iii) The holding period of the shares reclassified as and converted into shares of New Common Stock will include the periods during which the Class A Common Stock and Class B Common Stock were held by a stockholder before the Restructuring Plan became effective, provided such shares were held by such stockholder as a capital asset at the time the Restructuring Plan became effective.

           (iv) No gain or loss will be recognized for federal income tax purposes by the Corporation upon the reclassification and conversion of shares of Class A Common Stock and Class B Common Stock as and into shares of New Common Stock.

BECAUSE CERTAIN TAX CONSEQUENCES OF THE RESTRUCTURING PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER, EACH HOLDER OF THE CORPORATION'S CLASS A COMMON STOCK AND CLASS B COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE RESTRUCTURING PLAN (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL INCOME AND OTHER TAX LAWS).

INVESTMENT BANKER'S OPINION

         The Board retained Duff & Phelps in July 1998 to act as its financial advisor and to render an opinion as to the fairness of the Restructuring Plan, from a financial point of view, to the holders of Class A Common Stock and Class B Common Stock. On September 23, 1998, representatives of Duff & Phelps formally presented to the Board their findings on the change to a single class of common stock. In determining to propose the Restructuring Plan, the Board considered the analyses performed by Duff & Phelps which are described below. Based upon Duff & Phelps' analyses, the Board determined to set a conversion ratio under the Restructuring Plan of one share of New Common Stock for each share of Class A Common Stock and Class B Common Stock. On September 23, 1998, Duff & Phelps also orally advised the Board that the con version ratio of one share of New Common Stock for each share of Class A Common Stock and Class B Common Stock was fair, from a financial point of view, to the holders of each of the Class A Common Stock and the Class B Common Stock. Duff & Phelps has now delivered its written opinion, dated November 10, 1998, the full text of which is set forth in Appendix D hereto and sets forth certain assumptions made, certain procedures followed and certain matters considered by Duff & Phelps. The discussion of the opinion in this Proxy Statement is qualified in its entirety by reference to the full text of such written opinion attached hereto.
Stockholders are encouraged to read Duff & Phelps' opinion in its entirety.

Analysis of Historical Reclassification Transactions. Duff & Phelps identified and analyzed 25 reclassification transactions occurring among publicly traded companies over the years 1991 to 1998 (the "Reclassification Transaction Analysis"). In each reclassification transaction, two classes of stock of a single company with differential voting rights were reclassified as and converted into a single class of common stock. For each of the companies identified for the Reclassification Transaction Analysis, Duff & Phelps examined the number of new shares received in the reclassification for each share of the higher voting stock and the number of new shares received in the reclassification for each share of the lower voting stock (the ratio of new shares received per share of higher voting stock to the shares received per lower voting stock is referred to herein as the "conversion ratio"). Of the 25 transactions examined in the Reclassification Transaction Analysis, 18 transactions exhibited a conversion ratio of 1.00; two companies exhibited conversion ratios of approximately 1.01; three transactions exhibited conversion ratios of 1.06 to 1.15; and the remaining two transactions exhibited conversion ratios of 1.26 and 1.50, respectively. Duff & Phelps then examined the his-torical trading prices of the publicly traded shares of each of the companies completing a reclassification to determine the percentage by which the price per share of the company's higher voting stock exceeded the price per share of the company's lower voting stock (such percentage is referred to herein as the "Trading Premium;" a negative Trading Premium is sometimes referred to herein as the "Trading Discount"). Of the 25 reclassification transactions examined, insufficient data was available to analyze the historical Trading Premium of ten transactions. Of the remaining 15 reclassification transactions, one demonstrated a five-year average monthly Trading Discount of approximately 2%, one demonstrated a five-year average monthly Trading Premium of 0%, and 13 demonstrated five-year average monthly Trading Premiums ranging from approximately 1% to 26%. The indicated conversion ratio demonstrated by each reclassification transaction appears to be unrelated to the respective five-year average historical Trading Premium or Discount.

Analysis of Historical Acquisitions of Dual Class Public Companies. Duff & Phelps identified and analyzed 19 acquisition transactions occurring between 1994 and 1998 or currently pending of public companies with two classes of common stock with different voting rights ("Acquisition Transaction Analysis"). For each of the transactions in the Acquisition Transaction Analysis, the consideration paid to the holders of each class of stock was examined to determine the percentage by which the price per share paid to holders of higher voting shares exceeded the price per share paid to holders of lower voting shares (the "Transaction Premium"). Of the 19 transactions examined, 18 demonstrated no Transaction Premium. One transaction, which had not been completed at the time of the analysis, demonstrated a proposed Transaction Premium of 10%. Of the 19 acquisition transactions examined, insufficient data was available to analyze the historical Trading Premium of 12 transactions. Of the remaining seven transactions, one demonstrated a five-year average monthly Trading Discount of less than 1% and six demonstrated a five-year average monthly Trading Premium ranging from 1% to 26%. The one transaction that has a proposed Transaction Premium of 10% demonstrated a five-year average monthly Trading Premium of approximately 5%. The indicated Transaction Premium demonstrated by the historical acquisitions for which trading data was available appears to be unrelated to the respective five-year average monthly Trading Premium or Trading Discount.

Analysis of Dual Class Publicly Traded Companies. Duff & Phelps identified and analyzed a group of companies which, as of the time of the analysis, demonstrated two or more classes of publicly traded common stock with different voting rights ("Public Company Analysis"). Based upon a search of companies listed on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market and the Nasdaq small cap listings, an initial group of 67 companies was identified. A subset of 46 companies ("Comparable Companies") was determined from the initial group of 67 after eliminating some companies on the basis of minimum market capitalization, minimum trading volume, and differential dividends between classes of stock. In the Public Company Analysis, Duff & Phelps determined the average Trading Premium or Trading Discount exhibited by each of the Comparable Companies over a five-year period ended July 31, 1998. Of the 46 Comparable Companies examined: four companies demonstrated a five-year average Trading Discount of 1% to 7%; 26 companies demonstrated a five-year average Trading Discount or Trading Premium of between a Trading Discount of 1% and a Trading Premium of 5%; five companies demonstrated a five-year average Trading Premium of between 5% and 9%; and 11 companies demonstrated a five-year average Trading Premium greater than 9%. This analysis suggests that various factors, including the greater liquidity of the shares of one class of common stock, offset the impact of the higher voting rights of a class of common stock on the market price of the shares of that class of stock.

Analysis of the Historical Trading Activity of the Corporation's Capital Stock. Duff & Phelps analyzed the historical trading activity of the Class A Common Stock and Class B Common Stock. This included an examination of the average Trading Premium or Trading Discount exhibited by the Corporation's stock based on monthly closing prices over the five-year period from August 1, 1993 to July 31, 1998 and daily closing prices over the period from April 23, 1998 to August 15, 1998. The average Trading Discount for each of the periods described above was 3.1% and 2.3%, respectively. For the five-year period ended July 31, 1998, the average monthly trading volume of the Corporation's Class A Common Stock was approximately 1,492,000 shares and the average monthly trading volume of the Corporation's Class B Common Stock was approximately 157,000 shares. This analysis suggests that various factors, including the greater liquidity of the shares of Class A Common Stock, offset the impact of the higher voting rights of the Class B Common Stock on the market price of the shares of Class B Common Stock. Since the conversion ratio was initially disclosed to the public in the Corporations' preliminary proxy statement filed on October 6, 1998, the daily closing prices of the Class A Common Stock and the Class B Common Stock have generally converged, and there has been no systematic Trading Discount or Trading Premium.

Potential Earnings Dilution Analysis. Duff & Phelps performed an analysis of potential dilution to earnings per share of the Class A Common Stock and Class B Common Stock if the reclassification and conversion of shares were to occur at a conversion ratio of greater than 1.00. Since the Board has determined that under the Restructuring Plan the reclassification and conversion of shares would occur at a conversion ratio of 1.00, there would be no dilution to earnings per share as a result of the Restructuring Plan.

         For purposes of its opinion and in connection with its review of the Restructuring Plan, Duff & Phelps, among other things: reviewed a draft of this Proxy Statement, which describes the Restructuring Plan; discussed the current operations and future outlook of the Corporation with the Corporation's management; met with the Board to discuss the Corporation, the proposed Restructuring Plan and the results of Duff & Phelps' reviews and analyses; reviewed the Corporation's annual reports on Form 10-K for the years ended 1994 to 1997; reviewed the Corporation's quarterly reports on Form 10-Q for the period ended June 30, 1998; reviewed the Corporation's Charter; reviewed the market prices and trading activity of the Class A Common Stock and Class B Common Stock; reviewed the market prices and trading activity of the capital stock of other companies with two classes of publicly traded stock; reviewed the terms of transactions in which two classes of capital stock of public companies were converted into a single class of capital stock; reviewed the terms of transactions in which public companies with two classes of capital stock were acquired; and performed such other reviews and analyses as it deemed necessary. In addition, Duff & Phelps performed a separate engage ment with respect to the advisability and the structure of the Rights Plan.

SURRENDER OF STOCK CERTIFICATES NOT REQUIRED

         After the Restructuring Plan is effective, certificates representing shares of Class A Common Stock and Class B Common Stock will automatically be deemed to represent an equal number of shares of New Common Stock, and no action will be required on the part of stockholders to exchange their certificates representing shares of Class A Common Stock and Class B Common Stock. Any stockholder who wishes to exchange old certificates for new certificates representing shares of New Common Stock should contact National City Bank, Corporate Trust Operations, Third Floor, North Annex, 4100 West 150th Street, Cleveland, Ohio 44135-1385 (1-800-622-6757).

THE BOARD OF DIRECTORS CONSIDERS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE CORPORATION AND ALL OF ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE RESTRUCTURING PLAN AND RESTATEMENT OF THE CHARTER TO REFLECT SUCH APPROVAL.


                                   PROPOSAL 2

                            PROPOSAL TO ELIMINATE THE
                        SUBSTANTIAL STOCKHOLDER PROVISION

         The Board recommends the elimination of the Substantial Stockholder Provision if the stockholders approve the elimination of the Corporation's dual class capital structure. The Board believes that the Substantial Stockholder Provision is extremely restrictive and is not necessary to protect the Corporation from takeovers provided the Corporation implements the Restructuring Plan and the Rights Plan.

         The Substantial Stockholder Provision places limitations on the ability of certain persons coming within the definition of a "Substantial Stockholder" to vote shares of the Corporation beneficially owned by them. A Substantial Stockholder is defined as any beneficial owner of more than a "threshold percentage" -- generally 20% -- of the total number of outstanding voting shares of any class of stock of the Corporation. A "beneficial owner" is anyone which has or shares, directly or indirectly, the power to vote or dispose of shares. Also, a person is deemed to be a "beneficial owner" of shares beneficially owned by affiliates, or shares beneficially owned by any other person with which the person or its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to an agreement, arrangement or understanding concerning the acquiring, voting, holding or disposing of shares by such group. Thus, a group of persons which has an agreement, arrangement or understanding concerning the acquiring, holding, voting or disposing of shares would be deemed to be a single stockholder which beneficially owns the aggregate number of shares held by the individual members of the group. If such aggregate number of shares exceeds 20% of the total number of outstanding voting shares of any class of stock (or such other threshold percentage applicable to the group), the group would be deemed to be a "Substantial Stockholder."

         Certain exceptions from the definition of beneficial ownership are set forth in the Substantial Stockholder Provision. These include an exception for the attribution of beneficial ownership among directors and officers of the Corporation solely by reason of their acting in their capacities as such, for shares held under employee stock ownership and similar plans and for the trustees thereof solely by reason of their capacities as such.

         The threshold percentage for any stockholder, including a group under the definition of Substantial Stockholder, is 20% of the total number of outstanding voting shares of any class of stock. If a stockholder's percentage of voting shares increases above the threshold applicable to it as a result of purchases, redemptions or other acquisitions of voting shares by the Corporation, or decreases below the threshold applicable to it as a result of an issuance of voting shares by the Corporation or reduction in beneficial ownership by the stockholder, the stockholder's threshold percentage will be adjusted to equal the percentage of outstanding voting shares held immediately after such event, but never less than 20%.

         Once a person is determined to be a Substantial Stockholder, any shares of any class or series of stock held in excess of its threshold percentage are entitled to 1/100 of the vote per share to which such shares would otherwise be entitled. In addition, a Substantial Stockholder is limited to casting a maximum number of votes equal to its threshold percentage plus 5% -- generally 25% -- of the total number of votes (after deducting votes that the Substantial Stockholder is prevented from casting) of the class or series entitled to be cast on a matter. This latter limitation prevents a Substantial Stockholder's voting power from increasing beyond the additional 5% as a result of the lower number of votes entitled to be cast by all of the stockholders of that class.

         A simple example of the application of the Substantial Stockholder Provision to a stockholder with a 20% threshold percentage and a 25% limit illustrates its operation. For purposes of the example, it is assumed that the Corporation has outstanding 1,000 voting shares of a particular class of stock, all with one vote each. If a stockholder were to acquire 700 shares of such class, he would become a Substantial Stockholder because he would hold more than 200 voting shares, 20% of the number of outstanding voting shares. As a Substantial Stockholder, he would be entitled to 200 votes for his first 200 shares (20% of the outstanding class) and, due to the limitation on voting rights for shares held in excess of 20% of the class (1/100 of the vote per share), an additional five votes for his remaining 500 shares. These 205 votes would be out of a total of 505 votes then entitled to be cast (that is, 205 votes by the Substantial Stockholder, and 300 votes by other holders of such class of stock, assuming none of the other holders beneficially owned more than 20% of the total number of outstanding voting shares). Then, as these 205 votes would constitute 41% of the total number of votes of the class of stock, the provision which generally limits the Substantial Stockholder to not more than 25% of the total number of votes entitled to be cast by such class would limit the Substantial Stockholder to 100 votes out of a total of 400 votes entitled to be cast by holders of the class of stock. By comparison, another stockholder of the Corporation which holds 100 shares would have 10% of the total voting power before application of the Substantial Stockholder Provision, but would have 25% of the total voting power after the voting power of the Substantial Stockholder is reduced. Thus, any such reduction in the proportionate voting power of a Substantial Stockholder has the effect of increasing the proportionate voting power of all of the other stockholders of that class.

         In addition to eliminating the Substantial Stockholder Provision, the amendments to Article Sixth of the Charter will include certain conforming amendments. In this regard, the definition of continuing directors will be revised to delete the reference to a Substantial Stockholder and to provide that the directors as of December 15, 1998 are continuing directors.

         The Board believes that the Substantial Stockholder Provision is more restrictive than necessary to protect the Corporation from takeovers as long as the Corporation's dual class capital structure is eliminated and the Rights Plan is adopted. This is especially true since the Board cannot waive the provisions of the Substantial Stockholder Provision. In order to continue to protect the Corporation from abusive takeovers after the dual class capital structure and the Substantial Stockholder Provision are eliminated, the Board adopted the Rights Plan subject to effectiveness of the Restructuring Plan and the elimination of the Substantial Stockholder Provision. The Board believes that the Rights Plan will appropriately protect the interests of all of the stockholders.

         THE BOARD HAS MADE THE ELIMINATION OF THE SUBSTANTIAL STOCKHOLDER PROVISION CONDITIONAL UPON THE APPROVAL OF THE RESTRUCTURING PLAN. The Board believes that the Substantial Stockholder Provision should be retained if the dual class capital structure is retained. If the dual class structure is retained and the Substantial Stockholder Provision is eliminated, a raider could acquire a controlling voting interest in the Corporation through the acquisition of shares of Class B Common Stock for an aggregate price substantially lower than would be required if the Corporation had only one class of common stock. If the stockholders approve the Restructuring Plan and vote against the elimination of the Substantial Stockholder Provision, the Board will implement the Restructuring Plan, but will not adopt the Rights Plan.

          If the Restructuring Plan is implemented, the voting power of the Corporation's principal stockholder, Blum, which is a Substantial Stockholder, will decrease from 8.9% of the outstanding shares of Class A Common Stock and 23.7% of the outstanding shares of Class B Common Stock as of the Record Date, or 25.0% of the votes eligible to be cast, to 15.0% of the outstanding shares of New Common Stock based upon the one-for-one conversion ratio and the outstanding shares as of the Record Date. See "PROPOSAL 1 -- PROPOSAL TO ADOPT THE RESTRUCTURING PLAN -- Ownership of Principal Stockholders Before and After the Restructuring Plan Is Effective." In addition, if the Substantial Stockholder Provision is eliminated, Blum will be able to acquire beneficial ownership of additional shares of New Common Stock and have full voting power over those shares, except that the provisions of the Rights Plan will, in effect, preclude it from acquiring beneficial ownership of shares of New Common Stock that will result in Blum becoming an Acquiring Person as defined in the Rights Plan. The Rights Plan provides that the shares owned by a person who beneficially owns more than 5% of the shares of Class A Common Stock or Class B Common Stock as of September 23, 1998 will be excluded from the determination as to whether such person is an acquiring person if the person has entered into a standstill agreement with the Corporation prior to the final adoption of the Rights Plan. See "BACKGROUND AND SUMMARY OF PROPOSALS TO AMEND THE CHARTER TO ELIMINATE THE DUAL CLASS CAPITAL STRUCTURE AND THE SUBSTANTIAL STOCKHOLDER PROVISION -- The Stockholders' Rights Plan." Since Blum L.P. and certain affiliates of Blum L.P. have entered into such a standstill agreement with the Corporation, the elimination of the Substantial Stockholder Provision will enable Blum to have full voting power over up to 30.0% of the outstanding shares of New Common Stock.

         If the Restructuring Plan is implemented but the elimination of the Substantial Stockholder Provision is not approved by the stockholders, the Board will not adopt the Rights Plan. In that case, Blum will be unable to exercise full voting power over any shares of New Common Stock that it beneficially owns in excess of the 20% threshold percentage.

THE BOARD OF DIRECTORS CONSIDERS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE CORPORATION AND ALL OF ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE ELIMINATION OF THE SUBSTANTIAL STOCKHOLDER PROVISION AND RESTATEMENT OF THE CHARTER TO REFLECT SUCH APPROVAL.


                                   PROPOSAL 3

                 PROPOSAL TO LENGTHEN THE ADVANCE NOTICE PERIOD
                 FOR THE NOMINATION OF DIRECTORS BY STOCKHOLDERS

         Section 2 of Article 2 of the Bylaws , as set forth in Appendix B hereto, provides that written notice of a stockholder's intent to nominate an individual for election to the Board at the Corporation's annual meeting of stockholders must be filed with the Secretary of the Corporation not later than 10 days after notice for that meeting is sent to stockholders, or at least 21 days prior to the date fixed for holding the meeting at which the nomination is intended to be made, whichever is later. This notice must include: (i) the name and residence of the stockholder; (ii) proof that the stockholder is a holder of record of the voting shares of the Corporation; (iii) consent of the nominee to serve if elected; (iv) a description of all arrangements and understandings between the stockholder and the nominee, and (v) any information on the nominee which would need to be included in a proxy statement filed under the proxy rules of the SEC. The advance notice is not required if the nomination is permitted by the affirmative vote of two-thirds of the whole Board, provided that a majority of the directors acting on the matter consists of continuing directors.

         The Board proposes to amend this provision to lengthen the advance notice period to 45 days prior to the anniversary of the mailing date of the Corporation's proxy statement for the previous annual meeting. This would provide a deadline of approximately 70 to 85 days prior to the anniversary of the date of the previous annual meeting. The amendment of the notice provision would provide the Board with time to consider the qualifications of a proposed nominee before a proxy statement is mailed. The amendment would also make the Corporation's advance notice provision similar to that of many other public companies. Finally, such an amendment would be consistent with recent action taken by the SEC to amend Rule 14a-4(c). The SEC's recently adopted amendment to Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), takes the position that a reasonable deadline for a stockholder to give notice to a company of the stockholder's intent to raise a matter from the floor at an annual meeting of stockholders is 45 days prior to the anniversary of the mailing date of the proxy statement for the previous annual meeting.

         The Proposal to lengthen the notice period for the nomination of directors by stockholders will strengthen the anti-takeover protection provided by this provision. The advance notice provision may impede an attempt to take control of the board of directors and inhibit stockholders from participating in the nominating process even if they have no intention of controlling the Corporation. This provision was first adopted by the Corporation's stockholders in 1983 when the Corporation reorganized from an Ohio corporation to a Delaware corporation. The Corporation explained in the proxy statement relating to the reorganization that the advance notice provision would provide the Board with enough time for it to formulate its views with respect to a stockholder's nominee prior to the stockholders' meeting at which the nominee was to be nominated. In addition, the 1983 proxy statement noted that the advance notice provision would enable the Board to institute litigation or take other appropriate steps to prevent the nominee from being elected or serving if such action were thought to be necessary or desirable in the best interests of the Corporation and its stockholders.

THE BOARD OF DIRECTORS CONSIDERS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE CORPORATION AND ALL OF ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO LENGTHEN THE NOTICE PERIOD FOR STOCKHOLDER NOMINATION OF DIRECTORS.


                                   PROPOSAL 4

                    PROPOSAL TO ELIMINATE CERTAIN UNNECESSARY
             PREFERENCE, CONVERTIBLE AND REDEEMABLE STOCK PROVISIONS

         The Board has approved eliminating certain provisions of Article Fourth of the Charter because these provisions are unnecessary. A copy of the Restated Charter, marked to show such proposed amendments, is set forth in Appendix A hereto.

         The last sentence of Division I of Article Fourth refers to shares of certain series of preference stock that are no longer outstanding. Therefore, this sentence is unnecessary and the Board proposes to eliminate it.

         Division IV describes the conversion terms of any convertible shares issued by the Corporation. Division V describes the redemption terms of any shares issued by the Corporation that are redeemable. These provisions were included in the charter of the Corporation's predecessor Ohio company which provided for certain specific series of convertible and redeemable preference stock and for additional series of preference stock having such terms and conditions as were established by resolution of the Board. At the time of the Corporation's formation in 1983, the Charter retained the "blank check" preference stock provision, authorized for issuance the number of the outstanding shares of the specific series of preference stock and provided that no shares of the specific series of convertible and redeemable preference stock could be reissued after they were redeemed. In 1985, the Corporation's stockholders approved an amendment to the Charter to eliminate the provisions related to those previously outstanding shares of preference stock. That amendment, however, did not address the related provisions of Divisions IV and V of Article Fourth. The Board recommends eliminating these provisions because they are unnecessary. If the Corporation decides in the future to issue convertible or redeemable preference stock, the Board has the authority under the "blank check" preference stock provisions of Division I of Article Fourth of the Charter to specify the conversion and redemption terms in the resolution establishing the terms of the preference stock.

THE BOARD OF DIRECTORS CONSIDERS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE CORPORATION AND ALL OF ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ELIMINATION OF THE UNNECESSARY PREFERENCE STOCK, CONVERTIBLE STOCK AND REDEEMABLE STOCK PROVISIONS AND RESTATEMENT OF THE CHARTER TO REFLECT SUCH APPROVAL.

                                   PROPOSAL 5

                 PROPOSAL TO AMEND THE SCOTT TECHNOLOGIES, INC.
                        KEY EMPLOYEES' STOCK OPTION PLAN

         On September 23, 1998, the Board approved, subject to stockholder approval, amendments to the Option Plan to increase the number of shares authorized for issuance pursuant to the terms of the Option Plan from 1,500,000 to 3,000,000 and revise the provisions relating to transferability of options, a change in control of the Corporation, amendments of the terms of an option and the provisions referring to Class A Common Stock. A marked copy of the Option Plan as proposed for amendment (the "Amended Plan") is set forth in Appendix E hereto. The Amended Plan has been prepared on the assumption that Proposals 1 (the Restructuring Plan) and 2 (the elimination of the Substantial Stockholder Provision) will be adopted. In the event that both of these Proposals are not adopted, the Amended Plan will be modified accordingly.

THE PROPOSED AMENDMENTS

         The Option Plan provides for grants to selected key employees of the Corporation and its subsidiaries of options to purchase not more than an aggregate of 1,500,000 shares of Class A Common Stock. As of the date hereof, the Corporation has only 3,760 shares remaining for option grants under the Option Plan. This number is not sufficient for the Stock Option Committee to provide appropriate incentives to its management, including its new Chairman of the Board, or even to continue to grant options in amounts that are consistent with its recent practices. Since the purpose of the Option Plan is to provide to key employees additional incentives which are intended to enhance the Corporation's ability to attract and retain key employees and align employees' economic interests with those of the Corporation's stockholders, the Board concluded that it was in the best interests of the Corporation and all of its stockholders that the Option Plan be amended to authorize 1,500,000 additional shares for issuance pursuant to the terms of the Option Plan.

         The Stock Option Committee expects to grant Robert P. Collins, in connection with his appointment as Chairman of the Board, an option to purchase 149,665 shares of Class A Common Stock (New Common Stock if the Restructuring Plan is adopted) if the proposed amendments to the Option Plan are adopted. The option is expected to be granted at an exercise price per share equal to the closing sale price of a share of Class A Common Stock on the effective date of the governing stock option agreement, which will be the date that the stockholders approve the proposed amendments to the Option Plan. The option is expected to be exercisable with respect to 37,416 shares upon the first anniversary of the date of grant and, as to the remaining shares, upon the fifth anniversary of the date of grant, except that it will be exercisable earlier based upon certain market prices of the Corporation's shares of Class A Common Stock (New Common Stock if the Restructuring Plan is adopted) to be specified at the time of the grant. (On November 5, 1998, the closing price of a share of Class A Common Stock was $14.4375.) The Stock Option Committee also expects to continue to grant options as a component of key employees' total compensation consistent with its practice since the adoption of the Option Plan in 1994.

         In order to provide some estate planning flexibility to executives, the Board also concluded that the Option Plan should be amended to authorize the Stock Option Committee to permit nonqualified stock options to be transferred, in the Stock Option Committee's discretion, for estate planning purposes and to specify when the transferee must exercise the option after the original optionee's termination of employment. This amendment will provide flexibility to the Stock Option Committee to appropriately permit transfers of options. The Code does not permit incentive stock options to be transferred other than upon the death of an Optionee.

         In addition, the Board concluded that the Option Plan should be amended to require the automatic acceleration of the vesting of outstanding options upon the acquisition by a person of 50% or more of the votes of the Corporation's outstanding shares of common stock in a transaction with the Corporation accounted for under the pooling-of-interests method of accounting. If the Rights Plan is not finalized because of the failure of stockholders to approve both Proposals 1 and 2, the 50% amount will be reduced to 20%, consistent with the terms of the Substantial Stockholder Provision. In all other types of changes in control of the Corporation, as defined in the Option Plan, the Stock Option Committee will continue to have the discretion to accelerate the vesting of outstanding options. This amendment is necessary because the pooling-of-interests method of accounting could not be used by the Corporation if the Stock Option Committee exercised the authority it has under the existing Option Plan to accelerate the vesting of options upon a change in control. An automatic acceleration of the vesting of options upon a change in control is consistent with the rules applicable to the pooling-of-interests method, however.

         The Board recommends revising the provisions of the definition of "change in control" to refer to votes rather than shares and to make the percentage amounts used in the definition "20%" other than with respect to a pooling transaction. These amendments clarify that a change in control is based upon control rather than numbers of shares.

         The Board also recommends that the Option Plan be amended to authorize the Stock Option Committee to rescind options granted after the effective date of the Option Plan amendments to the extent necessary to enable the Corporation to be a party to a business combination that is to be accounted for under the pooling-of-interests method of accounting, provided that the optionee is given a written opinion from the Corporation's independent accountants that the option must be rescinded in order for the transaction to be accounted for under the pooling-of-interests method. Section 7(d) now authorizes the Stock Option Committee to terminate options upon stockholder approval of a change in control. This provision could not be used, however, to terminate stock options when necessary for the Corporation to use the pooling-of-interests method to account for a business combination in which it issues shares to the shareholders of another company. In addition, Section 7(d) could not be used by the Stock Option Committee to terminate options before the stockholders approve the change in control of the Corporation.

         Finally, the Board recommends that the Option Plan be amended to refer to the New Common Stock rather than the Class A Common Stock, if the Restructuring Plan becomes effective. If it does not, the references to Class A Common Stock will be retained in the Option Plan.

SUMMARY OF THE OPTION PLAN

         The following is a brief description of the material features of the Scott Technologies, Inc. Key Employees' Stock Option Plan. Such description is qualified in its entirety by reference to the Option Plan, as proposed to be amended, a marked copy of which is set forth in Appendix E hereto.

         General. The Option Plan provides for the grant to key employees of nonqualified stock options and "incentive stock options" within the meaning of
Section 422 of the Code. The Option Plan also provides for the granting of stock appreciation rights that give the employee the right to elect a payment equal to the appreciation of the stock value over the exercise price. The Option Plan is intended to provide flexibility with respect to the terms and conditions of stock awards to executives and other key employees.

Administration of the Option Plan. The Stock Option Committee is authorized to administer and interpret the Option Plan and from time to time to adopt any rules and regulations for carrying out the Option Plan that it may deem to be advisable. It has the authority: (i) to select the key employees to whom options are granted; (ii) to determine the number of shares of common stock which are subject to any option; (iii) to determine the time or times when options are granted; (iv) to determine the exercise price of common stock subject to an option; (v) to determine the time or times when each option becomes exercisable and the duration of the exercise period; (vi) to determine at the time of the granting of an option under the Option Plan whether and to what extent such option is an incentive stock option entitled to the benefits of
Section 422 of the Code; (vii) to determine whether stock appreciation rights are made part of any option grant, the method of valuing the stock appreciation rights and whether the stock appreciation rights are exercisable in lieu of or in addition to the related option; (viii) to prescribe the form of the option agreements to be entered into under the Option Plan and to set the provisions of such option agreements; (ix) to adopt, amend and rescind such rules and regu-lations as, in the Stock Option Committee's opinion, are advisable in the administration of the Option Plan; and (x) to construe and interpret the Option Plan, the rules and regulations thereunder and the instruments evidencing options granted under the Option Plan and to make all other determinations deemed necessary or advisable for the administration of the Option Plan. In addition, if the Proposal to amend the Option Plan is approved, the Stock Option Committee will have the authority to authorize a transfer of an option, establish the terms of such transfer and rescind an option to the extent necessary for the Corporation to be a party to a pooling-of-interests transaction.

Employees Eligible for Options. The Option Plan provides that options may be granted from time to time in the discretion of the Stock Option Committee only to such key employees of the Corporation or of a subsidiary of the Corporation whose initiative and efforts contribute or may be expected to contribute to the Corporation's growth and future success, including key employees who may also be members of the Board. A key employee is defined by the Option Plan as any person determined by the Stock Option Committee to be a high level executive officer or other valuable managerial or technical employee of the Corporation or a subsidiary of the Corporation. Currently, approximately 35 employees may be considered to meet the definition of "key employee." Members of the Stock Option Committee are not eligible to participate in the Option Plan, or to receive options under it, while serving on the Stock Option Committee or for the year prior to serving on the Stock Option Committee. A key employee who renounces in writing any right to receive options under the Option Plan will not be eligible to receive any options under the Option Plan. The Stock Option Committee may grant more than one option, with or without stock appreciation rights, to the same employee. No option may be granted to any employee during any period of time when he or she is on a leave of absence.

Shares Subject to the Option Plan. The aggregate number of shares of common stock for which options may be granted under the Option Plan is 1,500,000. The proposed amendment would increase the total number of shares available for issuance under the Option Plan by 1,500,000 to 3,000,000. Either treasury or authorized and unissued shares, or both, in such amount or amounts, within the maximum limits of the Option Plan, as the Stock Option Committee shall from time to time determine, may be so issued. All shares of common stock which are the subject of any lapsed, expired or terminated options may be made available for regrants under the Option Plan to any eligible employee. In the event a stock appreciation right is granted, the exercise of which is in lieu of exercise of an option, and such stock appreciation right is thereafter exercised in whole or in part, then such option or the portion thereof to which the duly exercised stock appreciation right relates shall be deemed to have been exercised, and the shares of common stock which otherwise would have been issued upon exercise of such option, to the extent not used in payment for the stock appreciation right, may generally be made available for regrants under the Option Plan.

         In the event that the outstanding shares of common stock should be increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock of the Corporation or of another corporation, appropriate adjustments reflecting such changes will be made with respect to both the number of shares for which options may be granted in the future and the number and the exercise price for shares already subject to existing options.

Option Provisions. The exercise price per share of common stock which is the subject of an incentive stock option under the Option Plan is determined by the Stock Option Committee at the time of grant but cannot be less than 100% of the fair market value of a share of common stock on the date such option is granted. If the employee to whom an incentive stock option is granted is at the time of the grant an owner of more than 10% of the total combined voting power of all classes of the stock of the Corporation (a "Ten-Percent Stockholder"), the exercise price per share will not be less than 110% of the fair market value of a share of common stock on the date the option is granted. The exercise price per share under each option granted pursuant to the Option Plan which is not an incentive stock option is determined by the Stock Option Committee at the time of grant and may be above or below the fair market value of the common stock on the date such option is granted.

         The Stock Option Committee determines when each option is to expire, but no option may be exercisable for a period of more than ten years from the date of grant. No incentive stock option granted to an employee who is a Ten-Percent Stockholder at the time of the grant may be exercisable after the expiration of five years from the date of grant.

         Currently, only the key employee to whom an option is granted may exercise the option, except where a guardian or other legal representative has been duly appointed for the employee and except as otherwise provided in the case of the employee's death and no option is transferable otherwise than by the last will and testament of the employee to whom it is granted or, if the employee dies intestate, by the applicable laws of descent and distribution or to the extent approved by the Stock Option Committee pursuant to a qualified domestic relations order as defined by the Code. The proposed amendments would permit the Stock Option Committee, in its discretion, to provide for transferability of an option for estate planning purposes. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.


         The Stock Option Committee may, in its discretion, either make any option immediately exercisable or require that, prior to the exercise of any option, the optionee must have been an employee for a specified period of time after the date of such option grant. Each option is subject to such additional restrictions or conditions with respect to the right to exercise and the time and method of exercise as the Stock Option Committee may prescribe. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period, but this right of exercise shall be limited to whole shares, unless the Stock Option Committee determines otherwise. Options are exercised by the optionee giving written notice to the Corporation of the optionee's exercise of the option and the number of shares with respect to which the option is exercised, accompanied by full payment of the purchase price either in cash or, with the consent of the Stock Option Committee, in whole or in part in shares of common stock of the Corporation having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made. A dissolution or liquidation of the Corporation will cause each outstanding option to terminate, although each optionee will have the right during the period prescribed in the option agreement prior to such dissolution or liquidation, to exercise his option in whole or in part.

         Certain provisions regarding a "change in control" of the Corporation are discussed above in connection with the description of the proposed amendments. In summary, the Stock Option Committee has the right to accelerate the vesting of options upon a change in control. The term "change in control" is currently defined in the Option Plan to include: (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Corporation) for 10% or more of the common stock of any class or any securities convertible into such common stock; (ii) the receipt by the Corporation of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the common stock calculated as provided in paragraph (d) of Rule 13d-3; (iii) the date of approval by stockholders of the Corporation of an agreement providing for any consolidation or merger of the Corporation in which the Corporation will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Corporation would be converted into cash, securities, or other property, other than a merger of the Corporation in which the holders of common stock of all classes immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Corporation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Corporation; or (vi) such other event as the Stock Option Committee shall, in its discretion, deem to be a "change in control." Under the proposed amendments, options will automatically accelerate upon the acquisition by a person of 50% or more of the votes of the outstanding shares in a transaction to be accounted for under the pooling-of-interests method.

         If an optionee ceases to be an employee of the Corporation or any of its subsidiaries, the optionee shall be able to exercise an option during the following periods (but not beyond the original term of the option): (i) three months after the date the optionee ceased to be an employee if the reason for the optionee's cessation as an employee was other than his death or disability; or (ii) one year after the date the optionee ceased to be an employee if the reason for the optionee's cessation as an employee was his disability. If an optionee dies prior to the expiration of an option, the optionee's estate, or the person designated in his last will and testament, or the person to whom the option is transferred by the applicable laws of descent and distribution, shall be able to exercise the option during the one-year period after the date the optionee ceased to be an employee if either (A) the optionee died while he was an employee of the Corporation or any of its subsidiaries or (B) the optionee died within three months after ceasing to be an employee of the Corporation or any of its subsidiaries. The proposed amendments regarding transfers of options for estate planning purposes would authorize the Stock Option Committee to specify when a transferee could exercise an option after the initial optionee's termination of employment.

         Notwithstanding the foregoing, the Stock Option Committee may in its discretion provide in the option for shorter or longer periods in which the option can be exercised after the optionee's cessation as an employee or provide that the option shall not be exercisable at all after the optionee's cessation as an employee of the Corporation or any of its subsidiaries. However, no period of exercise with respect to an option may be extended beyond the original expiration date of the option.

Stock Appreciation Rights. The Stock Option Committee may provide, at the time of the grant of a stock option and upon such terms and conditions as it deems appropriate, that an optionee may have the right with respect to all or a portion of the option granted to him to elect in lieu of exercising such option to surrender such option in exchange for the consideration described below. Alternatively, the Stock Option Committee may provide, at the time of the grant of a stock option and upon such terms and conditions as it deems appropriate, that an optionee may have the right with respect to all or a portion of the option granted to him to receive the consideration set forth below upon exercising such option in addition to any shares of common stock purchased upon exercise thereof. Stock appreciation rights must be specifically granted by the Stock Option Committee; however, the Stock Option Committee will have no authority to grant stock appreciation rights except in connection with the grant of a stock option pursuant to the Option Plan, and no optionee shall be entitled to such rights solely as a result of the grant of an option. Stock appreciation rights, if granted, may be exercised either with respect to all or a portion of the option to which they relate. Stock appreciation rights are not transferrable separate from the option to which they relate and are subject to all of the restrictions on transfer applicable to such option. Stock appreciation rights are exercisable only at such times and by such persons as are specified in the option agreement governing the stock option to which they relate.

         Stock appreciation rights will provide an optionee with the right to receive a percentage, not greater than 100%, of the excess over the exercise price, if any, of the fair market value of the shares of common stock covered by the option, as determined by the Stock Option Committee as of the date of exercise of the stock appreciation right, in the manner provided for in the Option Plan. Such amount will be payable in one or more of the following manners, as determined by the Stock Option Committee: (i) in cash; (ii) in shares of common stock having a fair market value equal to such amount; or (iii) in a combination of cash and shares of common stock. If payment is made in whole or in part in shares of common stock, such payment will reduce the number of shares available for the grant of options under the Plan.

         In no event may any optionee exercise any stock appreciation rights granted under the Option Plan unless such optionee is then permitted to exercise the option or the portion thereof with respect to which such stock appreciation rights relate. If the governing option agreement provides that exercise of the stock appreciation rights is in lieu of the exercise of the option, then (i) upon the exercise of any stock appreciation rights, the option or that portion thereof to which the stock appreciation rights relate will be canceled, and (ii) upon the exercise of the option or that portion thereof to which the stock appreciation rights relate, the stock appreciation rights will be canceled. If the option agreement provides that exercise of the stock appreciation rights is in addition to exercise of the option, then (i) upon the exercise of any stock appreciation rights, the option or that portion thereof to which the stock appreciation rights relate will be deemed to be exercised and (ii) upon the exercise of the option, the stock appreciation rights corresponding thereto will be deemed to be exercised to the extent the option is exercised. The terms of any stock appreciation rights granted under the Option Plan will be incorporated into the option agreement which governs the option with respect to which the stock appreciation rights are granted, and will be on such terms as the Stock Option Committee may prescribe. The granting of an option or stock appreciation right will impose no obligation upon the optionee to exercise such option or right and the Corporation's obligation to satisfy stock appreciation rights will not be funded or secured in any manner.

Limitations on Grant of Stock Options. No individual key employee will be granted options for, or stock appreciation rights with respect to, more than 750,000 shares of common stock in any five-year period. During the calendar year in which any incentive stock options granted under the Option Plan first become exercisable by an optionee, the aggregate fair market value of the shares of common stock which are subject to such incentive stock options (determined as of the date the incentive stock options were granted) may not exceed the sum of $100,000.

Amendments to the Plan. Subject to the approval of the Board, the Stock Option Committee may at any time amend, modify, suspend or terminate the Option Plan. In no event, however, without the approval of stockholders, may any action of the Stock Option Committee or the Board result in: (i) amending, modifying or altering the eligibility requirements; (ii) increasing or decreasing, except as set forth in "Shares Subject to the Option Plan" above, the maximum number of shares as to which options may be granted; (iii) decreasing the minimum option price per share at which options may be granted under the Option Plan; (iv) extending either the maximum period during which an option is exercisable or the date on which the Option Plan shall terminate; (v) changing the requirements relating to the Stock Option Committee; or (vi) making any other change which would cause any options granted under the Option Plan as incentive stock options not to qualify as such options within the meaning of Section 422 of the Code, except to conform the Option Plan and the option agreements to changes in the Code or governing law. The proposed amendments would permit the Stock Option Committee to terminate an option when necessary for a transaction to be accounted for under the pooling-of-interests accounting method.

Termination of the Plan. The Option Plan will terminate on October 19, 2004. All options outstanding at the time of termination of the Option Plan will continue in full force and effect according to their terms and the terms and conditions of the Option Plan.

Federal Income Tax Consequences

Incentive Stock Options. With respect to an incentive stock option, the optionee will realize no income for Federal income tax purposes upon the grant or exercise of the option, but the difference between the option price and the fair market value of the shares at the date of exercise will constitute an item of tax preference which may be subject to the alternative minimum tax.

         If no disposition of shares acquired through the exercise of incentive stock options is made by the optionee within one year after the exercise, or within two years after the grant of the option, any amount realized by the optionee in the event of a sale of the optionee's shares which is in excess of the optionee's cost will be taxed as a long-term capital gain. Sixty percent of such net capital gain realized on the disposition of the shares is an item of tax preference which may be subject to the alternative minimum tax. The alternative minimum tax is paid only if it exceeds the regular tax.

         The Corporation is entitled to no deduction for Federal income tax purposes, either in connection with the granting of an incentive stock option or upon its exercise. If, however, the optionee disposes of the optionee's shares within the one-year or two-year periods mentioned above, the optionee will be required to include in the optionee's income, as compensation, the excess of the fair market value of the shares at the date of exercise or, in certain cases, if less, the amount realized on disposition, over the option price, and the Corporation will be entitled to a tax deduction in the year of disposition of the shares equal to any amount which the optionee is required to treat as compensation income.

Nonqualified Stock Option. With respect to a nonqualified stock option, an optionee will not realize income upon the granting of such an option; however, in any year in which an optionee exercises a part or all of such option, the excess, if any, of the fair market value of the shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, the Corporation will be entitled to a tax deduction for the same amount in the same year. Under Section 162(m) of the Code, the Corporation is not entitled to deduct remuneration paid to any one of the five highest paid executives in excess of $1,000,000. The Corporation believes that nonqualified stock options under the Option Plan will not be subject to the $1,000,000 limit.

THE BOARD OF DIRECTORS CONSIDERS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE CORPORATION AND ALL OF ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE SCOTT TECHNOLOGIES, INC. KEY EMPLOYEES' STOCK OPTION PLAN.

                       EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

Summary of Compensation. The following table shows information concerning the annual and long-term compensation earned during the last three fiscal years by the persons who served as the Corporation's chief executive officer ("CEO") during 1997 and each of the Corporation's other executive officers during 1997 whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                          ANNUAL COMPENSATiON                                COMPENSATION
                                  -----------------------------------------     ---------------------------------------

                                                                    OTHER       RESTRICTED    SECURITIES
                                                                    ANNUAL        STOCK       UNDERLYING     ALL OTHER
 NAME AND PRINCIPAL                                                COMPENSA-      AWARD(S)      OPTIONS/     COMPENSA-
POSITION DURING 1997       YEAR          SALARY     BONUS           TION(1)        (S)           SARs(#)       TION(2)
----------------------     ----          ------     -----          --------     ----------    ----------     ----------
John P. Reilly(3)
   Chairman, CEO and
   President               1997         $41,667           --            --            --            --       $33,407
                           1996         500,000     $300,000            --            --            --        38,241
                           1995         500,000      250,000       $67,198      $165,000       500,000        38,178
Glen W. Lindemann(4)
   President and CEO       1997         221,417      203,800            --            --       220,000        28,219
Steven L. Siemborski(5)
   Senior Vice President
   and Chief Financial
   Officer                 1997         350,000      200,000       482,813            --        62,500        14,420
                           1996         350,000      182,000       344,531            --            --        21,290
                           1995         350,000      108,000       448,124            --            --        16,179
William J. Sickman(6)      1997         141,917       30,000            --            --        50,000         5,010
   Vice President -
   Corporate Relations

------------------


(1) The amounts indicated with respect to Mr. Siemborski represent the difference between the fair market values of the 37,500 shares of Class A Common Stock acquired by Mr. Siemborski in each of 1997, 1996 and 1995 and the prices paid by Mr. Siemborski for those shares.

(2) (a) Includes the discounted value of the benefit to each of the Named Executive Officers of the premium paid by the Corporation during 1997 for one or more split-dollar insurance policies under which the executive receives an interest in the cash surrender value of the policy at the time when the ownership of the policy is split between the executive and the Corporation. The Named Executive Officers paid a portion of the premium based upon a rate for term life insurance. The amounts reflected in the table for split-dollar insurance are as follows: John P. Reilly -- $33,407; Glen W. Lindemann -- $26,619; Steven L. Siemborski -- $12,820; and William J. Sickman -- $3,580.

         (b) Includes the Corporation's contribution of the following amounts under the Corporation's 401(k) plans: Glen W. Lindemann -- $1,600; Steven L. Siemborski -- $1,600; and William J. Sickman -- $1,430.

(3) Mr. Reilly resigned as CEO and President of the Corporation on January 24, 1997 and served as the non-employee Chairman of the Board until November 3, 1998. He continues to serve as a member of the Board.

(4) Mr. Lindemann became President and CEO of the Corporation on September 22, 1997. Prior to that time, he served as a member of the Office of the Chairman of the Board between January 24, 1997 and September 22, 1997 and President of the Corporation's Scott Aviation division.

(5)      Mr. Siemborski resigned from the Corporation on March 31, 1998.

(6) Mr. Sickman became an executive officer of the Corporation on February 1, 1997, and on November 6, 1998, gave notice of his resignation effective on December 21, 1998.


Stock Options. The following table provides information related to options for shares of Class A Common Stock granted to the Named Executive Officers during 1997:


                        OPTION GRANTS IN LAST FISCAL YEAR


                          NUMBER     % OF                                                 POTENTIAL REALIZABLE VALUE AT
                         OF SECU-      TOTAL                                                ASSUMED ANNUAL RATES OF STOCK
                          RITIES       OPTIONS                                                   PRICE APPRECIATION
                          UNDER-      GRANTED                                                     FOR OPTION TERM(1)
                          LYING        TO EM-        EXERCISE                             --------------------------------
                         OPTIONS      PLOYEES        OR BASE
                         GRANTED        IN           PRICE         GRANT       EXPIRA-
NAME                       #         FISCAL YEAR    ($/SHARE)       DATE      TION DATE    0%          5%              10%
------------------      --------     ----------     ---------      ------     ---------   ---         ---             -----

John P. Reilly                --           --            --            --          --     0                --           --
Glen W
  Lindemann(2)           20,000           3.8        12.375       02/04/97    02/03/04    0        $  100,757   $  234,808
                        200,000          38.2         13.75       09/22/97    09/21/04    0         1,119,526    2,608,972
Steven L.
  Siemborski(3)          25,000           4.8        12.375       02/04/97    02/03/04    0           125,947      293,509
                         37,500           7.2          1.00       09/16/97    11/01/97    0               N/A          N/A
William J.
  Sickman(4)             50,000           9.6        12.375       02/04/97    02/03/04    0           251,893      587,019
All Optionees           523,000           100%      Various       Various     Various    N/A

------------------
(1) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of 0%, 5% and 10%. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. Since optionees received options with an exercise price equal to the market value on the date of grant, no gain is possible without an increase in stock prices, which will benefit all stockholders. A 0% gain in stock price will result in a 0% benefit to such optionees.

(2) Mr. Lindemann's option to purchase 20,000 shares of Class A Common Stock is scheduled to vest in 1/3 cumulative installments on each of February 4, 1998, 1999, and 2000. Mr. Lindemann's option to purchase 200,000 shares of Class A Common Stock is scheduled to vest in 1/5 cumulative installments on each of September 22, 1998, 1999, 2000, 2001 and 2002.

(3) Mr. Siemborski's option to purchase 25,000 shares of Class A Common Stock is scheduled to vest in 1/3 cumulative installments on each of February 4, 1998, 1999 and 2000. The option for 37,500 shares of Class A Common Stock was granted pursuant to Mr. Siemborski's employment agreement dated July 1, 1994. The option was immediately exercisable. On March 9, 1998, Mr. Siemborski was granted an option to purchase 23,000 shares of Class A Common Stock. Upon Mr. Siemborski's resignation from the Corporation on March 31, 1998, the Stock Option Committee approved the immediate vesting of all option grants and extended the period the options can be exercised to March 31, 1999.

(4) Mr. Sickman's option to purchase 50,000 shares of Class A Common Stock is scheduled to vest in 1/5 cumulative installments on each of February 4, 1998, 1999, 2000, 2001 and 2002.


         The following table provides information related to any stock options for shares of Class A Common Stock exercised by the Named Executive Officers during 1997 and certain information about unexercised options held by the Named Executive Officers at December 31, 1997:


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES




                                                                    NUMBER OF SECURI-
                                                                     TIES UNDERLYING         VALUE OF UNEXER-
                                                                   UNEXERCISED OPTIONS      CISED IN-THE-MONEY
                                                                        AT FY-END           OPTIONS AT FY-END
                             SHARES ACQUIRED          VALUE               (#)                      ($)
                              ON EXERCISE            REALIZED         EXERCISABLE/             EXERCISABLE/
NAME                              (#)                   ($)          UNEXERCISABLE            UNEXERCISABLE
-----------------------      ---------------         --------     -------------------       ---------------------
John P. Reilly..........              0                     0     200,000 /      0         $1,325,000/  0
Glen W. Lindemann.......              0                     0      16,667 /235,333             75,334/$66,666
Steven L. Siemborski....         37,500              $482,813           0 / 25,000                  0/ 18,750
William J. Sickman......              0                     0      13,344 / 62,656             59,337/ 79,163




COMPENSATION OF DIRECTORS

         Effective April 1, 1998, the directors, except for those who are also employees of the Corporation, receive an annual stipend of $15,000, an attendance fee of $1,000 for each meeting of the Board and $750 for each telephonic meeting of the Board. In addition, the non-employee members of the Audit Committee and the Management Development and Compensation Committees receive $3,000 per year, and an attendance fee of $500 for each separate meeting (including telephonic meetings). Non-employee members of the Nominating Committee and the Stock Option Committee receive an attendance fee of $500 for each meeting (including telephonic meetings). The directors also receive travel and lodging expenses in connection with their attendance at Board and committee meetings.

         At the Annual Meeting of Stockholders in May 1998, the stockholders approved the Directors' Stock Option Plan pursuant to which the nonemployee directors receive nonqualified options to purchase shares of Class A Common Stock at an exercise price equal to the fair market value of a share of Class A Common Stock on the grant date. The Directors' Stock Option Plan provides for the grant of options for 2,500 shares of Class A Common Stock on July 1, 1998 and for the grant of options for 2,500 shares of Class A Common Stock each July 1 thereafter.

         The Corporation has agreed to pay a death benefit, in the amount of $200,000, to the estate of each director, other than a director who is also an employee, upon his death. This benefit is provided to a director while in office and after retirement if he retired after the latter of his service as a director for five years or his 65th birthday. A director who does not stand for re-election because he is age 72 or older or a director who does not stand for re-election and who was a director in 1976, is designated a "Director Emeritus," is entitled to attend Board meetings, is reimbursed for his travel expenses incurred in attending such Board meetings and is paid the annual fee to which directors are entitled for a period ending upon the earlier of his death or the third anniversary of the date upon which he ceased to be a director.


RETIREMENT PLANS

Retirement Income Plan II. All of the executive officers of the Corporation are currently accruing retirement income credits under, or will accrue such credits upon their satisfaction of the eligibility requirements set forth in, the Salaried Employee Retirement Income Provisions of the Scott Technologies, Inc. Retirement Income Plan II (the "Salaried Provisions"), a defined benefit pension plan. The Salaried Provisions cover the salaried employees of the Corporation. Directors who are not employees are not entitled to receive retirement benefits under the Salaried Provisions.

         In general, the Salaried Provisions, as amended effective July 31, 1993, provide that salaried employees accrue dollar units of retirement income credits for each calendar year of participation in the Salaried Provisions on the basis of their "Annual Pensionable Earnings." To receive full benefits under the Salaried Provisions, employees must contribute 2% of their "Annual Pensionable Earnings" over their "Covered Compensation." The following table sets forth the percentage Annual Pensionable Earnings which is accrued as a retirement income credit under the Salaried Provisions based upon 1997 compensation:



                                           ANNUAL PENSIONABLE EARNINGS(1)
                                         ---------------------------------

                                           0-100%          OVER 100% OF
                                         OF COVERED          COVERED
                                         COMPENSATION(2)  COMPENSATOIN(2)
                                         --------------  -----------------
Retirement Income Credit................    0.7%           1.2%

------------------

(1) "Annual Pensionable Earnings" includes cash salaries and bonuses received by the participant but excludes any such earnings in excess of $160,000 for calendar year 1997 and thereafter (plus any increase for cost-of-living as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a)(17) and 415(d) of the Code).

(2) "Covered Compensation" means the average of the contributions and benefit bases in effect under Section 230 of the Social Security Act for each such calendar year in the 35 calendar years ending immediately prior to each such calendar year. For calendar year 1998, Covered Compensation equals $29,304.

         Generally, any salaried employee of the Corporation is eligible to participate in the Salaried Provisions after the earlier of the completion of one year of service or attainment of age 40. A participant becomes vested in the Salaried Provisions five years after the participant's hire date. Upon reaching normal retirement at age 65, each participant is generally entitled to receive an annual retirement benefit for life equal to the total of the retirement income credits accrued by him during his period of participation. Such benefit is not subject to any deduction for Social Security benefits. A reduced annual retirement income benefit may be payable to a retired employee under other actuarially equivalent forms of pay-out provided for in the Salaried Provisions. The Salaried Provisions also contain provisions for early retirement and preretirement death benefits payable to spouses and dependent children of certain deceased participants.

         As of December 31, 1997, the annual benefits payable upon retirement under the Salaried Provisions, including accrued benefits from the predecessor plan to the Salaried Provisions, to the Named Executive Officers are stated below. In determining such benefits, the executives' earnings were estimated through 1997 and were assumed not to exceed $160,000 after 1998. Covered Compensation ($29,304 for 1998) was assumed not to increase after 1998, the maximum allowable employer-funded benefit under the Code (which is the greater of $130,000 or the accrued benefit as of December 31, 1982) was assumed to continue to retirement and the executives were assumed to continue working until at least age 65 and to be fully vested. Based upon the preceding assumptions, the annual benefits payable to such persons, including benefits payable as a result of voluntary contributions and the accrued benefits from the predecessor plan to the Salaried Provisions, are as follows: Mr. Reilly -- $0 (as a result of Mr. Reilly's resignation); Mr. Lindemann -- $15,478; Mr. Siemborski -- $0 (as a result of Mr. Siemborski's resignation); and Mr. Sickman -- $9,595.

Senior Executive Benefits Program. The following table shows the annual benefits upon retirement at age 65 for various combinations of compensation for 1997 and credited service which may be payable under the Corporation's Senior Executive Benefits Program (the "SEBP") to the Named Executive Officers who may receive benefits under the SEBP. These amounts are paid in addition to the amounts payable under the Salaried Provisions discussed above.

                               PENSION PLAN TABLE


                                       ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(1)
                 ----------------------------------------------------------------------------------------------
REMUNERATION(2)       10 YEARS        15 YEARS        20 YEARS        25 YEARS        30 YEARS        35 YEARS
---------------  --------------       ---------       ---------      ----------       ---------       ---------

       $125,000       $  16,390       $  36,664       $  29,854       $  23,044       $  16,233       $   9,423

        150,000          24,224          48,414          40,104          31,794          23,483          15,173

        175,000          33,857          62,864          53,954          45,044          36,133          27,223

        200,000          44,690          79,114          70,204          61,294          52,383          43,473

        225,000          55,524          95,364          86,454          77,544          68,633          59,723

        250,000          66,357         111,614         102,704          93,794          84,883          75,973

        300,000          88,024         144,144         135,204         117,383         117,383         108,473

        350,000         109,690         176,614         167,704         158,794         149,883         149,883

        400,000         131,357         209,114         200,204         191,294         182,383         173,473

        450,000         153,024         241,614         232,704         214,883         214,883         214,883

        500,000         174,690         274,114         265,204         256,294         247,383         238,473

------------------


(1) Annual benefits are computed on the basis of 100% joint and survivor benefits. The annual benefits reflected in the table constitute 65% of final covered remuneration prorated for service less than 15 years, less assumed Social Security benefits of $24,156 and less assumed amounts of benefits payable under the Salaried Provisions. The benefits under the Salaried Provisions have been calculated based upon the assumptions that the amount of Covered Compensation, as defined in the Salaried Provisions, remains fixed for all years of participation and the amount of Annual Pensionable Earnings, as defined in the Salaried Provisions, is limited to amounts that do not exceed $160,000. (See the description of the Salaried Provisions set forth above. Accrual under the Salaried Provisions for years prior to 1997 may be less than as assumed.) The gross annual benefits will be increased by 10% of the final covered remuneration for a participant in the SEBP as of February 18, 1987 or a person hired prior to February 18, 1987 who completes 20 years of service. The annual benefits will be reduced by Social Security benefits and any retirement or deferred compensation plans of other employers.

(2)  Consists of base salary and bonus received for 1997.

         As of December 31, 1997, the number of credited years of service for Mr. Sickman, the only Named Executive Officer who may receive benefits under the SEBP, was nine years.

         In April 1998, the Board approved a new retirement plan for senior executives which provides to them the benefits under the Salaried Provisions that they would have received if the Salaried Provisions covered compensation equal to more than the amount specified by the Secretary of the Treasury of the United States ($160,000 for calendar year 1997). The new plan covers all excess earnings beginning on January 1, 1998.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         The Corporation expects to enter into an employment agreement (the "Management Agreement") with Robert P. Collins. The Management Agreement will provide for Mr. Collins' employment as Chairman of the Board, effective on November 3, 1998, for a one-year period and automatic extensions for successive one-year terms thereafter unless either the Corporation or Mr. Collins terminates the Management Agreement after the initial one-year period or at the end of any successive one-year term thereafter. During the initial one-year period, Mr. Collins will receive an annual base salary of $200,000 and will be required to devote 25% of his time to the discharge of his duties as Chairman of the Board. Mr. Collins will not be entitled to participate in any of the Corporation's employee benefit plans or receive any perquisites, except that he will be entitled to reimbursement for reasonable expenses incurred in performing his duties. In the event that Mr. Collins becomes disabled, the Corporation will have the right to terminate Mr. Collins' continued active service as Chairman of the Board and the payment of compensation due under the Management Agreement. The Corporation expects that the Management Agreement will provide for a grant to Mr. Collins of an option to purchase 149,665 shares of Class A Common Stock (New Common Stock if the Restructuring Plan is adopted) pursuant to the Option Plan, at an exercise price per share equal to the closing sale price of a share of Class A Common Stock on the effective date of the governing stock option agreement, which will be the date that the stockholders approve the proposed amendments to the Option Plan including an increase in the number of shares available for issuance (Proposal
5). The option is expected to be exercisable as to 37,416 shares upon the first anniversary of the date of grant and, as to the remaining shares, upon the fifth anniversary of the date of grant, except that it will be exercisable earlier based upon certain specified market prices of the Corporation's shares of Class A Common Stock (New Common Stock if the Restructuring Plan is adopted) to be specified at the time of the grant. The option will expire seven years from the date of the grant.

         The Corporation entered into an amended and restated management agreement dated August 17, 1998 (the "Restated Agreement") with Glen W. Lindemann, which replaced the amended and restated management agreement dated June 9, 1997 which it had entered into with Mr. Lindemann previously. The Restated Agreement provides for Mr. Lindemann's employment as President and Chief Executive Officer of the Corporation from January 1, 1998 to December 31, 2000, and automatic extensions for successive one-year terms thereafter unless either the Corporation or Mr. Lindemann terminates the Restated Agreement on December 31, 2000 or at the end of any successive one-year term thereafter. Mr. Lindemann will receive an annual base salary of $350,000 during the initial term of the Restated Agreement, plus any increases that the Compensation Committee of the Board may approve. Provided that he satisfies any applicable eligibility requirements, Mr. Lindemann is entitled to participate in all employee benefit plans and receive any perquisites provided to senior executives, and will be reimbursed for all reasonable expenses incurred by him in performing his duties. If Mr. Lindemann's employment terminates due to his retirement or death, his benefits will be determined in accordance with the Corporation's retirement and other applicable programs then in effect. In addition, in the event Mr. Lindemann dies, the Corporation will pay to his spouse or the executor or administrator of his estate a pro-rata portion of any bonus which would have been payable to him. In the event Mr. Lindemann becomes disabled, the Corporation can terminate his continued active service as President and Chief Executive Officer and the payment of any compensation and benefits due under the Restated Agreement. In such event, the Corporation will pay Mr. Lindemann's benefits in accordance with the Corporation's disability and other applicable plans and programs then in effect. If Mr. Lindemann voluntarily terminates his employment without good reason (as defined in the Restated Agreement), the Corporation will pay his full base salary plus all other benefits to which he has a vested right through the effective date of termination. Mr. Lindemann may, in lieu of receiving any other severance payment, receive the following severance benefits if he voluntarily terminates his employment with good reason or the Corporation terminates his employment other than for cause (as defined in the Restated Agreement): (i) a pro-rata bonus calculated under the Corporation's Bonus Plan for the year in which employment is terminated; (ii) payment for the cost of outplacement services in an amount equal to up to 17% of his annual base salary; (iii) payment, net of taxes, of the equivalent of 12 months of the applicable monthly car allowance; (iv) immediate exercisability of all stock options, which will remain fully exercisable until the earlier of their expiration or one year after the date of termination; (v) assistance in obtaining the necessary financing to exercise the stock options; (vi) tax and/or legal consultation in connection with the benefits granted under the Restated Agreement, in an amount up to $5,000; and (vii) continued payment of all other benefits to which Mr. Lindemann has a vested right according to any applicable retirement or other benefit program. Having executed a non-competition agreement, Mr. Lindemann will be eligible to receive severance pay in the amount of his monthly base salary in effect on the date of termination by Mr. Lindemann with good reason or by the Corporation other than for cause, as well as life insurance and health care benefits (unless comparable benefits are provided by a subsequent employer), for 24 calendar months following the date of his termination. The Corporation has agreed to indemnify Mr. Lindemann for the amount of any excise tax payable under the Restated Agreement, as well as costs incurred in appealing a determination of the Internal Revenue Service as to the applicability of such excise tax. In the event of a change in control (as defined in the Restated Agreement), all stock options granted to Mr. Lindemann will become immediately exercisable and will remain so until their expiration. In the event the Corporation uses the proceeds from a sale or disposition of any of the Corporation's affiliates (as defined in the Restated Agreement) to provide a dividend to the stockholders of the Corporation, the stock options granted to Mr. Lindemann pursuant to the Option Plan will become immediately exercisable in full upon the effective date of such sale or disposition, so that Mr. Lindemann will be entitled to receive the dividend if he exercises the option.

         The Corporation entered into an amended and restated management agreement dated June 11, 1997 (the "1997 Agreement") with William J. Sickman. On November 6, 1998, Mr. Sickman gave notice of his resignation effective on December 21, 1998. The 1997 Agreement provides for Mr. Sickman's employment as Vice President -- Corporate Relations for a three-year term, and automatic extensions for successive one-year terms thereafter unless either the Corporation or Mr. Sickman terminates the 1997 Agreement at the end of the initial three-year term or at the end of any successive one-year term thereafter. If Mr. Sickman's employment is terminated due to his retirement or death, his benefits will be determined in accordance with the Corporation's retirement and benefits plans then in effect. In the event Mr. Sickman becomes disabled, the Corporation can terminate Mr. Sickman's 1997 Agreement (but not Mr. Sickman's employment), and Mr. Sickman's benefits will be determined in accordance with the Corporation's disability and other applicable plans then in effect. If the Corporation terminates Mr. Sickman's employment other than for cause (as defined in the 1997 Agreement) or Mr. Sickman terminates his employment for good reason (as defined in the 1997 Agreement and the Addendum described below), the Corporation will, at Mr. Sickman's election, either continue to pay Mr. Sickman his monthly base salary then in effect for 24 full calendar months following the date of such termination or make a lump-sum payment to Mr. Sickman of the amount due. In addition, the Corporation will make a payment to Mr. Sickman of an amount equal to 12 months of the monthly vehicle allowance payments being received at the time of termination; will pay a performance bonus, pro-rated for the current year up to the date of termination; and all options previously granted to Mr. Sickman pursuant to the Option Plan will become immediately vested and the period to exercise such options will be extended to the earlier of one year from the date of termination or the expiration date of the grant. The Corporation also will be obligated to continue to provide Mr. Sickman with his life insurance and health care benefits (unless com parable benefits are provided by a subsequent employer) for 24 months on the same terms and at the same cost as provided to a similarly situated full-time employee; the period of severance will be counted towards vesting in the SEBP; and Mr. Sickman will be entitled to outplacement services in an amount equal to up to 17% of his annual base salary. In the event of any termination, the Corporation will be obligated to pay when due all other benefits to which Mr. Sickman has a vested right.

         The Corporation and Mr. Sickman entered into an addendum to the 1997 Agreement dated August 13, 1998, and modified on October 30, 1998 (the "Addendum"). The Addendum provides that effective November 16, 1998, if Mr. Sickman has not given notice of his intent to terminate his employment, Mr. Sickman's benefits under the SEBP will be eliminated in exchange for the issuance, on that date, of an option to purchase 3,760 shares of Class A Common Stock under the Option Plan at an exercise price equal to the fair market value of a share of Class A Common Stock at the close of business on November 16, 1998. The Addendum modifies the 1997 Agreement to provide that Mr. Sickman's termination of his employment for "good reason" will include his termination of employment prior to December 31, 1998 if Mr. Sickman gives the Corporation advance written notice at least 45 days prior to termination and, in any event, by November 16, 1998. Mr. Sickman has so notified the Corporation. The Addendum further provides that a restated management agreement will become effective as of November 16, 1998 unless Mr. Sickman provides written notice on or before November 16, 1998 of his intention to terminate his employment.

         The Corporation entered into an employment agreement dated January 1, 1995 (the "Executive Agreement") with John P. Reilly. The Executive Agreement provided for Mr. Reilly's employment as CEO of the Corporation at an annual base salary of $500,000. In addition, the Executive Agreement provided Mr. Reilly the following: (i) a guaranteed lump-sum payment for 1995 of $250,000 (which was paid) if he remained an employee of the Corporation until April 30, 1996; (ii) the right (which was exercised) to acquire 30,000 shares of Class A Common Stock pursuant to the terms of the Corporation's Restricted Stock Plan for Employees; and (iii) an option to purchase 500,000 shares of Class A Common Stock pursuant to the Option Plan, at an option price equal to the fair market value of such stock as determined under the Option Plan, exercisable not later than the seventh anniversary of the date of issuance (which was granted). In addition, the Executive Agreement entitled Mr. Reilly to participate in the Corporation's regular bonus and benefit plans for senior executives. In the event of Mr. Reilly's death or disability (as defined in the Executive Agreement), Mr. Reilly's employment would be deemed to be terminated, except that the Corporation would be required to pay a pro-rata portion of any guaranteed payment or bonus otherwise payable. If the Corporation terminated Mr. Reilly's employment without good cause (as defined in the Executive Agreement), then the Corporation would be required to pay Mr. Reilly's base salary for the greater of
(i) two years or (ii) the remainder of the term of the Executive Agreement. The Executive Agreement would have terminated on January 1, 1998, subject to automatic extensions for successive one-year periods unless the Corporation or Mr. Reilly had given notice of termination. Mr. Reilly resigned from the Corporation on January 24, 1997 at which time the Executive Agreement was terminated.

         The Corporation entered into an employment agreement dated July 1, 1994 (the "Employment Contract") with Steven L. Siemborski, who left the Corporation on March 31, 1998. The Employment Contract provided for Mr. Siemborski's employment as Senior Vice President and Chief Financial Officer of the Corporation at an annual base salary of $350,000. In addition, the Employment Contract provided Mr. Siemborski the following: (i) a special $50,000 transition payment (which was paid in 1994), an incentive bonus of $25,000 for reducing financial consulting fees by 50% during his first four months of employment (which was paid on June 30, 1995) and an additional incentive bonus of $50,000 for reducing such financial consulting fees to zero by June 30, 1995 (which was paid on June 30, 1995) during the first year of the Employment Contract; (ii) the greater of a bonus of $50,000 or the bonus payable to him with respect to the 1995 calendar year under the regular bonus programs of the Corporation during the second year of the Employment Contract (which was paid); and (iii) a discretionary bonus under the regular bonus programs of the Corporation during the third and fourth years of the Employment Contract. Mr. Siemborski also received the right to purchase 150,000 shares of the Corporation's common stock, the class to be determined by the Stock Option Committee, for $1.00 per share in four annual increments of 37,500 shares exercisable between July 1 and the following November 1, beginning in 1994 (Mr. Siemborski has exercised fully his right to acquire shares of Class A Common Stock). In addition, Mr. Siemborski was given the right to participate in other benefit plans provided by the Corporation, and to be reimbursed for all reasonable expenses incurred while performing his duties under the Employment Contract. Further, the Employment Contract provided that, in the event Mr. Siemborski's employment was terminated due to death or disability (as defined in the Employment Contract), Mr. Siemborski would have been entitled to the pro-rata portion of any bonus which would have been payable during the second, third and fourth years of the Employment Contract and to his stock purchase rights under the Employment Contract. The Employment Contract also provided that in the event Mr. Siemborski's employment was terminated by the Corporation without good cause (as defined in the

Employment Contract) or by Mr. Siemborski for good reason (as defined in the Employment Contract), Mr. Siemborski would have been entitled to his stock purchase rights under the Employment Contract and to severance pay based upon the date of termination of his employment as follows: (i) if employment was terminated during the first year of the Employment Contract, a proportional amount of $400,000 with respect to the year of his termination and $400,000, $350,000 and $350,000 for each of the succeeding three years, respectively; (ii) if employment was terminated during the second year of the Employment Contract, a proportional amount of $400,000 with respect to that year and $350,000 for each of the next succeeding two years; or (iii) if employment was terminated during the third year of the Employment Contract, a proportional amount of $350,000 with respect to that year and $350,000 for the succeeding year.


                               RECENT DEVELOPMENTS

         Since the Corporation's Annual Meeting of May 20, 1998, several changes have occurred with respect to the management, ownership and future operations of the Corporation.

         Management. Effective November 3, 1998, Robert P. Collins became the Chairman of the Board, succeeding John P. Reilly, who has served as a director of the Corporation since 1995 and had served as the nonemployee Chairman since 1997. Mr. Reilly continues to serve as a director. On November 5, 1998, the Board granted Mr. Collins an option to purchase 186,335 shares of Class A Common Stock (New Common Stock if the Restructuring Plan is adopted) at an exercise price of $14.4375 per share. The option will become exercisable as to 46,584 shares of Class A Common Stock on the first anniversary of the date of grant and as to the remaining shares on the fifth anniversary of the date of grant, except that the option will be become exercisable earlier in the following three stages: 46,584 shares if the market price of the shares of Class A Common Stock is at least $18.00 for a period of 20 consecutive trading days, an additional 46,584 shares if the market price of the shares of Class A Common Stock is at least $24.00 for 20 consecutive trading days, and the remaining 46,583 shares if the market price of the shares of Class A Common Stock is at least $30.00 for 20 consecutive trading days. The Corporation expects to enter into an employment agreement with Mr. Collins in the near future. See "EXECUTIVE AND DIRECTOR COMPENSATION -- Employment and Severance Agreements." On November 6, 1998, William J. Sickman, Vice President -- Corporate Relations, gave notice of his resignation effective on December 21, 1998.

         Ownership. On May 7, 1998, Harry E. Figgie, Jr., the Corporation's founder, and his affiliates sold their interests in the Corporation to Blum. In connection with Blum's acquisition of the shares, the Board appointed N. Colin Lind, a managing director of Blum L.P., as a director of the Corporation. Blum's acquisition of the shares of Class B Common Stock from the Figgie group resulted in Blum meeting the definition of a Substantial Stockholder. Accordingly, Blum's rights to vote the shares of Class B Common Stock are restricted pursuant to the Substantial Stockholder Provision. See, "VOTING RIGHTS," "BACKGROUND AND SUMMARY OF PROPOSALS TO AMEND THE CHARTER TO ELIMINATE THE CORPORATION'S DUAL CLASS CAPITAL STRUCTURE AND THE SUBSTANTIAL STOCKHOLDER PROVISION," "PROPOSAL 1 -- PROPOSAL TO ADOPT THE RESTRUCTURING PLAN" and "PROPOSAL 2 -- PROPOSAL TO ELIMINATE THE SUBSTANTIAL STOCKHOLDER PROVISION."

         The Rights Plan that the Board expects to adopt if the Restructuring Plan and the elimination of the Substantial Stockholder Provision are adopted excludes from the calculation of beneficial ownership shares owned by any holder of more than 5% of the Corporation's outstanding shares of Class A Common Stock or Class B Common Stock as of September 23, 1998 that enters into an agreement with the Corporation in which the holder agrees, among other things, not to enter into a proxy contest with the Corporation or to seek to acquire control of the Corporation or be a member of a group intending to do one of those things. As of the date hereof, the Corporation has entered into such an agreement only with Blum L.P. and certain affiliates of Blum L.P. See "BACKGROUND AND SUMMARY OF PROPOSALS TO AMEND THE CHARTER TO ELIMINATE THE CORPORATION'S DUAL CLASS CAPITAL STRUCTURE AND THE SUBSTANTIAL STOCKHOLDER PROVISION -- The Stockholders' Rights Plan." The Corporation expects to enter into agreements with Blum L.P. in which the Corporation agrees to use its best efforts (1) to ensure that N. Colin Lind or, if he is not available, Jeffrey W. Ubben, another managing director of Blum L.P., serves as a director on the Board for as long as Blum beneficially owns at least a specified percentage of the Corporation's voting power, except that the Corporation would have the right to terminate its obligations under such agreement beginning one year after the effective date of the agreement, and (2) to file, upon the request of Blum L.P. made at any time after May 7, 2000, up to two registration statements for underwritten offerings by Blum of its shares of Class A Common Stock and Class B Common Stock ( New Common Stock if the Restructuring Plan is adopted), provided that such a filing would not be inconsistent with the Corporation's interests, in exchange for Blum's agreement to sell its shares of Class A Common Stock and Class B Common Stock (New Common Stock if the Restructuring Plan is adopted) generally only pursuant to such registration statements as long as Blum beneficially owns more than 5% of the Corporation's voting power.

         Structure of the Corporation. On October 22, 1998, the Corporation announced its intention to divest its Interstate Electronics subsidiary. The Corporation expects to engage an investment banking firm to assist in identifying and evaluating opportunities relating to this divestiture. The divestiture decision is consistent with the Board's strategic plan to focus the Corporation's business around its Scott Aviation subsidiary.


                    CERTAIN DEADLINES FOR 1999 ANNUAL MEETING

         Any stockholder proposal submitted to the Corporation pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the Corporation's proxy statement and proxy relating to the Corporation's 1999 Annual Meeting of Stockholders must be received by the Corporation no later than December 17, 1998. If Proposal 3 (Proposal to lengthen the notice period for the nomination of directors by stockholders) is adopted, any stockholder intending to nominate an individual for election to the Board at the Corporation's 1999 Annual Meeting of Stockholders must provide written notice to the Corporation not later than March 3, 1999. If the Corporation does not receive notice of any other non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 1999 by March 3, 1999, the proxy holders will retain discretionary authority to vote proxies on such matters if they are raised at the 1999 Annual Meeting of Stockholders. If Proposal 3 is not adopted, any stockholder intending to nominate an individual for election to the Board at the Corporation's 1999 Annual Meeting of Stockholders must provide written notice to the Corporation not later than ten days after the notice for that meeting is sent to stockholders, or at least 21 days prior to the date fixed for the meeting, whichever is later.


                                  OTHER MATTERS

         To the extent that information contained in this Proxy Statement is within the knowledge of persons other than the management of the Corporation, the Corporation has relied on such persons for the accuracy and completeness thereof.

         You are urged to sign, date and return your proxy promptly to make certain your shares will be voted at the Special Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                      By Order of the Board of Directors


                                      Glen W. Lindemann
                                      President and Chief Executive Officer

Dated: November 10, 1998

                                   APPENDIX A
                            [marked to show changes]

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           [FIGGIE INTERNATIONAL INC.]


                            SCOTT TECHNOLOGIES, INC.

                 Pursuant to Sections 242 and 245 of the General
                    Corporation Law of the State of Delaware

         SCOTT TECHNOLOGIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the corporation is Scott Technologies, Inc. (the "Corporation"). The Corporation was originally incorporated under the name Figgie International Inc. on May 11, 1983.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation was duly adopted and hereby restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation as follows:

         ARTICLE FIRST: The name of the Corporation is [Figgie International Inc.] Scott Technologies, Inc. (hereinafter the "Corporation").


         ARTICLE SECOND: The registered office of the Corporation is to be located at the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

         ARTICLE THIRD: The purpose or purposes for which the Corporation is formed are:

                  (a) to manufacture, purchase or otherwise acquire, hold, own, use, mortgage, sell, lease, pledge, assign, exchange or otherwise dispose of merchandise and property of any and every class or description;

                  (b) to acquire all or any part of the good will, rights, property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, person or entity, domestic or foreign, heretofore or hereafter engaged in any business and to pay for the same in cash or in shares or obligations of the Corporation or otherwise, and to hold, utilize, enjoy, and in any manner dispose of the whole or any part of the rights and property so acquired in the State of Delaware or any other state, territory or country, provided such business is not prohibited by the laws of the State of Delaware;

                  (c) to guarantee the obligations of and to aid in any manner any corporation, association, firm or individual, in which, or in the welfare of which, the Corporation shall have any interest,








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enclosed in brackets "[" and "]" in the electronic format.

         direct or indirect, and to aid or participate in the reorganization, consolidation or merger of any corporation, association or firm in which, or in the welfare of which, the Corporation shall have any interest; and

                  (d) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         Each purpose specified in any clause or paragraph of this Article is an independent purpose and shall not be limited by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation.

         ARTICLE FOURTH: The number of shares which the Corporation is authorized to issue is thirty-nine million two hundred seventeen thousand four hundred and ninety-five (39,217,495), of which shares


                  (a) three million two hundred seventeen thousand four hundred and ninety-five (3,217,495) shall be preferred stock designated as Preference Stock with a par value of one dollar ($1.00) per share (hereinafter called the "Preference Stock"); and

                  (b) [eighteen] thirty-six million [(18,000,000)](36,000,000)
         shall be common stock designated as [Special Common Stock or Class A] Common Stock with a par value of ten cents ($.10)[(10 cents) (hereinafter called the "Special Common Stock"); and

(c) eighteen million (18,000,000) shall be common stock designated as Common Stock or Class B Common Stock with a par value of ten cents (10 cents)] per share (hereinafter called the "Common Stock").


         The terms of each class of stock are set forth in the following Divisions.


                                   DIVISION I

The terms of the Preference Stock are as follows:

         (A) Authority of Board of Directors to Create Series. The Board of Directors of the Corporation is hereby expressly granted authority, to the full extent now or hereafter permitted herein and by the laws of the State of Delaware, at any time or from time to time, by resolution or resolutions, to create one or more series of the Preference Stock, to fix the authorized number of shares of any series (which number of shares may vary as between series and be changed from time to time by like action), and to fix the terms of such series, including but not limited to, the following:

                  (1) the designation of such series, which may be by distinguishing number, letter, or title;

                  (2) the rate or rates at which shares of such series shall be entitled to receive dividends, the periods in respect of which dividends are payable, the conditions upon, and times of payment of, such dividends, the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock, whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate, and the other terms and conditions applicable to dividends upon shares of such series;








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enclosed in brackets "[" and "]" in the electronic format.

                  (3) the rights of the holders of the shares of such series in case the Corporation be liquidated, dissolved, or wound up (which may vary depending upon the time, manner, or voluntary or involuntary nature or other circumstances of such liquidation, dissolution, or winding up) and the relationship and preference, if any, of such rights to rights of holders of shares of stock of any other class or classes or any other series of stock;

                  (4) the right, if any, to redeem shares of such series at the option of the Corporation, including any limitation of such right, and the amount or amounts to be payable in respect of the shares of such series in case of such redemption[)], and the manner, effect, and other terms and conditions of any such redemption thereof;

                  (5) the obligation, if any, of the Corporation to purchase, redeem, or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time for such purpose or into such fund, or the number of shares to be purchased, redeemed or retired, the per share purchase price or prices, and the other terms and conditions of any such obligation or obligations;

                  (6) the voting rights, if any, full, special, or limited, to be given the shares of such series, including without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series or of the Preference Stock, restricting the permissible terms of other series or the permissible variations between series of the Preference Stock, authorizing or issuing additional shares of the Preference Stock, creating debt, or creating any class of stock ranking prior to or on a parity with the Preference Stock or any series thereof as to dividends, or assets remaining for distribution to the stockholders in the event of the liquidation, dissolution, or winding up of the Corporation);

                  (7) the right, if any, to exchange or convert the shares of such series into shares of any other series of the Preference Stock or into shares of any other class of stock of the Corporation, and the rate or basis, time, manner, terms, and conditions of exchange or conversion or the method by which the same shall be determined; and

                  (8) the other special rights, if any, and the qualifications, limitations, or restrictions thereof, of the shares of such series.

         The Board of Directors shall fix the terms of each such series by resolution or resolutions adopted at any time prior to the issuance of the shares thereof, and the terms of each such series may, subject only to restrictions, if any, imposed by this Certificate of Incorporation or by applicable law, vary from the terms of other series to the extent determined by the Board of Directors from time to time and provided in the resolution or resolutions fixing the terms of the respective series of the Preference Stock.

         Shares of any series of the Preference Stock, whether provided for herein or by resolution or resolutions of the Board of Directors, which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, or which have been purchased or otherwise acquired by the Corporation, shall have the status of authorized and unissued shares of the Preference Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of the Preference Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of the Preference Stock, all subject to the conditions or restrictions on issuance set forth herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preference Stock. [Notwithstanding the foregoing, shares of the Preference Stock, Second Series, Convertible, and of the Preference Stock, Third Series, Convertible, which shall have been converted into Common Stock shall be permanently retired and shall not be reissued.]


                                   DIVISION II

         The terms of the [Special] Common Stock are as follows:


         (A) Dividend Rights. After unpaid cumulative dividends on all the outstanding shares of [preferred stock] Preference Stock for all prior fiscal years and also the full dividend on such shares for the current quarter year dividend period shall have been declared and paid or set aside in accordance with the terms thereof, cash dividends may be paid upon the [Special] Common Stock out of any funds lawfully available for dividends under the laws of the State of Delaware, if, when, and as declared by the Board of Directors of the Corporation in its discretion. [No cash dividends shall be declared and paid, per share, on the Common Stock unless at the same time a cash dividend is declared and paid, per share, on the Special Common Stock in an amount at least equal to the corresponding dividend declared and paid, per share, on the Common Stock.]


         (B) Voting Rights. The holders of the [Special] Common Stock shall, subject to the provisions of the [Certificate of Incorporation and the] Bylaws of the Corporation and of the statutes of the State of Delaware relating to the fixing of a record date and other matters, be entitled to one [twentieth of one (1/20)](1) vote for each share of [Special] Common Stock held by them, respectively, for the election of directors and for all other purposes.


         (C) Liquidation. In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of shares of the [preferred stock] Preference Stock the full preferential amounts to which they are entitled, the holders of the [Special Common Stock and of the] Common Stock shall be entitled to receive pro rata, to the exclusion of the holders of shares of the [preferred stock] Preference Stock, the assets of the Corporation remaining for distribution to its stockholders.


         The consolidation or merger of the Corporation into or with any other corporation or corporations shall not be deemed a liquidation, dissolution, or winding up within the meaning of the preceding paragraph.

                                  [DIVISION III

The terms of the Common Stock are as follows:

(A) Dividend Rights. Subject to the express terms of (i) the preferred stock set forth in Division I hereof and (ii) the Special Common Stock, set forth in Division II hereof, cash dividends may be paid upon the Common Stock out of any funds lawfully available for dividends under the laws of the State of Delaware, if, when, and as declared by the Board of Directors of the Corporation in its discretion.






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[(B) Voting Rights. The holders of the Common Stock shall, subject to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and of the statutes of the State of Delaware relating to the fixing of a record date and other matters, be entitled to one vote for each share of Common Stock held by them, respectively, for the election of directors and for all other purposes.

(C) Liquidation. In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of shares of the preferred stock the full preferential amounts to which they are entitled, the holders of the Common Stock and of the Special Common Stock shall be entitled to receive pro rata, to the exclusion of the holders of shares of the preferred stock, the assets of the Corporation remaining for distribution to its stockholders.

The consolidation or merger of the Corporation into or with any other corporation or corporations shall not be deemed a liquidation, dissolution, or winding up within the meaning of the preceding paragraph.


                                   DIVISION IV

(A) General. Unless otherwise provided herein or by the Board of Directors pursuant hereto, the provisions of this Division IV shall apply to any class, or, if the class is divided into series, any series, of shares designated in this Certificate of Incorporation, or designated hereafter by the Board of Directors pursuant to the provisions hereof, as convertible into shares of the common stock of the Corporation.

The term "common stock" when used in this Division IV of this Article Fourth with reference to shares into which shares of Convertible Stock (as defined herein) are convertible shall mean exclusively the Special Common Stock and the Common Stock authorized by this Certificate of Incorporation and any shares into which such shares may thereafter have been changed, and, when otherwise used in this Division IV, shall include also shares of the Corporation of any other class, whether now or hereafter authorized, which rank or are entitled to a participation as to assets or dividends substantially on a parity with such shares or other class of shares into which such shares may have been changed.

The holder of any shares of any class, or, if the class is divided into series, any series, convertible into common stock (referred to in this Division IV as "Convertible Stock"), at his option, at any time or from time to time, may convert all or any shares of Convertible Stock held by him into shares of common stock, at the rate, for the price and upon such other terms as are set forth in the terms of the class or series contained herein, in any amendment hereto, or in any resolution of the Board of Directors. In the event that any shares of Convertible Stock shall be called for redemption, the right of conversion as to the shares called for redemption shall expire at the close of business on the fifth day preceding the redemption date (whether or not such preceding day is a Sunday or a holiday), notwithstanding any earlier deposit by the Corporation of funds reserved for such redemption. In the event of any voluntary liquidation, dissolution or winding up of the Corporation, all conversion rights of the holders of Convertible Stock shall terminate on the date fixed by resolution of the Board of Directors of the Corporation, such date so fixed to be no later than 10 days prior to such liquidation, dissolution or winding up or earlier than 30 days after notice of such resolution shall have been mailed to the holders of record of the Convertible Stock at their respective addresses then appearing on the books of the Corporation.

Each holder of Convertible Stock desiring to exercise his right of conversion shall deliver written notice of his election to convert such shares and shall surrender the certificate therefor (properly endorsed or assigned for transfer if the Board of Directors of the Corporation shall so require) to the Corporation or its transfer agent for the Convertible Stock. Upon receipt by the Corporation of any such notice of election to convert shares of












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

Convertible Stock, and upon surrender of the certificate therefor, the Corporation shall, as soon as practicable, execute and deliver to the holder of the shares of Convertible Stock being converted a certificate or certificates for the number of full shares of common stock sufficient for such conversion. For all purposes, the rights of the holder of such Convertible Stock, as such holder, shall cease and the person or persons in whose name or names the certificates for shares of common stock are issuable upon such conversion shall be deemed to have become the record holder or holders of such shares at the close of business on the day on which delivery of such notice or the surrender of the certificate for such shares (whichever shall last occur) shall be made.

No fractions of shares of common stock shall be issued upon conversion of Convertible Stock. If any fraction of a share would, except for the provisions of this paragraph, be issuable on the conversion of any shares of Convertible Stock, the Corporation shall make adjustment therefor by payment in cash in respect of such fraction on the basis of the then existing conversion price of the shares of common stock.

The Corporation shall reserve and set apart and have at all times a number of authorized but unissued shares of common stock or other shares or securities deliverable upon conversion of Convertible Stock sufficient to enable it at any time to fulfill its obligation with respect to the conversion of all outstanding shares of Convertible Stock.

(B) Adjustments. (1) Except as otherwise hereinafter provided, whenever the Corporation shall issue shares of common stock in excess of the number of shares of common stock theretofore issued and outstanding without receiving therefor a consideration per share at least equal to the conversion price per share of common stock applicable to a class or series of Convertible Stock in effect immediately prior to such issue, then, upon such issue, the conversion price per share of common stock with respect to such class or series of Convertible Stock shall be adjusted to the price obtained by:

(i) multiplying the number of shares of common stock constituting issued and outstanding shares immediately prior to the issue of such additional shares of common stock by the conversion price applicable to such class or series of Convertible Stock then in effect;

(ii) adding to the product the total amount of consideration, if any, received by the Corporation for the issuance of such additional shares of common stock; and

(iii) dividing the sum so obtained by the total number of shares of common stock constituting issued and outstanding shares immediately after the issue of such additional shares of common stock, disregarding in the quotient so obtained fractions of one cent.

(2) No adjustment in the initial conversion prices of any shares of Convertible Stock shall be made by reason of the issuance of any shares upon the exercise of any warrants, options or conversion rights outstanding at the date of issuance of such Convertible Stock.

(3) For the purpose of making the computations described in paragraph (1) of this section (B), the following provisions shall be applicable:

(i) Shares of common stock issued as a stock dividend and shares of common stock issued to change or replace issued shares of common stock shall, except for any money or other property also received by the Corporation therefor, be deemed to have been issued for a consideration of no value.




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                                      -6-

(ii) Shares of common stock issued for money or in extinguishment of debts or obligations of the Corporation shall be deemed to have been issued for a consideration equal to the money received by the Corporation and the amount of any debt or obligation so extinguished, plus such reasonable commissions and discounts for the underwriting or marketing thereof as may have been deducted from the money which otherwise would have been received by the Corporation or from the amount of the debt or obligations which otherwise would have been extinguished.

(iii) Shares of common stock issue for property other than cash shall be deemed to have been issued for a consideration equal to the fair value of such property as determined by the Board of Directors of the Corporation.

(iv) In case the Corporation, after the issuance of any shares of Convertible Stock of the class, or, if the class is divided into series, the series, with respect to which an adjustment is being determined pursuant to these provisions of Division IV, shall in any manner issue or sell any shares of stock or obligations (other than Convertible Stock of the class, or, if the class is divided into series, the series, with respect to which an adjustment is being determined pursuant to these provisions of Division IV) which, at the option of the holder thereof, may be converted into or may be replaced by shares of common stock at a price less than the conversion price applicable to such Convertible Stock in effect immediately prior to the issue or sale of such convertible shares of stock or obligations, such issue or sale shall be deemed to be an issue or sale (as of the date of the issue or sale of such convertible shares of stock or obligations) of the maximum number of shares of common stock necessary to effect the conversion or replacement of all such convertible shares of stock or obligations and the amount received by the Corporation as the consideration for the issue or sale of such convertible shares of stock or obligations plus the total amount of additional consideration, if any, payable to the Corporation on conversion or replacement shall be deemed to be consideration actually received for the issue or sale of such shares of common stock, and such shares of common stock shall be deemed to constitute issued common stock as of said date; provided, however, that no further adjustment of the initial conversion prices shall be made upon the actual issuance of any common stock to effect such conversion or replacement; and provided further that if such convertible shares of stock or obligations shall be retired by the Corporation or otherwise canceled without the issuance of any common stock to effect the conversion or replacement above provided, a computation as aforesaid shall again be made in the same manner as though the convertible shares of stock or obligations, to the extent so retired or cancelled, had not been issued or sold.

(v) In case the Corporation, after the issuance of any shares of Convertible Stock of the class, or, if the class is divided into series, the series, with respect to which an adjustment is being determined pursuant to these provisions of Division IV, shall grant any right, option or warrant to subscribe for or purchase any common stock (other than treasury shares) at a price less than the conversion price applicable to such Convertible Stock in effect immediately prior to the granting of such option, right or warrant, such grant shall, except as otherwise provided in paragraph (2) of this section (B), be deemed to be an issue (as of the date of granting of such right, option or warrant) of the maximum number of shares of common stock issuable upon the exercise of such right, option or warrant, and the amount, if any, received by the Corporation as the consideration for the granting of such right, option or warrant plus the total amount of additional consideration, if any, payable to the Corporation upon the exercise of such right, option or warrant shall be deemed to be consideration actually received for the issue of such common stock, and such shares of common stock shall be deemed to constitute issued common stock as of said date; provided, however, that no further adjustment of the conversion price shall be made upon the actual issuance of any shares of common stock upon the exercise of any such right, option or warrant; and provided further that if any such rights, options, or warrants shall be terminated or shall expire without being fully exercised, a computation as aforesaid shall again be made in the same manner as though the rights, options or warrants, to the extent that they remain unexercised, had not been granted.









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(vi) Common stock issued upon conversion of Convertible Stock shall be deemed to have been issued for a consideration equal to the conversion price in effect at the time of issuance thereof.

(4) In the event that shares of any class (other than common stock) are issued by way of a stock dividend on outstanding shares of common stock, then, in addition to any common stock receivable upon exercise of the conversion rights of Convertible Stock, the holder of a share of Convertible Stock entitled to receive a specified number of shares of the first mentioned class were such share of Convertible Stock converted immediately prior to the declaration and issuance of the stock dividend shall, upon such exercise of the conversion rights of the Convertible Stock, be entitled to receive such specified number of shares of the first mentioned class and/or any shares of any class issued successively thereon as a stock dividend and/or any shares issued successively upon any exchange, replacement, subdivision or combination thereof. No adjustment in the conversion price shall be made merely by virtue of the happening of any event specified in this paragraph (4).

(5) In case the outstanding common stock shall be subdivided into a greater or combined into a lesser number of shares of common stock (whether with or without par value), the conversion price shall be decreased or increased, as the case may be, to an amount which shall bear the same relation to the conversion price in effect immediately prior to such subdivision or combination as the total number of shares of common stock outstanding immediately prior to such subdivision or combination shall bear to the total number of shares of common stock outstanding immediately after such subdivision or combination.

(6) Upon conversion of any shares of Convertible Stock no adjustment shall be made for any dividends on the shares of Convertible Stock or for any dividends on the shares into which the shares of Convertible Stock are converted.

(7) In the event that the Corporation shall effect any capital reorganization or reclassification of its stock or shall consolidate or merge with or into any other company or shall sell all or substantially all of its property as an entirety, lawful provision shall be made as a part of the terms of such transaction that the holders of Convertible Stock may then or thereafter receive in lieu of each share of common stock otherwise issuable to them upon conversion of such Convertible Stock (but at the conversion price which would otherwise be in effect at the time of conversion and with the same protection against dilution, all as herein provided), the same kind and amount of stock (and other securities and assets, if any) as may be issuable or distributable upon such transaction with respect to each outstanding share of common stock, and after such transaction the conversion rights of the holders of such Convertible Stock shall be merely to receive such stock (and other securities and assets, if any). The foregoing provisions shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.

(8) No adjustment of any conversion price shall be made unless such adjustment, together with any other adjustments not yet made by reason of this proviso, would result in a change of at least 25 cents in the conversion price in effect, but any such adjustments which are not made by reason of this proviso shall be deemed to have been made for the purpose of making the computations prescribed in paragraph (1) of this section (B) and shall, accordingly, be carried forward and taken into account in any subsequent adjustment of the conversion price.






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                                   DIVISION V

(A) General. Unless otherwise provided herein or by the Board of Directors pursuant hereto, the provisions of this Division V shall apply to any shares of stock designated in this Certificate of Incorporation or designated hereafter by the Board of Directors pursuant to the provisions hereof, as subject to redemption.

(B) Method of Redemption. At least 30 days' prior written notice shall be given to the holders of record of the shares of stock to be called for redemption, which notice shall be given by mail, addressed to the record holders thereof, at their respective addresses, as shown on the books of the Corporation. Said notice so mailed shall specify the redemption price and the place at which and the date, which date shall not be a legal holiday in the City of Cleveland, Ohio (or in Milwaukee, Wisconsin, in the case of the Serial Preference Stock, First Series, 6%), on which the shares called for redemption will be redeemed and shall specify the shares called for redemption. If less than all of the outstanding shares of the Serial Preference Stock or of the Preference Stock, Second Series, Convertible, and the Preference Stock, Third Series, Convertible, are to be redeemed, the shares to be redeemed shall be chosen by lot or pro rata, as the Board of Directors may determine. If such notice of redemption shall have been duly given in the manner herein provided, and if the funds necessary for such redemption shall, on or before the redemption date, have been set aside and shall be and shall continue to be available therefor, then, on and after such redemption date all such shares so called for redemption shall no longer be deemed to be outstanding, the right of the holders thereof to receive dividends thereon shall cease, and thereafter the holders of such shares shall have no right in or with respect to the Corporation, its assets or business, other than to receive, upon surrender of the certificate or certificates for such shares, the redemption price, plus all accrued and unpaid dividends to the date fixed for redemption without interest.]


                                      * * *

         Effective at the time of the filing with the Secretary of State of the State of Delaware of this Restated Certificate of Incorporation of the Corporation, (i) each share of the Corporation's Class A Common Stock, par value $.10 per share ("Class A Common Stock"), issued and outstanding or held in treasury immediately prior to such time shall, without any action on the part of the respective holders thereof, be reclassified as and converted into one share of Common Stock and each stock certificate that, immediately prior to the time of such filing, represented shares of the Corporation's Class A Common Stock shall, from and after such time and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock into which the shares of Class A Common Stock represented by such stock certificate were reclassified pursuant hereto, and (ii) each share of the Corporation's Class B Common Stock, par value $.10 per share ("Class B Common Stock"), issued and outstanding or held in treasury immediately prior to such time shall, without any action on the part of the respective holders thereof, be reclassified as and converted into one share of Common Stock, and each stock certificate that, immediately prior to the time of such filing, represented shares of the Corporation's Class B Common Stock shall, from and after such time and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock into which the shares of Class B Common Stock represented by such stock certificate were reclassified pursuant hereto.


         ARTICLE FIFTH: No action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting except by the unanimous written consent of the stockholders entitled to vote thereon; provided, however, that such action may be taken by less than the unanimous written consent of the stockholders if it has been recommended to them for their approval by the affirmative vote of two-thirds (2/3) of the whole board, but only if a majority of the members of the Board of







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Directors acting upon such matter shall be continuing directors, as these terms are defined in section (a) of Article Sixth.

         ARTICLE SIXTH: (a) Except as otherwise specifically provided in section
(b) of this Article Sixth, the following definitions shall apply to this Article Sixth and to this Certificate of Incorporation generally:

                  (1) An "affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                  (2) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect at July 18, 1983; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any voting shares:

                           (A) which such person or any of its affiliates
                  beneficially owns, directly or indirectly; or

                           (B) which such person or any of its affiliates has
                  (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, arrangement, or understanding with this Corporation to effect any transaction which is described in any one or more of clauses (i) through (iv) of section
                  (b)(1)(A) of this Article Sixth) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                           (C) which are beneficially owned, directly or
                  indirectly, by any person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

         and provided further, however, that (1) no director or officer of this Corporation (or any affiliate of such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any voting shares beneficially owned by any other such director or officer (or any affiliate thereof), and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any voting shares held under any such plan. [For purposes of computing the percentage beneficial ownership of voting shares of any class of a person in order to determine whether such person is a substantial stockholder (as defined herein), the






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         outstanding voting shares of such class shall include shares deemed owned by such person through application of this subsection but shall not include any other voting shares of such class which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the] The outstanding voting shares shall include only voting shares then outstanding and shall not include any voting shares which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                  (3) "Continuing director" shall mean a person who was a member of the Board of Directors at [July 18, 1983 or who was thereafter elected by the stockholders or appointed by the Board of Directors of this Corporation prior to the date as of which a substantial stockholder then in question, if any, became a substantial stockholder,] December 15, 1998 or who was designated (before his initial election or appointment as a director) as a continuing director by a majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, by a majority of the then continuing directors.


                  (4) A "person" shall mean any individual, firm, corporation, or other entity.

                  (5) "Subsidiary" shall mean any corporation of which 50% or more of each class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect at July 18, 1983) is owned, directly or indirectly, by this Corporation.

                  [(6) "Substantial stockholder" shall mean any person, other than this Corporation or any subsidiary (as defined in this section
         (a)), who is the beneficial owner, directly or indirectly, of more than the applicable threshold percentage (as defined and adjusted herein) of the total number of outstanding voting shares of any class of this Corporation (determined solely on the basis of the total number of voting shares of such class so beneficially owned without giving effect to the number or percentage of votes entitled to be cast in respect of such shares). This threshold percentage shall never be less than 20.00%, and it shall be 20.00%, as to any person with respect to any class, except that it shall be adjusted in any of the following circumstances:

(A) If any person, other than this Corporation or any subsidiary, beneficially owns more than 10% of the total outstanding voting shares at July 18, 1983, then the threshold for such person shall be adjusted to be the percentage owned at that time.

(B) If the percentage of beneficial ownership of any person, other than this Corporation or any subsidiary, of the total outstanding voting shares of any class is increased above or decreased below the threshold percentage applicable to such person with respect to such class as a result of any reduction of or increase in the total number of outstanding voting shares of such class, then the threshold for such person with respect to such class shall be adjusted upward or downward to reflect the percentage increase or decrease in beneficial ownership solely attributable to such reduction of or increase in the total number of outstanding voting shares of such class.

(C) If the threshold percentage of beneficial ownership of any person, other than this Corporation or any subsidiary, of the total outstanding voting shares of any class is greater than 20.00% and such person's net







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                                      -11-
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beneficial ownership of voting shares of such class decreases, then his threshold with respect to such class shall be adjusted downward to reflect such decreased beneficial ownership.

(D) If any person, other than a person who was a substantial stockholder on July 1, 1985 and other than this Corporation or any subsidiary, beneficially owned more than 10% of the total outstanding voting shares of any class on July 1, 1985, then the threshold for such person with respect to such class shall be adjusted to be the percentage owned at that time.

(E) If any person, other than this Corporation or any subsidiary, was a substantial stockholder at the time of effectiveness of the amendment to the Restated Certificate of Incorporation of which this subsection (a)(6)(E) is a part, then the threshold percentage for such person of any class of which such person beneficially owned in excess of his applicable threshold percentage at that date shall be adjusted to equal such threshold percentage multiplied by a fraction the numerator of which is the total number of outstanding voting shares and the denominator of which is the number of outstanding voting shares of such class at that date, and if the percentage of beneficial ownership of such person of the total outstanding voting shares of such class is thereafter increased or decreased as a result of any reduction of or increase in the total number of outstanding voting shares of such class subsequent to such date, then the threshold for such person shall be adjusted upward or downward to reflect the percentage increase or decrease in beneficial ownership solely attributable to such reduction of or increase in the total number of outstanding voting shares of such class.]

                  (6) "Voting shares" shall mean shares of capital stock of this Corporation entitled to vote generally in the election of directors.

                  (7) "Whole board" shall mean the total number of directors which this Corporation would have if there were no vacancies.

         (b) Except as otherwise provided in this section (b), the provisions and requirements of this section shall be in addition to any requirements of law and the other provisions of this Certificate of Incorporation. However, the provisions and requirements of this section, except for those set forth in subsection (1), shall not apply to any transaction which has received the affirmative vote of two-thirds (2/3) of the whole board, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors. It is hereby declared to be a proper corporate purpose, reasonably calculated to benefit stockholders, for the Board of Directors to base the response of the Corporation to any transaction within the scope of this section (b), generally including certain majority share acquisitions or combinations, mergers or consolidations, or dispositions of assets, on the Board of Directors' evaluation of what is in the best interests of the Corporation, and for the Board of Directors, in evaluating what is in the best interests of the Corporation, to consider (i) the best interests of all the stockholders, taking into account, among other factors, not only the consideration being offered in any such transaction in relation to the then current market price, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the corporation as an independent entity; and (ii) such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal, and economic effects of any such transaction upon employees, suppliers, customers, and business of the Corporation.

                  (1) If a stockholder vote would be required by the Ohio General Corporation Law if this Corporation were incorporated under the laws of the State of Ohio, then the stockholders of the Corporation shall be entitled to such vote, and the affirmative vote of the holders of shares entitling






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         them to exercise 80% of the voting power of the Corporation, given in person or by proxy at a meeting called for the purpose, shall be necessary:

                           (A) to approve (i) the lease, sale, exchange,
                  transfer or other disposition by the Corporation of all, or substantially all, of its assets or business to a related company or an affiliate of a related company, or (ii) the consolidation of the Corporation with or its merger into a related company or an affiliate of a related company, or (iii) the merger into the Corporation or a subsidiary of the Corporation of a related company or an affiliate of a related company, or (iv) a combination or majority share acquisition in which the Corporation is the acquiring corporation and its voting shares are issued or transferred to a related company or an affiliate of a related company or to stockholders of a related company or an affiliate of a related company or an associated person; or

                           (B) to approve any agreement, contract, or other
                  arrangement with a related company or an affiliate of a related company or an associated person providing for any of the transactions described in paragraph (A) above; or

                           (C) to effect any amendment of this Certificate of
                  Incorporation which changes the provisions of this subsection
                  (1).

                  For the purpose of this subsection (1), (i) a "related company" in respect of a given transaction shall be any person, partnership, corporation or firm which, together with its affiliates and associated persons, owns of record or beneficially, directly or indirectly, in excess of 5% of the shares of any outstanding class of shares of the Corporation entitled to vote upon such transaction, as of the record date used to determine the shareholders of the Corporation entitled to vote upon such transaction; (ii) an "affiliate" of a related company shall be any individual, joint venture, trust, partnership or corporation which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the related company; (iii) an "associated person" of a related company shall be any officer or director or any beneficial owner, directly or indirectly, of 10% or more of any class of equity security of such related company or any of its affiliates; and (iv) the terms "combination," "majority share acquisition," and "acquiring corporation" shall have the same meaning as that contained in section 1701.01 of the Ohio General Corporation Law or any similar provision hereafter enacted.

                  The determination of the Board of Directors of the Corporation, based on information known to the Board of Directors and made in good faith, shall be conclusive as to whether any person, partnership, corporation or firm is a related company or affiliate or associated person as defined in this subsection (1).

                  (2) The terms "related company," "affiliate," "combination," "majority share acquisition," "acquiring corporation," and "associated person" shall have the same meanings in this subsection (2) as are ascribed to such terms in subsection (1).

                           (A) In the event that the requisite corporate action
                  has been taken in accordance with the other provisions of this Certificate of Incorporation and in accordance with the laws of the State of Delaware to approve the adoption of or to authorize:

                              (i) the lease, sale, exchange, transfer or other
                           disposition by the Corporation of all or substantially all of its assets or business to a related company or an affiliate of a related company or an associated person of a related company; or

                             (ii) any combination or a majority share
                           acquisition or other transaction in which the Corporation is the acquiring corporation and its voting shares are issued or transferred to a related company or an affiliate of a related company or to stockholders of a related company or of an affiliate of a related company or to an associated person of a related company; or

                            (iii) any transaction proposed by or receiving the
                           favorable vote of any related company, affiliate of a related company or an associated person of a related company, the effect of which would be to cause the involuntary surrender of the covered stock (as defined in paragraph (B)) of the Corporation held by any stockholder of the Corporation who is not a related company or an affiliate of a related company or an associated person of a related company; or

                             (iv) any agreement, contract, or other arrangement
                           with a related company or an affiliate of a related company or an associated person of a related company providing for any of the transactions described in
                           (i) through (iii) above;

                  then in such event the provisions of paragraph (B) below shall be satisfied prior to the consummation of any transaction described in clauses (i) through (iv) above.

                  (B) Any cash or the fair market value of any property to be received per share of any class or series of covered stock held by each covered stockholder of the Corporation who does not affirmatively vote to approve such transaction described in clauses (i) through (iv) of paragraph (A) above shall not be less than:

                              (i) the highest price per share (including
                           brokerage commissions, soliciting dealers' fees, dealer management compensation, cost of newspaper advertisements, printing expenses, and attorneys' fees and other expenses) paid by such related company or an affiliate of such related company or an associated person of such related company in acquiring such class or series of shares of covered stock of the Corporation, or, if no shares of that class or series of covered stock were acquired by such person, the highest market price per share of such class or series for any day on which such person acquired any of the covered stock of the Corporation, plus;

                             (ii) an amount which exceeds such price per share
                           by the same amount by which such price per share exceeds the lower of:

                                    (a) the market price per share of such class
                                 or series of covered stock of the Corporation immediately prior to the com-mencement of the acquisition of any of such class or series of covered stock of the Corporation by such related company, affiliate of such related company or an associated person of such related company; or

                                    (b) the lowest price per share paid for any
                                 share of such class or series of covered stock of the Corporation by such related company, affiliate of such related company or an associated person of such related company, or, if no shares of that class or series of covered stock were acquired by such person, the lowest market price per share of such class or series for any day on which such person acquired any of the covered stock of the Corporation.

         In the event that the terms of any transaction covered by the provisions of paragraph (A) above do not provide for any cash or property to be received by the holders of the issued and outstanding covered stock of the Corporation, then any covered stockholder of the Corporation who, by reason of such transaction is entitled to exercise his statutory appraisal rights under Delaware law, as expanded in section (d) of this Article Sixth, shall, upon the proper exercise of appraisal rights, receive cash per share of covered stock which shall not be less than the amount derived by application of the formula set forth in this paragraph (B). In the event that the requisite corporate action to be taken to approve the adoption of or to authorize any transaction covered by the provisions of paragraph (A) above requires a vote of any of the stockholders of the Corporation, the phrase "covered stockholder of the Corporation" as used in this paragraph (B) shall mean such holder of shares of [Special Common Stock or] Common Stock or such other stock as is designated in this Certificate of Incorporation or by the Board of Directors in the resolution or resolutions fixing the terms of such stock (the "covered stock") as is registered as such on the books of the Corporation as of the record date set to determine those stockholders who are entitled to vote upon such transaction. In the event that such requisite corporate action does not require a vote of any of the stockholders of the Corporation, such phrase shall mean such holder of shares of covered stock as is registered as such on the books of the Corporation as of the date on which such requisite corporate action is taken. In either of such events, the provisions of this paragraph (B) shall apply only with respect to shares of covered stock owned by such covered stockholder on such record date or date on which such requisite corporate action is taken, whichever is applicable.

                  (C) The Corporation shall not enter into any of the transactions covered by the provisions of paragraph (A) above if such related company or an affiliate of such related company or an associated person of such related company from and after the date on which it first became such shall have:

                              (i) acquired any newly issued or treasury shares
                           of the Corporation's capital stock directly or indirectly from the Corporation (except upon conversion of convertible securities or as a result of a pro rata stock dividend or stock split);

                             (ii) received the benefit directly or indirectly
                           (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation;










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                                      -15-
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                            (iii) made any material change in the Corporation's
                           business, equity capital structure or dividend practices;

                             (iv) made, caused, or brought about directly or
                           indirectly, any change in the Corporation's
                           Certificate of Incorporation or Bylaws; or

                              (v) made, caused, or brought about, directly or
                           indirectly, any change in the membership of the Corporation's Board of Directors or Committees thereof.

                  (D) The determination of a majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors, based on information known to it and made in good faith shall be conclusive as to (i) whether any transaction is included within the provisions of this subsection (2), and (ii) the fair market value of any property to be received by each covered stockholder pursuant to the provisions of paragraph (B) of this subsection (2).

                  (E) No amendment of this Certificate of Incorporation shall amend, alter, repeal, or change the effect of any of the provisions of this subsection (2) unless such amendment shall receive the affirmative vote of (i) the holders of then outstanding voting shares entitling the holders thereof to cast at least 95% of the votes entitled to be cast by the holders of all of the then outstanding voting shares entitled to vote thereon and (ii) the holders of voting shares entitled to cast at least 55% of the votes entitled to be cast thereon by the stockholders who are not as of the record date fixed for such vote a related company, affiliate of a related company or an associated person of a related company.

         (c)(1)[For purposes of this subsection (c)(1), "threshold percentage" shall be the percentage determined under subsection (a)(6) of this Article Sixth for the purpose of determining whether a person is a substantial stockholder.

(A) So long as a substantial stockholder beneficially owns voting shares of any class or series in excess of his threshold percentage applicable to such class or the class of which such series is a part in relation to the total number of outstanding shares of such class or series, the record holders of such shares shall have limited voting rights on any matter requiring their vote or consent. With respect to such excess shares of each such class or series, the record holders in the aggregate shall be entitled to cast only one one-hundredth (1/100) of the vote per share to which a holder of such share would otherwise be entitled. The aggregate voting power of such record holders, so limited, for all shares of such class or series beneficially owned by the substantial stockholder shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power of the outstanding shares of the class or series beneficially owned by the substantial stockholder by a fraction whose numerator is the number of shares of the class or series owned of record by such record holder and whose denominator is the total number of shares of such class or series beneficially owned by the substantial stockholder.

(B) In no event shall such substantial stockholder and the record owner(s) of all voting shares of any class or series beneficially owned by such substantial stockholder collectively be entitled or permitted to cast, by virtue of their beneficial or record ownership of voting shares of any class or series beneficially owned by such substantial stockholder, in excess of the applicable threshold percentage plus 5% of the total number of votes which the holders of all then outstanding voting shares of such class or series would (after giving effect to the








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                                      -16-
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provisions of paragraph (A)) be entitled to cast. If the provisions of the preceding sentence shall have the effect of reducing the total number of votes which any substantial stockholder and the record owner(s) of voting shares of any class or series beneficially owned by such substantial stockholder shall be entitled to cast, such reduction shall be effected, and the number of votes which such record owner(s) shall be entitled to cast (by reason of this paragraph (B)) shall be determined, in accordance with the provisions of paragraph (A).

(2)] A majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors, shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to
(A) the number of voting shares beneficially owned by any person, (B) whether a person is an affiliate of another, (C) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (D) the application of any other definition or operative provision of the section to the given facts, or (E) any other matter relating to the applicability or effect of this section.

         [(3) A majority of the whole board shall have the right to demand, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors shall have the right to demand, that any person who is reasonably believed to be a substantial stockholder (or holds of record voting shares beneficially owned by any substantial stockholder) supply the Corporation with complete information as to
(A) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to be a substantial stockholder, (B) the number of, and class or series of, shares beneficially owned by such person who is reasonably believed to be a substantial stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and
(C) any other factual matter relating to the applicability or effect of this section, as may reasonably be requested of such person, and such person shall furnish such information within 10 days after the receipt of such demand.

(4) Except as otherwise provided by law or expressly provided in this subsection
(4), the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of votes (after giving effect, if required, to the provisions of this section), entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

(5)](2) Any constructions, applications, or determinations made by the Board of Directors or by the continuing directors, as the case may be, pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.[, including any substantial stockholder.

(6) Nothing contained in this section shall be construed to relieve any substantial stockholder from any fiduciary obligation imposed by law.]

         (d) To the maximum extent permissible under section 262(c) of the Delaware General Corporation Law or any successor section or sections, the holders of voting shares of the Corporation shall be entitled to the statutory appraisal rights permitted therein as to an amendment to this Certificate of Incorporation, any






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                                      -17-
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merger or consolidation in which the Corporation is a constituent corporation, or the sale of all or substantially all of the assets of the Corporation, but only if such amendment or transaction requires the approval of the stockholders; provided, however, that this section of this Article Sixth shall not apply to any transaction which has received the affirmative vote of two-thirds (2/3) of the whole board, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors.

         ARTICLE SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to permit a corporation to further eliminate or limit the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any amendment, repeal, or modification of this Article Seventh shall not adversely affect any right or protection of a director of the Corporation for any act or omission occurring prior to the date when such amendment, repeal, or modification became effective.

         ARTICLE EIGHTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to adopt, amend, and repeal the Bylaws of the Corporation. Notwithstanding the foregoing, any amendment, alteration, change, or repeal of the provisions set forth in Article Fifth and Sixth of this Certificate of Incorporation, except for sections (b)(1) and (b)(2) of Article Sixth, which must be amended as provided therein; sections 1(b), 1(e), and 1(g) of Article I, sections 2 and 3 of Article II, and Article IX of the Bylaws; and this Article Eighth shall, in addition to any other vote or approval required by law or by this Certificate of Incorporation, require the affirmative vote of the holders of then outstanding voting shares entitling the holders thereof to cast at least 80% of the votes entitled to be cast by the holders of all of the then outstanding voting shares; provided, however, that this sentence shall not apply to, and such 80% vote shall not be required for, any amendment, alteration, change, or repeal declared advisable by the Board of Directors by the affirmative vote of two-thirds (2/3) of the whole board and submitted to the stockholders for their consideration, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors, as these terms are defined in section (a) of Article Sixth.

         ARTICLE NINTH: In the event any provision (or portion thereof) of this Certificate of Incorporation shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this Certificate shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Certificate remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, notwithstanding any such finding.

         IN WITNESS WHEREOF, Scott Technologies, Inc. has caused this Restated Certificate of Incorporation to be signed by Glen W. Lindemann, its President, and attested by Debra L. Kackley, its Secretary, this ____ day of _______________, 1998.

                                         SCOTT TECHNOLOGIES, INC.



                                         By:
                                            -----------------------------
                                         Glen W. Lindemann



ATTEST:



--------------------------
Debra L. Kackley

                                   APPENDIX B
                            [marked to show changes]

                     AMENDED AND RESTATED ARTICLE II OF THE
                       BYLAWS OF SCOTT TECHNOLOGIES, INC.

                                    DIRECTORS

                                      * * *

SECTION 2.  Number, Classification, and Election of Directors.

                                      * * *

         (c) Election. The directors of the appropriate class shall be elected at the annual meeting of stockholders, or if not so elected, at a special meeting of stockholders called for that purpose. At any meeting of stockholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes entitled to be cast by the holders of all issued and outstanding shares shall be elected.

         Directors of the Corporation need not be residents of Delaware or stockholders. No person shall be appointed or elected a director of the Corporation unless:

                  (1) such person is elected to fill a vacancy in the Board of Directors pursuant to section 3(d) of this Article II;

                  (2) such person is nominated for election as a director of the Corporation by the Board of Directors or a committee thereof; or


                  (3) in the case of a nomination to be made by a stockholder of the Corporation at an annual or special meeting of the stockholders, except in the case of a nomination for which proxies are being solicited under applicable regulations of the Securities and Exchange Commission, or a nomination permitted by the affirmative vote of two-thirds (2/3) of the "whole board," but only if a majority of the members of the Board of Directors acting upon the matter are "continuing directors" (as these terms are defined in section (a) of Article Sixth of the Certificate of Incorporation), written notice of a stockholder's intent to make a nomination at a meeting of stockholders is filed with the Secretary of the Corporation [not later than 10 days after the Notice to Stockholders for that meeting is sent to stockholders, or at least 21 days prior to the date fixed for holding the meeting at which the nomination is intended to be made, whichever is later] at least 45 days prior to the anniversary of the mailing date of the Corporation's proxy statement for the previous annual meeting. Such notice of intent to nominate must contain or be accompanied by the following information, which shall be accurate and current as of the date of such notice[, or as of a date no earlier than 60 days prior to the meeting at which the nomination is intended to be made, whichever is later]:


                           (A) the name and residence of the stockholder of the
Corporation who intends to make the nomination;

                           (B) a representation that the stockholder is a holder
of record of the voting shares of the Corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;








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


                           (C) such information regarding each nominee as would
have been required to be included in a proxy statement filed pursuant to the Securities and Exchange Commission's proxy rules had the Board of Directors of the Corporation nominated or intended to nominate each nominee;

                           (D) a description of all arrangements or
understandings among the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

                           (E) the consent of each nominee to serve as a
director of the Corporation if so elected.

                                   APPENDIX C


                           SUMMARY OF THE RIGHTS PLAN


                  On September 23, 1998 the Board of Directors of Scott Technologies, Inc. (the "Company") approved, contingent upon approval by the Company's stockholders of amendments to the Company's Amended and Restated Certificate of Incorporation (the "Charter") eliminating the dual class common stock structure and the substantial stockholder provision at the special meeting of stockholders (the "Special Meeting"), a Rights Agreement dated as of the date of the effectiveness of the Charter amendments (the "Rights Agreement"). If the Rights Agreement is approved, the Board will, on the date of the effectiveness of the Charter amendments, declare a dividend distribution of one Right for each outstanding share of Common Stock, $.001 par value (each, a "Common Share") of the Company to stockholders of record at the close of business on the effective date of the Charter amendments (the "Record Date"). Each Right would entitle the registered holder to purchase from the Company one one-hundredth of a share (a "Preferred Share Fraction") of the Series A Junior Participating Preferred Shares, par value $1.00 per share (the "Preferred Shares") of the Company, or a combination of securities and assets of equivalent value, at a per unit, adjustable Purchase Price of $35. The description and terms of the Rights would be set forth in the Rights Agreement.

                  Initially, ownership of the Rights would be evidenced by the Common Share certificates representing shares then outstanding, and no separate Rights Certificates would be distributed. The Rights would separate from the Common Shares on the "Distribution Date," the earlier of (i) ten (10) business days following a determination by the Board of Directors that a person or group of affiliated or associated persons (an "Acquiring Person"(1) had acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the "Stock Acquisition Date"), or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding Common Shares. Until the Distribution Date, (i) the Rights would be evidenced by the Common Share certificates, (ii) new Common Share certificates issued after the Record Date would contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding would also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.


                  The Rights would not be exercisable until the Distribution Date and would expire at the close of business on the date that is five years after the Record Date (or, subject to Section 27 of the Rights Agreement, such later date that would be no more than five years thereafter unless, prior to such date, (A) a majority of the members of the Board of Directors had voted to amend the Rights Agreement to extend the effectiveness of the Rights Agreement for an additional five year period and to provide for a new Purchase Price, and
(B) such extension had been submitted to a vote of the stockholders of the Company and such extension had not been rejected by a negative vote of a majority of a quorum of the votes of stockholders who were then eli-



----------

1 Common Shares continuously owned by holders of more than 5% of the Corporation's outstanding shares of Class A Common Stock or Class B Common Stock since September 23, 1998 will be excluded from future calculations of their share ownership for the purposes of determining whether any such person has become an Acquiring Person provided that, prior to final adoption of the Rights Agreement, each such person enters into an agreement with the Company in which such person certifies to the Company such person's stock ownership as of September 23, 1998 and agrees, among other things, not to enter into a proxy contest with the Company or seek to acquire the Company in a hostile takeover.

gible to vote on such a matter) or unless earlier redeemed by the Company as described below or unless a transaction under Section 13(d) of the Rights Agreement had occurred.

                  As soon as practicable after the Distribution Date, Rights Certificates would be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone would represent the Rights. Except as otherwise determined by the Board of Directors, only Common Shares issued after the Record Date and prior to the Distribution Date would be issued with Rights.

                  Except in the circumstances described below, after the Distribution Date each Right would be exercisable for a Preferred Share Fraction. Each Preferred Share Fraction would carry voting and dividend rights that would be intended to produce the equivalent of one Common Share. The voting and dividend rights of the Preferred Shares would be subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company. In lieu of issuing certificates for Preferred Share Fractions which would be less than an integral multiple of one Preferred Share (i.e., 100 Preferred Share Fractions), the Company would pay cash representing the current market value of the Preferred Share Fractions.

                  In the event that at any time following the Stock Acquisition Date, (i) the Company were the surviving corporation in a merger with an Acquiring Person and its Common Shares remained outstanding, (ii) a Person became the beneficial owner of more than 15% of the then outstanding Common Shares other than pursuant to a tender offer or exchange offer that provided fair value to all stockholders and therefore had been deemed to be a "Qualifying Offer," (iii) an Acquiring Person engaged in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there were an Acquiring Person an event occurred that resulted in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right would thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company could permit the holders simply to surrender the Rights, in which event they would be entitled to receive Common Shares (and other property, as the case may be) with a value of 50% of what could be purchased by payment of the full Purchase Price. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in clauses (i), (ii), (iii) or (iv) of this paragraph, all Rights that were, or (under certain circumstances specified in the Rights Agreement) had been, beneficially owned by any Acquiring Person who was involved in the transaction giving rise to any such event would be null and void. However, Rights would not be exercisable following the occurrence of any of the events set forth above until such time as the Rights were no longer redeemable by the Company as set forth below.

                  For example, at an exercise price of $35 per Right, each Right not otherwise voided following an event set forth in the preceding paragraph would entitle its holder to purchase $70 worth of Common Shares (or other consideration, as noted above) for $35. Assuming that the Common Shares had a per share value of $10 at such time, the holder of each valid Right would be entitled to purchase seven Common Shares for $35. Alternatively, the Company could permit the holder to surrender each Right in exchange for three and a half Common Shares (with a value of $35) without the payment of any consideration other than the surrender of the Right.

                  In the event that, at any time following the Stock Acquisition Date, (i) the Company were acquired in a merger or other business combination transaction in which the Company were not the surviving corporation (other than a merger that is described in or that follows a Qualifying Offer), or (ii) 50% or more of the Company's assets or earning power were sold or transferred, each holder of a Right (except Rights that previously had been voided as set forth above) would thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. Again, provision would be made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable. The events set forth in this paragraph and in the second preceding paragraph would be referred to as the "Triggering Events."

                  The Purchase Price payable, and the number of Preferred Share Fractions or other securities or property issuable upon exercise of the Rights would be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares were granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or
(iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly dividends) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustment in the Purchase Price would be required until cumulative adjustments amounted to at least 1% of the Purchase Price. No Preferred Share Fractions would be issued and, in lieu thereof, an adjustment in cash would be made based on the market price of the Preferred Shares on the last trading date prior to the date of the exercise.

                  At any time until ten (10) days following the Stock Acquisition Date, the Company could redeem the Rights in whole, but not in part, at a price of $.001 per Right. That ten (10) day redemption period could be extended by the Board of Directors so long as the Rights were still redeemable. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights would terminate and the only right of the holders of Rights would be to receive the $.001 redemption price.

                  Until a Right were exercised, the holder thereof, as such, would have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights would not be taxable to stockholders or to the Company, stockholders could, depending upon the circumstances, recognize taxable income in the event that the Rights became exercisable for Preferred Shares (or Common Shares or other consideration) of the Company or for common shares of the acquiring company as set forth above.


                  Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement could be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement could be amended by the Board in order to cure any ambiguity, to make changes that did not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, however, that no amendment to adjust the time period governing redemption could be made at such time as the Rights were not redeemable.

                                   APPENDIX D

[Duff & Phelps, LLC Letterhead]

November 10, 1998

Board of Directors
Scott Technologies, Inc.
5875 Landerbrook Drive, Suite 250
Mayfield Heights, Ohio 44124

Gentlemen:

Duff & Phelps, LLC ("Duff & Phelps") has been engaged by Scott Technologies, Inc. (together with its predecessor companies, referred to as "Scott" or the "Company") as financial advisor to the board of directors of the Company ("Board"). Specifically, Duff & Phelps has been engaged to determine if a Proposed Reclassification (as defined below) is fair to the shareholders of Scott from a financial point of view.

It is our understanding that the Company is currently capitalized with Class A Common Stock, Par value $0.10 per share ("Class A Common Stock") and Class B Common Stock, Par value $0.10 per share ("Class B Common Stock"). It is our further understanding that Scott is considering an amendment to the Company's Certificate of Incorporation such that each share of Class A Common Stock and each share of Class B Common Stock would be converted into one share of a single class of a common stock (the "Proposed Reclassification"). We understand that the Proposed Reclassification will be submitted to the shareholders of the Class A Common Stock and shareholders of the Class B Common Stock (collectively, the "Shareholders") for approval at a Special Meeting of the Shareholders.

For purposes of our opinion and in connection with our review of the Proposed Reclassification, we have, among other things:

1. Reviewed a draft of the proxy statement (the "Proxy Statement") of the Company dated as of September 18, 1998, which describes the Proposed Reclassification;

2. discussed the current operations and future outlook of Scott with Company management;

3.       met with the Board to discuss the Company, the Proposed
         Reclassification and the results of our reviews and analyses;

4.       reviewed the Company's Form 10-K's for the years ended 1994 to 1997;

5.       reviewed the Company's Form 10-Q for the period ended June 30, 1998;

Board of Directors
Scott Technologies, Inc.
November 10, 1998
Page 2


6.       reviewed the Company's Amended and Restated Certificate of
         Incorporation;

7. reviewed the market prices and trading activity of the Class A Common Stock and Class B Common Stock;

8. reviewed the market prices and trading activity of the capital stock of other companies with two classes of publicly traded stock;

9. reviewed the terms of transactions in which two classes of capital stock of public companies were converted into a single class of capital stock;

10. reviewed the terms of transactions in which public companies with two classes of capital stock were acquired; and

11.      performed such other review and analyses as we deemed necessary.

In connection with our opinion, with your permission and without any independent verification, we have relied on the accuracy and completeness of all the financial and other information reviewed by us, furnished, or otherwise communicated to us by the Company or obtained by us from publicly available sources. We have not made an independent valuation or appraisal of the assets or liabilities of the Company and have not been furnished with such valuation or appraisal. Any inaccuracies in the information on which we relied could materially affect our opinion.

Duff & Phelps has to date received fees from the Company for its services and expects to receive additional fees upon the completion of the Proposed Reclassification. In a separate engagement to the evaluation described herein, Duff & Phelps has advised the Company with respect to the structuring of a shareholders rights plan.

In rendering this opinion, we have assumed that the Proposed Reclassification occurs on terms that are described in the Proxy Statement. Nonetheless, it should be recognized that we are not making any recommendation as to whether the shareholders of the Class A Common Stock or the shareholders of the Class B Common Stock should vote in favor of the Proposed Reclassification or any other matter described in the Proxy Statement.

Based upon the foregoing, it is our opinion that the Proposed Reclassification is fair to the shareholders of the Class A Common Stock and the shareholders of the Class B Common Stock from a financial point of view.

                                                     Respectfully submitted,

                                                     /s/ Duff & Phelps, LLC

                                   APPENDIX E
                            [marked to show changes]

                              AMENDED AND RESTATED
                            SCOTT TECHNOLOGIES, INC.
                        KEY EMPLOYEES' STOCK OPTION PLAN


         Scott Technologies, Inc. hereby [adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions] amends and restates its Key Employees' Stock Option Plan as set forth below.


     1. Definitions. The following terms shall have the meanings set forth below whenever used in this instrument:

         (a) The word "Board" shall mean the Board of Directors of the Company.

         (b) The word "Code" shall mean the United States Internal Revenue Code of 1986, as amended, or successor provisions of future United States revenue laws (Title 26 of the United States Code).

         (c) The word "Committee" shall mean the Stock Option Committee of the Board.

         (d) The words "Common Stock" shall mean the [Class A] Common stock, $0.10 par value, of the Company.

         (e) The word "Company" shall mean Scott Technologies, Inc., a Delaware corporation, and any successor thereto which shall maintain this Plan.

         (f) The word "Disability" shall mean the Optionee's inability to engage in substantial gainful activity for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee pursuant to written certification of such Disability from a physician acceptable to the Committee.

         (g) The words "Incentive Stock Option" shall mean any option which qualifies as an Incentive Stock Option under the terms of Section 422 of the Code.

         (h) The words "Key Employee" shall mean any person who is determined by the Committee to be a high-level executive officer or other valuable managerial or technical employee of either the Company or any Subsidiary.

         (i) The word "Optionee" shall mean any Employee to whom a stock option has been granted pursuant to this Plan.


         (j) The word "Plan" shall mean this instrument, the Scott Technologies, Inc. Key Employees' Stock Option Plan, as [it is] originally [adopted] executed, as amended and restated herein and as it may be amended hereafter.


         (k) The word "Subsidiary" shall mean any corporation at least 50% of the common stock of which is owned directly or indirectly by the Company.




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



         (l) The words "Substantial Stockholder" shall mean any Employee who owns directly and through attribution more than 10% of the total combined voting power of all classes of stock of either the Company or any Subsidiary. Ownership shall be determined in accordance with Section 424(d) of the Code and lawful applicable regulations.


         (m) The words "Transferee" shall mean any person to whom a stock option which is not an Incentive Stock Option has been transferred pursuant to Subsection 7(c).


     2. Purpose of the Plan. The purpose of the Plan is to provide Key Employees of the Company and its Subsidiaries with greater incentive to serve and promote the interests of the Company and its stockholders. The premise of the Plan is that, if such persons acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such persons to work toward the Company's continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such Employees as may be selected to participate in the Plan options to purchase Common Stock on the terms and subject to the conditions set forth in the Plan. Options may be either Incentive Stock Options or non-qualified stock options.



     3. Effective [Date of the Plan.] Dates. The Plan [shall become] originally became effective on October 20, 1994. This amendment and restatement of the Plan shall become effective on December 15, 1998, subject to approval of a majority of the votes of the holders of [Class A Common Stock and holders of Class B] all classes of Common Stock present in person or represented by proxy at a duly constituted meeting of [the] stockholders of the Company voting together and not as separate classes. In the event that the foregoing condition is not satisfied within twelve (12) months after the date this amendment and restatement of the Plan is adopted, this amendment and restatement of the Plan and any options granted hereunder after December 15, 1998 shall be null and void. If, however, this amendment and restatement of the Plan is [so] approved, subject to the provisions of Section 11, no further stockholder approval shall be required with respect to the granting of any options pursuant to the Plan. This amendment and restatement of the Plan shall not affect any options granted under the Plan prior to December 15, 1998.

     4. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall consist of no fewer than two (2) members, who shall be designated by and be members of the Board. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any amendment of or successor to such rule as may be in effect from time to time and shall be an "outside director" as defined pursuant to Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have full and final authority in its absolute discretion:


         (a)  To select the Key Employees to whom options will be granted;

         (b) To determine the number of shares of Common Stock subject to any option;

         (c)  To determine the time or times when options will be granted;

         (d) To determine the option price of shares of Common Stock subject to an option;






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                                       2

         (e) To determine the time or times when each option may be exercised and the duration of the exercise period;

         (f) To determine at the time of grant of an option whether and to what extent such option is an Incentive Stock Option under Section 422 of the Code and regulations thereunder as the same or any successor statute or regulations may at the time be in effect;

         (g) To determine whether stock appreciation rights shall be made part of any option grant pursuant to Section 8 hereof, the method of valuing the stock appreciation rights and whether the stock appreciation rights may be exercised in lieu of or in addition to the related option;

         (h) To prescribe the form of the option agreements governing the options which are granted under the Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of either the Plan or, where the option is an Incentive Stock Option, Section 422 of the Code and regulations thereunder as the same or any successor statute or regulations may at, the time be in effect;

         (i) To adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan;[ and ]

         (j) To construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan[.];


         (k) To authorize the transfer to a Transferee of an option which is not an Incentive Stock Option;

         (l) To determine the time or times when an option may be exercised by a Transferee and the duration of the exercise period; and

         (m) To rescind option grants to the extent necessary to enable the Company to be a party to a business combination which is to be accounted for under the pooling-of-interests method of accounting.


Any decision made or action taken by the Committee in connection with the administration, interpretation, or implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees under the Plan and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

     5. Persons Eligible for Options. Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to such Key Employees, as designated by the Committee, whose initiative and efforts contribute or may be expected to contribute to the continued growth and future success of the Company and/or its subsidiaries. Notwithstanding the preceding sentence, a Key Employee who renounces in writing any right he may have to receive stock options under the Plan shall not be eligible to receive any stock options under the Plan. No option shall be granted to any Key Employee during any period of time when he is on leave of absence. The Committee may grant more than one option, with or without stock appreciation rights, to the same Key Employee.






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



     6. Shares Subject to the Plan. Subject to the provisions of Section 8 concerning payment for stock appreciation rights in shares of Common Stock and subject to the provisions of the next succeeding paragraph of this Section 6, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be [1,500,000] 3,000,000 shares of Common Stock. Either treasury or authorized and unissued shares of Common Stock, or both, in such amounts, within the maximum limits of the Plan, as the Committee shall from time to time determine, may be so issued. All shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Employee. If an option granted under this Plan is exercised pursuant to the terms and conditions determined by the Committee under Subsection 7(d), any shares of Common Stock which are the subject thereof shall not thereafter be available for reoffering under the Plan to any Employee. If a stock appreciation right granted in conjunction with an option pursuant to Section 8 can only be exercised in lieu of exercise of the related option, and the stock appreciation right is thereafter exercised in whole or in part, then the option or the portion thereof with respect to which the stock appreciation right was exercised shall be deemed to have been exercised and the shares of Common Stock which otherwise would have been issued upon exercise of such option, to the extent not used in payment for the stock appreciation right, may be made available for reoffering under the Plan to any Key Employee, except as provided in Subsection 7(f).


     In the event that subsequent to the date of adoption of the Plan by the Board the outstanding shares of Common Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or other such change (including, without limitation, any transaction described in Section 424(a) of the Code) or a special dividend or other distribution to the Company's stockholders, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option granted under the Plan and each share of Common Stock available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be exchanged, (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Committee shall make such other adjustments to the securities subject to options, the provisions of the Plan, and option agreements as may be appropriate or equitable, in order to prevent dilution or enlargement of option rights and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment may, in the discretion of the Committee, provide for the elimination of fractional shares.

     7.  Option Provisions.

         (a) Option Price. The option price per share of Common Stock which is the subject of an Incentive Stock Option under the Plan shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted; provided, however, that if an Employee to whom an Incentive Stock Option is granted is at the time of the grant a Substantial Stockholder, the option price per share of Common Stock shall be determined by the Committee but shall never be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date the option is granted. The option price per share of Common Stock under each option granted pursuant to the Plan which is not an Incentive Stock Option shall be determined by the Committee at the time of grant, and may be above or below the fair market value of a share of Common Stock on the date the option is granted. Such fair market value shall be determined in accordance with procedures to be established by the Committee. The date on which








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

     the Committee approves the granting of an option shall be deemed for all purposes hereunder the date on which the option is granted.

         (b) Period of Option. The Committee shall determine when each option is to expire but no option shall be exercisable after ten (10) years have elapsed from the date upon which the option is granted; provided, however, that no Incentive Stock Option granted to a person who is a Substantial Stockholder at the time of the grant of such option shall be exercisable after five (5) years have elapsed from the date upon which the option is granted. Each option shall be subject to earlier termination as provided in Subsection 7(e) hereunder.


         (c) Limitation on Exercise and Transfer of Option. Except as otherwise provided in the event of an Optionee's death or the transfer of the option as set forth below, only the Optionee may exercise an option, provided that a guardian or other legal representative who has been duly appointed for such Optionee may exercise an option on behalf of the Optionee. [No] Except as otherwise provided below, no option granted hereunder shall be transferable other than (i) by the Last Will and Testament of the Optionee or, if the Optionee dies intestate, by the applicable laws of descent and distribution, or (ii), to the extent approved by the Committee, pursuant to a qualified domestic relations order as defined by the Code or the rules thereunder. An option granted hereunder which is not an Incentive Stock Option may be transferred to a Transferee in the discretion of the Committee for estate planning purposes. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process,

         (d) Conditions Governing Exercise of Option. The Committee may, in its absolute discretion, either require that, prior to the exercise of any option granted hereunder, the Optionee shall have been an employee for a specified period of time after the date such option was granted, or make any option granted hereunder immediately exercisable. Each option shall be subject to such additional restrictions or conditions with respect to the right to exercise and the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period, but this right of exercise shall be limited to whole shares, unless the Committee shall otherwise provide. Options shall be exercised by the Optionee or any Transferee giving written notice to the Secretary of the Company at its principal office, by certified mail, return receipt requested, of the [Optionee's] exercise of the option and the number of shares with respect to which the option is being exercised, accompanied by full payment of the purchase price either in cash or, with the consent of the Committee, in whole or in part in shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made. Such notice shall be deemed delivered when deposited in the mails. Notwithstanding anything in the foregoing to the contrary, in the event [of ]that a person becomes the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of shares of Common Stock or any security convertible into Common Stock having aggregate votes equal to fifty percent (50%) of the voting power of all classes of common stock and of all classes of securities convertible into such common stock calculated as provided in paragraph (d) of said Rule 13d-3 in a transaction with the Company accounted for under the pooling-of-interests method of accounting, all outstanding options shall be immediately exercisable. In addition, in the event of other transactions considered to be a "change in control," the Committee shall have the authority and power: (i) to cause all outstanding options to be immediately exercisable notwithstanding any vesting limitation otherwise previously imposed on such options; and (ii) to accelerate the termination date of all such options. Thereafter, upon the exercise of the power in subparagraph
     (i) above, an Optionee or any Transferee may exercise any and all outstanding options (in whole or in part),











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     whether or not such options are by their terms fully exercisable at such time). The term "change in control" shall include, but not be limited to:
     (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for [ten percent (10%) or more of the Company's common stock of any class or any] shares of Common Stock or any security convertible into Common Stock having aggregate votes equal to twenty percent (20%) of the voting power of all of the Company's outstanding shares of common stock or of all classes of securities convertible into such common stock; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule [l3d-3 under the Securities Exchange Act of 1934) of ]13d-3 under the Exchange Act) of shares of Common Stock or any security convertible into Common Stock having aggregate votes equal to twenty percent (20%) [or more of the Company's Common Stock] of the voting power of all classes of common stock and of all classes of securities convertible into such common stock calculated as provided in paragraph (d) of said Rule [13d-3] 13-d; (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock [;] of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or (vi) such other event as the Committee shall, in its sole and absolute discretion, deem to be a "change in control." The manner of application and interpretation of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion.

         (e) Termination of Employment, Etc. If an Optionee ceases to be an employee of the Company or any of its Subsidiaries, his or her [Option] option or the option held by his or her transferee shall be exercisable as follows:

            (i) [the Optionee] such option shall be [able to exercise an option] exercisable during the three (3) months after the date the Optionee ceased to be an employee of the Company or any of its Subsidiaries (but not beyond the original term of the option) if the reason for the Optionee's cessation as an employee was other than his death or his Disability; [or]

           (ii) [the Optionee] such option shall be [able to exercise an option] exercisable during the one (1) year after the date the Optionee ceased to be an employee of the Company or any of its Subsidiaries (but not beyond the original term of the option) if the reason for the Optionee's cessation as an employee was the Optionee's Disability; or

          (iii) [the Optionee's estate, or the person designated in the Optionee's Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution shall be able to exercise an Option] such option shall be exercisable during the one (1) year after the date the Optionee ceased to be an employee of the Company or any of its Subsidiaries (but not beyond the original term of the option) if either (A) the reason for the Optionee's cessation as an employee was his death or (B) the Optionee died within three (3) months after ceasing to be an employee of the Company or any of its Subsidiaries.






Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format

Notwithstanding the foregoing to the contrary, the Committee may in its discretion provide in the option for shorter or longer periods in which the [Option] option can be exercised after the Optionee's cessation as an employee or provide that the [Option] option shall not be exercisable at all after the Optionee's cessation as an employee of the Company or any of its Subsidiaries. However, no period of exercise with respect to an option may be extended beyond the original expiration date of the option.


     An Optionee's employment shall not be deemed to have terminated while he or she is on a temporary military, sick or other bona fide leave of absence from the Company or a Subsidiary approved in writing by the Company, such as a leave of absence as is described in Section 1.421-7(h) of the Federal Income Tax Regulations or any lawful successor regulations thereto; provided, however, that the Committee may impose such terms and conditions with respect to such leaves as it deems proper as are consistent with such regulations.


         (f) Limitations on Grant of Stock Options. During the calendar year in which any Incentive Stock Options granted by the Company or any Subsidiary first become exercisable by any Optionee, the aggregate fair market value of the shares of Common Stock which are subject to such Incentive Stock Options (determined as of the date the Incentive Stock Options were granted) shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00). Options which are not designated as Incentive Stock Options shall not be subject to the limitation described in the preceding sentence but are subject to a separate limitation so that the number of shares with respect to which [Options] options may be granted to an Optionee in any five-year period will not exceed 750,000.


         (g) Prohibition of Alternative Options. It is intended that Employees may be granted, simultaneously or from time to time, Incentive Stock Options or other stock options, but no Employees shall be granted alternative rights in Incentive Stock Options and other stock options so as to prevent options granted as Incentive Stock Options under the Plan from qualifying as such within the meaning of Section 422 of the Code.

         (h) Waiver by Committee of Conditions Governing Exercise of Option. The Committee may, in its discretion, waive any restrictions or conditions set forth in an option agreement concerning an Optionee's right to exercise any option and/or the time and method of exercise.


     8. Stock Appreciation Rights. The Committee may provide, at the time of the grant of a stock option and upon such terms and conditions as it deems appropriate, that an Optionee shall have the right with respect to all or a portion of the options granted to him to elect to surrender such options in exchange for the consideration set forth in this Section 8 in lieu of exercising such options. Alternatively, the Committee may provide, at the time of the grant of a stock option and upon such terms and conditions as it deems appropriate, that an Optionee shall have the right with respect to all or a portion of the options granted to him to receive the consideration set forth in this Section 8 upon exercising such options in addition to any Common Shares purchased upon exercise thereof. Stock appreciation rights must be specifically granted by the Committee; provided, however, the Committee shall have no authority to grant stock appreciation rights except in connection with the grant of a stock option pursuant to the Plan, and no Optionee shall be entitled to such rights solely as a result of the grant of an option to him. Stock appreciation rights, if granted, may be exercised either with respect to all or a portion of the option to which they relate. Stock appreciation rights shall not be transferable separate from the option with respect to which they were granted [and], shall be subject to all of the restrictions on transfer applicable to the said options and, if the stock option to which they relate are transferred pursuant to Subsection 7(c) hereof, must be transferred simultaneously to the Transferee of the related option. Stock appreciation rights shall be exercisable only at such times and by such persons as are specified in the option agreement governing the stock option with respect to which the stock appreciation rights were




Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format granted. A stock appreciation right shall provide that an Optionee or Transferee shall have the right to receive a percentage, not greater than One Hundred Percent (100%), of the excess over the option price, if any, of the fair market value of the shares of Common Stock covered by the option, as determined by the Committee as of the date of exercise of the stock appreciation right, in the manner provided for herein. Such amount shall be payable in one or more of the following manners, as shall be determined by the Committee;


         (a)  in cash;

         (b) in shares of Common Stock having a fair market value equal to such amount; or

         (c)  in a combination of cash and Common Stock.

If payment is made in whole or in part in shares of Common Stock, such payment shall thereby reduce the number of shares available for the grant of options under this Plan.


     In no event may any Optionee or Transferee exercise any stock appreciation rights granted hereunder unless such [Optionee] person is then permitted to exercise the option or the portion thereof with respect to which such stock appreciation rights relate. If the option agreement [with the Optionee] provides that exercise of the stock appreciation right shall be in lieu of exercise of the option, then (i) upon the exercise of any stock appreciation rights, the option or that portion thereof to which the stock appreciation rights relate shall be cancelled, and (ii) upon the exercise of the option or that portion thereof to which the stock appreciation rights relate, the stock appreciation rights shall be cancelled, and the option agreement governing such option shall be deemed amended as appropriate without any further action by the Committee [or the Optionee]. If the option agreement [with the Optionee] provides that exercise of the stock appreciation right shall be in addition to exercise of the option, then (i) upon the exercise of any stock appreciation rights, the option or that portion thereof to which the stock appreciation rights relate shall be deemed exercised and (ii) upon the exercise of the option, the stock appreciation rights corresponding thereto shall be deemed exercised to the extent the option is exercised. The terms of any stock appreciation rights granted hereunder shall be incorporated into the option agreement which governs the option with respect to which the stock appreciation rights are granted, and shall be such terms as the Committee shall prescribe which are not inconsistent with this Plan. The granting of an option or stock appreciation right shall impose no obligation upon the Optionee or Transferee to exercise such option or right. The Company's obligation to satisfy stock appreciation rights shall not be funded or secured in any manner.

     9. Investment Representation, Approvals and Listing. The Committee may condition its grant of any option hereunder upon receipt of an investment representation from the [Optionee] person exercising the option which shall be substantially similar to the following:

              ["Optionee] "The undersigned agrees that any shares of [Class A] Common Stock of Scott Technologies, Inc. which [Optionee] the undersigned may acquire by virtue of the exercise of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of [Class A] Common Stock of Scott Technologies, Inc. which are subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event Scott Technologies, Inc. is otherwise satisfied that the offer or sale of the shares of [Class A] Common Stock which are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended."








Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format

The Company shall not be required to issue any certificates for shares of Common Stock upon the exercise of an option or a stock appreciation right granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares of Common Stock to listing on any national securities exchange on which the shares of Common Stock may be listed,
(iii) completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable, and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

     10. General Provisions.

         (a) Option Agreements Need Not Be Identical. The form and substance of option agreements and grants of stock appreciation rights, whether granted at the same or different times, need not be identical.

         (b) No Right To Be Employed, Etc. Nothing in the Plan or in any option agreement shall confer upon any Optionee any right to continue in the employ of the Company or a Subsidiary, or to serve as a member of the Board, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit either the right of the Company or a Subsidiary to terminate his or her employment at any time or the right of the stockholders of the Company to remove him or her as a member of the Board with or without cause.


         (c) Optionee Does Not Have Rights Of Stockholder. Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee or Transferee to any rights of a stockholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such [Optionee] person pursuant to the exercise of an option or stock appreciation right.


         (d) Successors In Interest. The Plan shall be binding upon the successors and assigns of the Company.

         (e) No Liability Upon Distribution Of Shares. The liability of the Company under the Plan and any distribution of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state, or local tax authority and/or any securities regulatory authority.

         (f) Taxes. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of shares of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

         (g) Use Of Proceeds. The cash proceeds received by the Company from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes, or in such other manner as the Board of Directors deems appropriate.









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enclosed in brackets "[" and "]" in the electronic format

         (h) Expenses. The expenses of administering the Plan shall be home by the Company.

         (i) Captions. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

         (j) Number. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

         (k) Gender. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

     11. Amendments [to the Plan and Option]. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of the Company's stockholders, shall any action of the Committee or the Board result in:

         (a) Amending, modifying or altering the eligibility requirements provided in Section 5 hereof-,

         (b) Increasing or decreasing, except as provided in Section 6 hereof, the maximum number of shares for which options may be granted;

         (c) Decreasing the minimum option price per share at which options may be granted under the Plan, as provided in Section 7(a) hereof;

         (d) Extending either the maximum period during which an option is exercisable as provided in Section 7(b) hereof or the date on which the Plan shall terminate as provided in Section 12 hereof;

         (e)  Changing the requirements relating to the Committee; or

         (f) Making any other change which would cause any option granted under the Plan as an Incentive Stock Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code;


except as necessary to conform the Plan and the option agreements to changes in the Code or other governing law. No option may be granted during any suspension of this Plan or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionee's consent, alter or impair any of the rights or obligations under an option theretofore granted to such Optionee under this Plan except that the Committee may rescind an option granted after December 15, 1998 to an Optionee to the extent necessary for the Company to use the pooling-of-interests method of accounting to account for a business combination. No such rescission shall take effect unless the Optionee is provided a written opinion from the Company's independent accountants to the effect that such rescission is necessary to obtain pooling-of-interests accounting and specifying the extent to which his option must be rescinded.


     12. Termination of the Plan. The Plan shall terminate on October 19, 2004, and thereafter no options shall be granted under the Plan. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of the Plan.








Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format

     13. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

     14. Venue. The venue of any claim brought hereunder by an Employee shall be Cleveland, Ohio.

     15. Changes in Governing Rules and Regulations. All references herein to the Code or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

                           [SCOTT TECHNOLOGIES LOGO]
                               FORMERLY KNOWN AS

                          [FIGGIE INTERNATIONAL LOGO]

                                  DETACH HERE
--------------------------------------------------------------------------------

                            SCOTT TECHNOLOGIES, INC.
[SCOTT TECHNOLOGIES LOGO]                     PROXY CARD/VOTING INSTRUCTION CARD

                   CLASS A COMMON STOCK/CLASS B COMMON STOCK
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
                 MEETING OF STOCKHOLDERS ON DECEMBER 15, 1998.

        YOUR VOTE IS IMPORTANT! A FAILURE TO VOTE IN PERSON OR BY RETURNING THIS PROXY CARD PROPERLY EXECUTED WILL HAVE THE EFFECT OF A VOTE AGAINST PROPOSALS 1, 2 AND 4. PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.


   P    The undersigned hereby appoints William Sickman, Debra Kackley and
   R    Mark Kirk, and each of them, proxies, with full power of
   O    substitution to appear on behalf of the undersigned and to vote all
   X    shares of Class A Common Stock and Class B Common Stock of the
   Y undersigned at the Special Meeting of Stockholders to be held at the executive office of Scott Technologies, Inc., 5875 Landerbrook Drive, Mayfield Heights, Ohio, on Tuesday, December 15, 1998, at 1:00 p.m. local time, and at any adjournment thereof, upon all Proposals described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

        The proxies will vote "FOR" amendments to the Amended and Restated Certificate of Incorporation (the "Charter") to effect the Restructuring Plan and thereby reclassify and convert each share of Class A Common Stock and Class B Common Stock as and into one share of new "Common Stock," "FOR" amendments to the Charter to eliminate the voting limitations imposed upon a Substantial Stockholder (as defined in the Charter), "FOR" an amendment to the Corporation's Bylaws to lengthen the notice period for the nomination of directors by stockholders, "FOR" amendments to the Charter to delete certain unnecessary provisions regarding preference stock and the terms of convertible and redeemable stock, and "FOR" amendments to the Scott Technologies, Inc. Key Employees' Stock Option Plan to increase the number of shares authorized for issuance and to revise certain other provisions, if the applicable box on this proxy card is not marked.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
                                    PROPOSALS.

        1. Approval of amendments to Article Fourth of the Charter to effect the Restructuring Plan and thereby reclassify and convert each share of Class A Common Stock and Class B Common Stock as and into one share of new "Common Stock," and to restate the Charter to reflect the foregoing amendments.
                                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

        2. Approval of amendments to Article Sixth of the Charter to eliminate the voting limitations imposed upon a Substantial Stockholder, and to restate the Charter to reflect the foregoing amendments.
                                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

        3. Approval of an amendment to Section 2 of Article 2 of the Bylaws to lengthen the notice period for the nomination of directors by stockholders.
                                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

        4. Approval of amendments to Article Fourth of the Charter to delete certain unnecessary provisions regarding preference stock and the terms of convertible and redeemable stock, and to restate the Charter to reflect the foregoing amendments.
                                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

        5. Approval of amendments to the Scott Technologies, Inc. Key Employees' Stock Option Plan to increase the number of shares authorized for issuance and to revise certain other provisions.
                                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

                           (Continued and to be signed on the reverse side)

                                  DETACH HERE
--------------------------------------------------------------------------------

                         (Continued from reverse side)

        THE ADOPTION OF PROPOSAL 2 (ELIMINATION OF THE SUBSTANTIAL STOCKHOLDER PROVISION) IS CONDITIONED UPON THE ADOPTION OF PROPOSAL 1 (THE RESTRUCTURING PLAN). ACCORDINGLY, IF THE STOCKHOLDERS DO NOT APPROVE PROPOSAL 1, THE SUBSTANTIAL STOCKHOLDER PROVISION WILL NOT BE ELIMINATED, EVEN IF THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2.

                                                 DATE:_______________ , 1998


                                                 ---------------------------
                                                          Signature

                                                 ---------------------------
                                                 Signature (if jointly held)

                                                 Please sign and return this
                                                 Proxy Card so that your
                                                 shares can be represented
                                                 at the meeting. If signing
                                                 for a corporation or
                                                 partnership or as agent,
                                                 attorney or fiduciary,
                                                 indicate the capacity in
                                                 which you are signing. If
                                                 you do attend the meeting
                                                 and decide to vote by
                                                 ballot, such vote will
                                                 supersede this proxy.


                               [] MARK HERE IF YOU PLAN TO ATTEND THE MEETING.


                               [] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.

           PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID
                             ENVELOPE OR OTHERWISE TO
         P.O. BOX 92301, CLEVELAND, OH 44197-1200, SO THAT YOUR SHARES CAN
                          BE REPRESENTED AT THE MEETING.

                           [SCOTT TECHNOLOGIES LOGO]
                               FORMERLY KNOWN AS

                          [FIGGIE INTERNATIONAL LOGO]

         THE PINK STRIPED CARD IS FOR YOUR SHARES HELD IN THE 401K/ESOP
                         (EMPLOYEE STOCK OPTION PLAN).

                                  DETACH HERE
--------------------------------------------------------------------------------

                            SCOTT TECHNOLOGIES, INC.
[SCOTT TECHNOLOGIES LOGO]                     PROXY CARD/VOTING INSTRUCTION CARD

                   CLASS A COMMON STOCK/CLASS B COMMON STOCK
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
                 MEETING OF STOCKHOLDERS ON DECEMBER 15, 1998.

        YOUR VOTE IS IMPORTANT! A FAILURE TO VOTE IN PERSON OR BY RETURNING THIS PROXY CARD PROPERLY EXECUTED WILL HAVE THE EFFECT OF A VOTE AGAINST PROPOSALS 1, 2 AND 4. PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.


   P    The undersigned hereby appoints William Sickman, Debra Kackley and
   R    Mark Kirk, and each of them, proxies, with full power of
   O    substitution to appear on behalf of the undersigned and to vote all
   X    shares of Class A Common Stock and Class B Common Stock of the
   Y undersigned at the Special Meeting of Stockholders to be held at the executive office of Scott Technologies, Inc., 5875 Landerbrook Drive, Mayfield Heights, Ohio, on Tuesday, December 15, 1998, at 1:00 p.m. local time, and at any adjournment thereof, upon all Proposals described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

        The proxies will vote "FOR" amendments to the Amended and Restated Certificate of Incorporation (the "Charter") to effect the Restructuring Plan and thereby reclassify and convert each share of Class A Common Stock and Class B Common Stock as and into one share of new "Common Stock," "FOR" amendments to the Charter to eliminate the voting limitations imposed upon a Substantial Stockholder (as defined in the Charter), "FOR" an amendment to the Corporation's Bylaws to lengthen the notice period for the nomination of directors by stockholders, "FOR" amendments to the Charter to delete certain unnecessary provisions regarding preference stock and the terms of convertible and redeemable stock, and "FOR" amendments to the Scott Technologies, Inc. Key Employees' Stock Option Plan to increase the number of shares authorized for issuance and to revise certain other provisions, if the applicable box on this proxy card is not marked.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
                                    PROPOSALS.

        1. Approval of amendments to Article Fourth of the Charter to effect the Restructuring Plan and thereby reclassify and convert each share of Class A Common Stock and Class B Common Stock as and into one share of new "Common Stock," and to restate the Charter to reflect the foregoing amendments.
                                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

        2. Approval of amendments to Article Sixth of the Charter to eliminate the voting limitations imposed upon a Substantial Stockholder, and to restate the Charter to reflect the foregoing amendments.
                                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

        3. Approval of an amendment to Section 2 of Article 2 of the Bylaws to lengthen the notice period for the nomination of directors by stockholders.
                                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

        4. Approval of amendments to Article Fourth of the Charter to delete certain unnecessary provisions regarding preference stock and the terms of convertible and redeemable stock, and to restate the Charter to reflect the foregoing amendments.
                                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

        5. Approval of amendments to the Scott Technologies, Inc. Key Employees' Stock Option Plan to increase the number of shares authorized for issuance and to revise certain other provisions.
                                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

                           (Continued and to be signed on the reverse side)

                                  DETACH HERE
--------------------------------------------------------------------------------

                         (Continued from reverse side)

        THE ADOPTION OF PROPOSAL 2 (ELIMINATION OF THE SUBSTANTIAL STOCKHOLDER PROVISION) IS CONDITIONED UPON THE ADOPTION OF PROPOSAL 1 (THE RESTRUCTURING PLAN). ACCORDINGLY, IF THE STOCKHOLDERS DO NOT APPROVE PROPOSAL 1, THE SUBSTANTIAL STOCKHOLDER PROVISION WILL NOT BE ELIMINATED, EVEN IF THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2.

                                                 DATE:_______________ , 1998


                                                 ---------------------------
                                                          Signature

                                                 ---------------------------
                                                 Signature (if jointly held)

                                                 Please sign and return this
                                                 Proxy Card so that your
                                                 shares can be represented
                                                 at the meeting. If signing
                                                 for a corporation or
                                                 partnership or as agent,
                                                 attorney or fiduciary,
                                                 indicate the capacity in
                                                 which you are signing. If
                                                 you do attend the meeting
                                                 and decide to vote by
                                                 ballot, such vote will
                                                 supersede this proxy.


                               [] MARK HERE IF YOU PLAN TO ATTEND THE MEETING.


                               [] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.

           PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID
                             ENVELOPE OR OTHERWISE TO
         P.O. BOX 92301, CLEVELAND, OH 44197-1200, SO THAT YOUR SHARES CAN
                          BE REPRESENTED AT THE MEETING.